                         MASTER RESTRUCTURING AGREEMENT

                                      AMONG

                             BAR TECHNOLOGIES INC.,
                            RES HOLDING CORPORATION,
                        REPUBLIC ENGINEERED STEELS, INC.,
           BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P.,
                  BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P.,
                BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.,
                        THE VERITAS CAPITAL FUND, L.P. ,
                              HVR HOLDINGS, L.L.C.,
                                USX CORPORATION,
                                KOBE STEEL, LTD.,
                               KOBE DELAWARE INC.,
                        USS LORAIN HOLDING COMPANY, INC.,
                             USX RTI HOLDINGS, INC.,
                                KOBE/LORAIN INC.,
                            KOBE RTI HOLDINGS, INC.,
               REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC,
                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC,
                          LORAIN TUBULAR COMPANY, LLC,

                                       AND

                             USS/KOBE STEEL COMPANY

                                   DATED AS OF

                                 AUGUST 13, 1999




                         MASTER RESTRUCTURING AGREEMENT

                                TABLE OF CONTENTS

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                                    SECTION 1

DEFINITIONS.......................................................................................................2
         1.1      Certain Definitions.............................................................................2

                                    SECTION 2
ACTIONS PRIOR TO CLOSING.........................................................................................18
         2.1      State Lender Consents..........................................................................18
         2.2      Labor Agreements...............................................................................19
         2.3      [intentionally omitted]........................................................................19
         2.4      RTI PBGC Agreement.............................................................................19
         2.5      RTI Credit Facility............................................................................19
         2.6      RTI High Yield Offering........................................................................19
         2.7      Termination of Marketing Joint Venture.........................................................20
         2.8      Termination of Certain Agreements; Certain Payables............................................20

                                    SECTION 3
CORPORATE RESTRUCTURING AT CLOSING...............................................................................21
         3.1      Spinoff of USS/Kobe Tubular Assets and Liabilities.............................................21
         3.2      Formation of RTI Opco, RTI Holdings and N&T, LLC...............................................24
         3.3      Merger of BarTech Merger Subsidiary With and Into RES Holding..................................24
         3.4      Merger of Nimishillen & Tuscarawas Railway Company.............................................24
         3.5      Merger of RESI.................................................................................25
         3.6      Conveyance of RTI Opco Interests to RTI Holdings...............................................25
         3.7      Liquidation and Merger of Certain BarTech Subsidiaries.........................................25
         3.8      Transfer of BarTech Assets and Liabilities to RTI Opco.........................................25
         3.9      Contributions to Capital of USS/Kobe; Merger of USS/Kobe Bar Business into
                  RTI Opco.......................................................................................26

                                    SECTION 4
REFINANCING TRANSACTIONS AT CLOSING..............................................................................27
         4.1      Closing of RTI High Yield Offering; Borrowing Under RTI Credit Facility;
                  Equity Contributions...........................................................................27
         4.2      Repayment of RES Holding Credit Facility.......................................................28
         4.3      Repayment of BarTech Senior Secured Notes, BarTech Credit Facility and
                  Refinanced BarTech State and Bethlehem Debt....................................................28
         4.4      Repayment of RESI Credit Facility and RESI Bridge Facility.....................................29
         4.5      Repayment of USS/Kobe Senior Notes and USS/Kobe Credit Facility................................29
         4.6      Issuance of BarTech RTI High Yield Warrants in Connection with RTI High
                  Yield Offering.................................................................................29

                                      -i-
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         4.7      No Priority in Debt Payment....................................................................29

                                    SECTION 5
THE CLOSING......................................................................................................29
         5.1      Closing........................................................................................29
         5.2      Closing Obligations............................................................................30

                                    SECTION 6
REPRESENTATIONS AND WARRANTIES REGARDING USS/KOBE................................................................31
         6.1      Organization and Good Standing.................................................................31
         6.2      Authority; No Conflict; Consents...............................................................33
         6.3      Capitalization.................................................................................34
         6.4      Financial Statements...........................................................................34
         6.5      [intentionally omitted]........................................................................35
         6.6      Title to Properties; Encumbrances..............................................................35
         6.7      [intentionally omitted]........................................................................36
         6.8      Taxes..........................................................................................36
         6.9      No Material Adverse Change.....................................................................37
         6.10     Employee Benefits..............................................................................37
         6.11     Compliance with Legal Requirements; Governmental Authorizations................................39
         6.12     Legal Proceedings; Orders......................................................................39
         6.13     Contracts; No Defaults.........................................................................39
         6.14     Environmental Matters..........................................................................40
         6.15     Labor Relations; Compliance....................................................................41
         6.16     Intellectual Property..........................................................................42
         6.17     Brokers or Finders.............................................................................43

                                    SECTION 7
                              REPRESENTATIONS AND WARRANTIES OF
                             BARTECH AND REGARDING THE BV PARTIES................................................43
         7.1      Organization and Good Standing.................................................................43
         7.2      Authority; No Conflict; Consents...............................................................44
         7.3      Capitalization.................................................................................45
         7.4      Financial Statements...........................................................................46
         7.5      [intentionally omitted]........................................................................46
         7.6      Title to Properties; Encumbrances..............................................................46
         7.7      [intentionally omitted]........................................................................47
         7.8      Taxes..........................................................................................47
         7.9      No Material Adverse Change.....................................................................48
         7.10     Employee Benefits..............................................................................48
         7.11     Compliance with Legal Requirements; Governmental Authorizations................................49
         7.12     Legal Proceedings; Orders......................................................................49
         7.13     Contracts; No Defaults.........................................................................50
         7.14     Environmental Matters..........................................................................50
         7.15     Labor Relations; Compliance....................................................................51
         7.16     Intellectual Property..........................................................................52
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                                      -ii-
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         7.17     Brokers or Finders.............................................................................53
         7.18     BarTech Public Filings.........................................................................53
         7.19     Other Matters..................................................................................53

                                    SECTION 8
REPRESENTATIONS AND WARRANTIES OF RES HOLDING....................................................................53
         8.1      Organization and Good Standing.................................................................53
         8.2      Authority; No Conflict; Consents...............................................................54
         8.3      Capitalization.................................................................................55
         8.4      Financial Statements...........................................................................56
         8.5      [intentionally omitted]........................................................................56
         8.6      Title to Properties; Encumbrances..............................................................56
         8.7      [intentionally omitted]........................................................................57
         8.8      Taxes..........................................................................................57
         8.9      No Material Adverse Change.....................................................................58
         8.10     Employee Benefits..............................................................................58
         8.11     Compliance with Legal Requirements; Governmental Authorizations................................59
         8.12     Legal Proceedings; Orders......................................................................60
         8.13     Contracts; No Defaults.........................................................................60
         8.14     Environmental Matters. ........................................................................61
         8.15     Labor Relations; Compliance....................................................................62
         8.16     Intellectual Property..........................................................................62
         8.17     Brokers or Finders.............................................................................63
         8.18     RESI Public Filings............................................................................63

                                    SECTION 9
[intentionally omitted]..........................................................................................63

                                   SECTION 10
COVENANTS........................................................................................................64
         10.1     Access and Investigation.......................................................................64
         10.2     Operation of the Business of BarTech, RES Holding and USS/Kobe.................................65
         10.3     Notification...................................................................................67
         10.4     No Negotiation.................................................................................67
         10.5     Commercially Reasonable Best Efforts...........................................................68
         10.6     Confidentiality................................................................................68
         10.7     Tubular Business Excluded......................................................................69
         10.8     Use of Names...................................................................................69
         10.9     Non-Competition and Non-Solicitation...........................................................70
         10.10    Assignment of Rights to RTI Opco...............................................................71

                                   SECTION 11
EMPLOYMENT COVENANTS.............................................................................................72
         11.1     USS/Kobe Employee Benefits and Pension Plans...................................................72
         11.2     Transfer of BarTech Employees..................................................................79
         11.3     Transfer Rights of Certain Employees...........................................................79

                                     -iii-

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                                   SECTION 12
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CLOSE...................................................80
         12.1     No Prohibition; No Opposition..................................................................80
         12.2     Consents.......................................................................................81
         12.3     Contemplated Transactions......................................................................81
         12.4     RTI Financing..................................................................................81
         12.5     Labor Agreements and Consents..................................................................81
         12.6     RTI PBGC Agreement.............................................................................81

                                   SECTION 13
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE USX/KOBE PARTIES TO
CLOSE............................................................................................................81
         13.1     Accuracy of Representations....................................................................81
         13.2     Performance of Covenants.......................................................................82
         13.3     Equity Contributions...........................................................................82

                                   SECTION 14
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BARTECH TO CLOSE......................................................82
         14.1     Accuracy of Representations....................................................................82
         14.2     Performance of Covenants.......................................................................83
         14.3     Tubular Spinoff................................................................................83
         14.4     Equity Contributions...........................................................................83

                                   SECTION 15
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE REPUBLIC PARTIES AND
THE BV PARTIES TO CLOSE..........................................................................................83
         15.1     Accuracy of Representations....................................................................83
         15.2     Performance of Covenants.......................................................................83
         15.3     Tubular Spinoff................................................................................84
         15.4     Equity Contributions...........................................................................84

                                   SECTION 16
[intentionally omitted]..........................................................................................84

                                   SECTION 17
TERMINATION......................................................................................................84
         17.1     Termination Events.............................................................................84
         17.2     Termination Events.............................................................................85

                                   SECTION 18
INDEMNIFICATION; REMEDIES........................................................................................85
         18.1     Representations; Survival......................................................................85
         18.2     Indemnification With Respect to Breaches by the USX/Kobe Parties...............................86
         18.3     Indemnification With Respect to Breaches by the BV Parties, BarTech and the
                  Republic Parties...............................................................................86
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                                      -iv-

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         18.4     [intentionally omitted]........................................................................87
         18.5     Indemnification With Respect to USS/Kobe Tubular Liabilities, USS/Kobe Bar
                  Liabilities and BarTech and Republic Liabilities...............................................87
         18.6     Indemnification with respect to Taxes and Unrelated Liabilities of USX Holdings
                  USX RTI Holdings, Kobe Holdings and Kobe RTI Holdings..........................................88
         18.7     Minimum Damage Requirement.....................................................................88
         18.8     Procedure for Indemnification - Third Party Claims.............................................89
         18.9     Procedure for Indemnification - Other Claims...................................................90
         18.10    Exclusive Remedy; Specific Performance.........................................................90
         18.11    Payment in RTI Holdings Common Units or RTI Common Stock.......................................90

                                   SECTION 19
GENERAL PROVISIONS...............................................................................................96
         19.1     Expenses.......................................................................................96
         19.2     Public Announcements...........................................................................97
         19.3     Notices........................................................................................97
         19.4     Further Assurances.............................................................................99
         19.5     Stockholder Consent............................................................................99
         19.6     Waiver........................................................................................100
         19.7     Entire Agreement and Modification.............................................................100
         19.8     Assignments, Successors and No Third Party Rights.............................................100
         19.9     Severability..................................................................................101
         19.10    Section Headings, Construction................................................................101
         19.11    Governing Law.................................................................................101
         19.12    Counterparts..................................................................................101

EXHIBITS

Exhibit A     BarTech Assignment and Assumption Agreement
Exhibit B     Bloom Caster Consent and Assumption Agreement
Exhibit C     B&L Merger Agreement
Exhibit D     Coke Supply Agreement
Exhibit E     Continuing USS/Kobe State Debt Participation Agreement
Exhibit F     Equityholders Agreement
Exhibit G     N&T Merger Agreement
Exhibit H     New Kobe-RTI Opco Agreements
Exhibit I     Pellet Supply Agreement
Exhibit J     RES Holding Assignment and Assumption Agreement
Exhibit K     RES Holding Merger Agreement
Exhibit L     RESI Merger Agreement
Exhibit M     Round Supply Agreement
Exhibit N     RTI Holdings LLC Agreement
Exhibit O     RTI Opco LLC Agreement
Exhibit P     RTI-USX Payables Agreement
Exhibit Q     Safe-Harbor Lease Matters Agreement
Exhibit R     Transactional and Monitoring Fee Agreement
Exhibit S     Transition, Administrative and Utilities Services Agreement
Exhibit T     Tubular Assignment and Assumption Agreement
Exhibit U     USS/Kobe Merger Agreement
Exhibit V     USX Environmental Indemnity Agreement
Exhibit W     Sources and Uses

                         MASTER RESTRUCTURING AGREEMENT

         This Master Restructuring Agreement is entered into as of August 13, 1999, by and among Bar Technologies Inc., a Delaware corporation being renamed "Republic Technologies International, Inc." in connection with the transactions contemplated hereby ("BarTech"), RES Holding Corporation, a Delaware corporation ("RES Holding"), Republic Engineered Steels, Inc., a Delaware corporation ("RESI" and, together with RES Holding, the "Republic Parties"), Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCPII"), Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership ("BOCPII"), Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIPII"), The Veritas Capital Fund, L.P., a Delaware limited partnership ("VCP"), HVR Holdings, L.L.C., a Delaware limited liability company ("HVR" and, together with BCP II, BOCP II, BFIP II and Veritas, the "BV Parties"), USX Corporation, a Delaware corporation ("USX"), Kobe Steel, Ltd., a Japanese corporation ("Kobe"), Kobe Delaware Inc., a Delaware corporation ("Kobe Delaware"), USS Lorain Holding Company, Inc., an Ohio corporation ("USX Holdings"), USX RTI Holdings, Inc., a Delaware corporation ("USX RTI Holdings"), Kobe/Lorain Inc., an Ohio corporation ("Kobe Holdings"), Kobe RTI Holdings, Inc. ("Kobe RTI Holdings"), USS/Kobe Steel Company, an Ohio general partnership ("USS/Kobe" and, together with USX, Kobe, Kobe Delaware, USX Holdings, USX RTI Holdings, Kobe Holdings and Kobe RTI Holdings, the "USX/Kobe Parties"), Republic Technologies International Holdings, LLC, a Delaware limited liability company, Republic Technologies International, LLC, a Delaware limited liability company, and Lorain Tubular Company, LLC, a Delaware limited liability company.


                                   BACKGROUND

         BCPII, BOCPII and BFIPII (together, "Blackstone") and VCP, Veritas Capital, L.L.C., KDJ, L.L.C. and BRW Steel Holdings II, L.P. (together, "Veritas") collectively hold controlling interests in BarTech and RES Holding, each of which is engaged in the manufacturing, finishing, processing and distributing of special bar quality and other products classified as high-quality steel or alloy bars (the "Bar Business"). USX Holdings and Kobe Holdings equally hold all the partnership interests in USS/Kobe, which is also engaged in the Bar Business, as well as in the manufacturing, finishing, processing and distributing of products classified as high-quality steel or alloy tubes (the "Tubular Business").

         Blackstone, Veritas, USX and Kobe have each determined that it would be beneficial to each of them respectively to combine all the operating assets of BarTech and RES Holding and the operating assets of the USS/Kobe Bar Business (as defined below) into RTI Opco (as defined below). Such combination will include the refinancing of certain existing indebtedness of BarTech, the Republic Parties and USS/Kobe, the purchase of additional shares of capital stock of BarTech by Blackstone, VCP, FirstEnergy Services Corp., an Ohio corporation ("FirstEnergy"), Sumitomo Corporation of America, a New York corporation ("Sumitomo"), Triumph Capital Investors II, L.P. and TCI-II Investors, L.P., each a Delaware limited partnership (collectively, "Triumph"), First Dominion Capital, L.L.C., a Delaware limited liability company ("First Dominion"), TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund III, L.P., each a Delaware limited partnership, and Shared Opportunity Capital Fund IIB, L.L.C. (collectively, "TCW"), the making of capital contributions to a subsidiary of BarTech by Subsidiaries of USX and Kobe, and the purchase of certain warrants from the Company by Chase Securities Inc., Donaldson Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens Inc., all as described in this Agreement.

         This Agreement sets forth the terms and conditions upon which the parties hereto agree that such combinations, refinancings and investments will occur.


                                    SECTION 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         1.1      Certain Definitions. As used in this Agreement:

         "Affiliate" - with respect to a specified Person, any other Person who, directly or indirectly controls, is controlled by, or is under common control with such specified Person; provided, however, that neither USX nor Kobe will be deemed to control BarTech, RTI Holdings or RTI Opco following the Closing for purposes of this definition. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" - this Agreement together with the Disclosure Letter.

         "BarTech and Republic Liabilities" - collectively, all of the liabilities and obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) of BarTech and its Subsidiaries (including without limitation RTI Holdings and RTI Opco) and of RES Holding and its Subsidiaries, whether arising before or after the Closing.

         "BarTech Assignment and Assumption Agreement" - the assignment and assumption agreement to be entered into between BarTech and RTI Opco at or prior to the Closing in accordance with Section 3.8, substantially in the form attached hereto as Exhibit A.

         "BarTech Credit Facility" - the Credit Agreement, dated as of April 2, 1996, amended and restated as of April 25, 1996, and further amended and restated as of September 5, 1997, among BarTech, Bliss & Laughlin, the financial institutions from time to time party thereto, The Chase Manhattan Bank as Administrative Agent and Collateral Agent, and The Chase Manhattan Bank Delaware as Fronting Bank.

         "BarTech Facilities" - any real property, leaseholds, or other interests in real property owned, leased or operated by BarTech or any of its Subsidiaries and any buildings, plants, structures, or fixtures owned, leased or operated by BarTech or any of its Subsidiaries.

         "BarTech Material Adverse Effect" - any material adverse effect on the business, prospects, properties, assets, financial condition, liabilities or results of operation of BarTech and its Subsidiaries, taken as a whole, other than any effects arising out of or resulting from changes affecting the economy generally or the steel industry generally.

         "BarTech Public Filings" - BarTech's most recent Form 10-K filed under the Exchange Act prior to the date hereof and any BarTech reports filed under the Exchange Act subsequent thereto and prior to the date hereof.

         "BarTech Senior Secured Notes" - BarTech's Senior Secured Notes due 2001, issued in an aggregate principal amount of $91,609,000.

         "BarTech's Knowledge" - BarTech will be deemed to have "Knowledge" of a particular fact or other matter only if any individual named in Section 1.1(a) of the Disclosure Letter has actual knowledge of such fact or other matter.

         "Bliss & Laughlin" - Bliss & Laughlin Steel Company, an Illinois corporation.

         "B&L Merger Agreement" - the merger agreement to be entered into among BarTech, Bliss & Laughlin and B&L, LLC at or prior to the Closing in accordance with Section 3.7, substantially in the form attached hereto as Exhibit B.

         "Bloom Caster Consent and Assumption Agreement" - the consent and assumption agreement to be entered into among Batus Retail Services, Inc., RTI Opco and USS/Kobe at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit C.

         "Closing Date" - the date and time as of which the Closing takes place.

         "Coke Supply Agreement" - the coke supply agreement to be entered into between RTI Opco and USX (with respect to its U.S. Steel Group unit) at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit D.

         "Common Stock" - shares of Common Stock, par value $.001 per share, of BarTech.

         "Consent" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" - all of the transactions contemplated by this Agreement, including without limitation the transactions occurring under the other Transaction Documents.

         "Continuing BarTech State Debt" - (i) $5,750,000 principal amount of
Section 108 Loans guaranteed by the Commonwealth of Pennsylvania (or subdivisions thereof), (ii) $10,006,772 principal amount of Economic Development Set-Aside Loans guaranteed by the Commonwealth of Pennsylvania (or subdivisions thereof), (iii) $690,000 principal amount of Community Development Block Grant Loans guaranteed by the Commonwealth of Pennsylvania (or subdivisions thereof),
(iv) $2,500,000 principal amount of Business Infrastructure Development Loans guaranteed by the Commonwealth of Pennsylvania (or subdivisions thereof) and (v) $3,600,000 principal amount of Georgia Industrial Revenue Bonds guaranteed by the State of Georgia (or subdivisions thereof).

         "Continuing RESI State Debt" - $73,900,000 principal amount of Solid Waste Revenue Bonds, 1994 Series and 1996 Series guaranteed by the State of Ohio (or subdivisions thereof).

         "Continuing USS/Kobe State Debt" - (i) $9,000,000 aggregate principal amount of State of Ohio Variable Rate Demand Environmental Improvement Revenue Bonds, Series 1984 (United States Steel Corporation Project) issued by the Ohio Water Development Authority, and (ii) $4,745,000 principal amount of the $10,160,000 aggregate principal amount of Ohio Air Quality Development Authority, Variable Rate Environmental Improvement Revenue Bonds
(USX Corporation Project) Refunding Series of 1995.

         "Continuing USS/Kobe State Debt Participation Agreement" - the participation agreement to be entered into among RTI Opco, USX and Kobe at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit E.

         "Contract" - any written agreement, contract, collective bargaining agreement, obligation, promise, or undertaking that is legally binding, including property leases, if applicable.

         "Controlled Group" - a controlled group of organizations within the meaning of IRC Sections 4.14(b), (c), (m) or (o).

         "Disclosure Letter" - the disclosure letter executed by BarTech, RES Holding, USX RTI Holdings and Kobe RTI Holdings concurrently with the execution and delivery of this Agreement.

         "Employee Benefit Plan" - as defined in Section 3(3) of ERISA.

         "Encumbrance" - any lien, mortgage, easement, servitude, right of way, charge, pledge, security interest, covenant, condition, restriction, or other encumbrance.

         "Environment" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, surface water sediments, ambient air, natural resources, plant and animal life, and any other environmental medium.

         "Environmental Law" - the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, Federal and State underground storage tank laws and regulations, all as amended, and any other Legal Requirements relating to the Environment or applicable to the storage, handling, transportation, release, remediation, removal, or disposal of Hazardous Materials in each case as they may relate to or affect the subject facilities, properties or assets or any substances, materials or wastes generated from the subject facilities, properties or assets.

         "Equity Contributions" - collectively, the transactions described in the first sentence of Section 3.9 and in Sections 4.1(b), 4.1(c) and 4.1(d).

         "Equityholders Agreement" - the amended and restated agreement among the equityholders of BarTech and RTI Holdings to be entered into at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit F.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Exchange Act" - the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "54 Code" - the Internal Revenue Code of 1954, as amended and as in effect immediately after the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

         "Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" - any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, provincial, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature or (d) other body exercising any statutory, administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

         "Hazardous Materials" - material, substance or waste that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic, or a pollutant or a contaminant, under or pursuant to any Environmental Law or any other material that could result in liability under or pursuant to any Environmental Law, including without limitation, petroleum and petroleum products, polychlorinated biphenyls, and asbestos-containing materials.

         "HSR Act" - Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulation promulgated thereunder.

         "Indemnified Person" - each of BarTech, USX RTI Holdings and Kobe RTI Holdings, as applicable, to the extent such Person is or may be entitled to indemnification pursuant to Section 18.

         "Intellectual Property" - all U.S. and foreign intellectual property, including without limitation (i)(a) patents, inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, whether or not patented or patentable; (b) copyrights and works of authorship in any media, including computer hardware, software, systems, databases, documentation and Internet site content; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos and trade dress; (d) trade secrets, know-how and show-how, drawings, blueprints and all confidential or proprietary information; and (ii) all registrations, applications and recordings related thereto.

         "Interim BarTech Balance Sheet" - the most recent balance sheet for BarTech included within the BarTech Financial Statements.

         "Interim RESI Balance Sheet" - the most recent balance sheet for RESI included within the RESI Financial Statements.

         "Interim USS/Kobe Balance Sheet" - the most recent balance sheet for the USS/Kobe Bar Business (giving effect to the Tubular Spinoff) included within the USS/Kobe Financial Statements.

         "IRC" - the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued pursuant to the Internal Revenue Code or any successor law.

         "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Kobe Technology Transfer Agreement" - the Second Kobe Technology Transfer Agreement, dated September 1, 1993 and amended as of September 1, 1997, between Kobe and USS/Kobe.

         "Legal Requirement" - any administrative or arbitrator's award or order, constitution, law, ordinance, principle of common law, permit, authorization, variance, regulation, rule, statute or requirement of any Governmental Body, including without limitation all federal, foreign, state and local laws related to Taxes, ERISA, Hazardous Materials and the Environment, zoning and land use, occupational safety and health, product quality and safety, employment and labor matters.

         "Lorain Works" - the Lorain works located in Lorain, Ohio.

         "Material Consents" - collectively, the consents disclosed in Section 6.2, Section 7.2 and Section 8.2 of the Disclosure Letter, the NewTube Labor Agreement Ratification and the RTI Labor Agreement Ratification.

         "Mergers" - the USX Holdings/Kobe Holdings-RTI Opco Merger, the RES Holding-BarTech Merger and the RESI-RTI Opco Merger, collectively.

         "N&T Merger Agreement" - the merger agreement to be entered into among RESI, RTI Opco, Nimishillen & Tuscarawas Railway Company and N&T, LLC at or prior to the Closing in accordance with Section 3.4, substantially in the form attached hereto as Exhibit G.

         "New Kobe-RTI Opco Agreements" - collectively, the New Technology Transfer Agreement, the New Technology License Agreement and the New Technology and Trademark License Agreement.

         "New Technology License Agreement" - the tire cord license agreement to be entered into between Kobe and RTI Opco at the Closing pursuant to Section 5.2, substantially in the form attached hereto as part of Exhibit H.

         "New Technology Transfer Agreement" - the technology transfer agreement to be entered into among Kobe Technologies Proprietary, Inc., Kobe and RTI Opco at the Closing pursuant to Section 5.2, substantially in the form attached hereto as part of Exhibit H.

         "New Technology and Trademark License Agreement" - the UHS trademark license agreement to be entered into among Kobe and RTI Opco at the Closing pursuant to Section 5.2, substantially in the form attached hereto as part of Exhibit H.

         "Order" - any award, decision, injunction, decree, stipulation, determination, writ, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the day-to-day operations of such Person.

         "Organizational Documents" - the constituent and organizational documents of a Person, as amended to date, and any organizational minutes or resolutions, including (but not restricted to) (a) with respect to a limited liability company, its certificate of formation and operating agreement, (b) with respect to a corporation, its articles or certificate of incorporation and its bylaws or documents of similar effects and (c) with respect to a general or limited partnership, its partnership agreement.

         "PBGC" - the Pension Benefit Guaranty Corporation.

         "Pellet Supply Agreement" - the pellet supply agreement is to be entered between RTI Opco and USX (with respect to its U.S. Steel Group unit) at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit I.

         "Permitted Encumbrances" - (a) liens for Taxes that are not yet due and payable, or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied, (b) mechanics', carriers', workers', repairmen's and similar Encumbrances imposed by Legal Requirements that have been incurred in the Ordinary Course of Business, (c) Encumbrances and other title defects, easements and encroachments including with respect to real property that do not materially impair the value, occupancy, or continued use of the asset to which they relate, (d) liens on bank deposits created in the Ordinary Course of Business and (e) zoning, entitlement, building and other land use Legal Requirements imposed by Governmental Bodies having jurisdiction over real property that are not violated by the current use and operation of such real property, except where such violation would not reasonably be expected to have a USS/Kobe Material Adverse Effect, BarTech Material Adverse Effect or RES Holding Material Adverse Effect, as applicable.

         "Person" - any individual, firm, unincorporated organization, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, cooperative marketing association, joint venture, estate, trust, association or other entity as well as any syndicate or group that would be deemed to be a person under Section 13(a)(3) of the Exchange Act.

         "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, any Governmental Body or arbitrator.

         "Refinanced BarTech State and Bethlehem Debt" - (i) $3,442,959 principal amount of Pennsylvania Industrial Development Authority Loans guaranteed by the Commonwealth of Pennsylvania (or subdivisions thereof), (ii) $6,490,636 principal amount of Sunny Day Loans guaranteed by the Commonwealth of Pennsylvania (or subdivisions thereof), (iii) $6,929,529 principal amount of Marine Midland Loans guaranteed by the State of New York (or subdivisions thereof), (iv) $428,571 principal amount of Erie County Loans guaranteed by the State of New York (or subdivisions thereof) and (v) $5,500,000 principal amount of subordinated loans from Bethlehem Steel Corporation, together with any Continuing BarTech State Debt for which the requisite State Debt Consents have not been obtained prior to the Closing.

         "Release" - any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

         "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Republic Parties' Knowledge" - the Republic Parties will be deemed to have "Knowledge" of a particular fact or other matter only if any individual named in Section 1.1(b) of the Disclosure Letter has actual knowledge of such fact or other matter.

         "RES Holding Assignment and Assumption Agreement" - the assignment and assumption agreement to be entered into among RES Holding, RTI Holdings and RTI Opco at or prior to the Closing in accordance with Section 3.6, substantially in the form attached hereto as Exhibit J.

         "RES Holding Credit Facility" - the Credit Agreement, dated as of September 8, 1998, among RES Holding, the financial institutions listed therein, The Chase Manhattan Bank as Administrative Agent and Collateral Agent, and DLJ Capital Funding, Inc. as Documentation Agent.

         "RES Holding Material Adverse Effect" - any material adverse effect on the business, prospects, properties, assets, financial condition, liabilities or results of operation of RES Holding and its Subsidiaries, taken as a whole, other than any effects arising out of or resulting from changes affecting the economy generally or the steel industry generally.

         "RES Holding Merger Agreement" - the merger agreement to be entered into among BarTech, BarTech Merger Subsidiary and RES Holding at or prior to the Closing in accordance with Section 3.3, substantially in the form attached hereto as Exhibit K.

         "RESI Bridge Facility" - the Credit Agreement, dated as of November 6, 1998, among RESI, the Guarantors named therein, the financial institutions listed therein, The Chase Manhattan Bank as Administrative Agent, Collateral Agent, Documentation Agent, Syndication Agent and as an Agent, and DLJ Bridge Finance, Inc. and BankBoston, N.A. as Agents.

         "RESI Credit Facility" - the Second Amended and Restated Revolving Credit Agreement, dated as of April 25, 1997, among RESI, BankBoston, N.A., the other lending institutions listed on Schedule I thereto and Congress Financial Corporation (New England), and BankBoston, N.A. as agent for itself and such other lending institutions.

         "RESI Facilities" - any real property, leaseholds, or other interests in real property owned, leased or operated by RES Holding or any of its Subsidiaries and any buildings, plants, structures, or fixtures owned, leased or operated by RES Holding or any of its Subsidiaries.

         "RESI Merger Agreement" - the merger agreement to be entered into among RES Holding, RESI and RTI Opco at or prior to the Closing in accordance with
Section 3.5, substantially in the form attached hereto as Exhibit L.

         "RESI Public Filings" - RESI's most recent Form 10-K filed under the Exchange Act prior to the date hereof and any RESI reports filed under the Exchange Act subsequent thereto and prior to the date hereof.

         "Round Supply Agreement" - the round supply agreement to be entered into among RTI Opco, NewTube and USX (with respect to its U.S. Steel Group unit) at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit M.

         "RTI Holdings LLC Agreement" - the limited liability company agreement of RTI Holdings to be entered into among RTI Holdings, BarTech, RES Holding, USX RTI Holdings and Kobe RTI Holdings at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit N.

         "RTI Holdings Series A Preferred Units" - Class A Units of RTI Holdings (as defined in the RTI Holdings LLC Agreement).

         "RTI Holdings Series C Preferred Units" - Class C Units of RTI Holdings (as defined in the RTI Holdings LLC Agreement).

         "RTI Holdings Common Units" - Class B Units of RTI Holdings (as defined in the RTI Holdings LLC Agreement).

         "RTI Holdings Units" - collectively, the RTI Holdings Common Units, RTI Holdings Series A Preferred Units and RTI Holdings Series C Preferred Units.

         "RTI Material Adverse Effect" - any material adverse effect on the business, prospects, properties, assets, financial condition, liabilities or results of operation of RTI Holdings and its Subsidiaries, taken as a whole after giving effect to the Contemplated Transactions, other than any effects arising out of or resulting from changes affecting the economy generally or the steel industry generally.

         "RTI Opco LLC Agreement" - the limited liability company agreement of RTI Opco to be entered into between RTI Holdings and RTI Opco at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit O.

         "RTI-USX Payables Agreement" - the agreement regarding certain USS/Kobe Bar Business Payables to be entered into between RTI Opco and USX at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit P.

         "Safe-Harbor Lease Agreements" - collectively, (i) the Safe-Harbor Leases, (ii) the USS/Kobe Formation Agreement, (iii) the Consent and Assumption Agreement among Batus Holdings, Inc., Batus Retail Services, Inc., Monessen, Inc., Sharon Specialty Steel, Inc., Sharon Steel Corporation and USS/Kobe Steel Company, dated as of June 24, 1993, and (iv) any other documents or agreements relating to the Safe-Harbor Leases.

         "Safe-Harbor Lease Matters Agreement" - the safe-harbor lease matters agreement to be entered into among RTI Holdings, USX, Kobe Newco, USS/Kobe and NewTube immediately prior to the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit Q.

         "Safe-Harbor Leases" - collectively, (i) the Safe Harbor Lease between Anacomp, Inc. and United States Steel Corporation, dated as of May 26, 1983,
(ii) the Safe Harbor Lease between Anacomp, Inc. and United States Steel Corporation, dated as of June 23, 1983, (iii) the Safe Harbor Lease between Beatrice Financial Services, Inc. and United States Steel Corporation, dated as of January 31, 1984, (iv) the Safe Harbor Lease between Stepan Chemical Company and United States Steel Corporation, dated as of November 21, 1983, (v) the Safe Harbor Lease between OMC Distributors, Inc. and United States Steel Corporation, dated as of September 15, 1983, (vi) the Safe Harbor Lease between Flightsafety International, Inc. and United States Steel Corporation, dated as of August 1, 1983, (vii) the Agreement between Marshall Field & Company and Wheeling-Pittsburgh Steel Corporation, dated as of September 8, 1983, and (viii) any other lease to which USS/Kobe was a party (whether by assumption or otherwise) at any time at or prior to the Closing pursuant to which elections have been made under
Section 168(f)(8) of the 54 Code.

         "Subscription Agreement" - the subscription agreement, dated as of August 10, 1999, among BarTech, FirstEnergy, Sumitomo, Triumph, First Dominion and TCW.

         "Subsidiaries" - with respect to any Person, any other Person (i) of which (or in which) such Person owns, directly or indirectly, 50% or more of the outstanding capital stock having ordinary voting power or voting interest to elect the Board of Directors or any equivalent body of such Person or (ii) otherwise controlled by such Person (irrespective of whether or not at the time capital stock of any other class or classes of such person will or might have voting power upon the occurrence of any contingency); provided that none of RES Holding or its Subsidiaries will be deemed to be Subsidiaries of BarTech for purposes of representations and warranties made hereunder.

         "Suspension Spring License Agreement" - the License and Technical Assistance Agreement, dated September 21, 1998, between Kobe and USS/Kobe.

         "Taxes" - all U.S. federal, state, local or foreign taxes, charges, fees, duties, levies or other assessments, including without limitation, net or gross income, gross receipts, net or gross proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, user, transfer, value-added, fuel, excess profits, occupational, employees' income withholding, unemployment and Social Security, alternative or add-on minimum, environmental and franchise taxes, including interest, penalties or additions to tax attributable to or imposed on or with respect to such taxes, which are imposed by any Governmental Body whether disputed or not.

         "Tax Return" - any return (including any information return), report, statement, schedule, notice, form, or other document or information, including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.

         "Tire Cord License Agreement" - the License and Technical Assistance Agreement, dated as of November 10, 1994, between Kobe and USS/Kobe.

         "Transactional and Monitoring Fee Agreement" - the transactional and monitoring fee agreement to be entered into among RTI Opco, Blackstone Management Partners II L.L.C., Veritas Capital Management, L.L.C., USX, Kobe Delaware and Kobe Steel USA Holdings, Inc. at the Closing in accordance with
Section 5.2, substantially in the form attached hereto as Exhibit R.

         "Transaction Documents" - this Agreement and, unless otherwise expressly provided herein, each of the other documents, agreements and instruments to be entered into pursuant hereto.

         "Transition, Administrative and Utilities Services Agreement" - the transition, administrative and utilities services agreement to be entered into between RTI Opco and NewTube at the Closing in accordance with Section 5.2, substantially in the form attached hereto as Exhibit S.

         "Tubular Assignment and Assumption Agreement" - the assignment and assumption agreement to be entered into between USS/Kobe and NewTube at or prior to the Closing in accordance with Section 3.1, substantially in the form attached hereto as Exhibit T.

         "UHS Trademark License Agreement" - the Trademark License Agreement, dated October 2, 1998, between Kobe and USS/Kobe.

         "USS/Kobe Bar Assets" - all of the facilities, properties and assets of USS/Kobe (including without limitation the USS/Kobe Bar Business Current Assets), other than the USS/Kobe Tubular Assets and the USS/Kobe Formation Agreement.

         "USS/Kobe Bar Business" - the Bar Business conducted by USS/Kobe as of the date hereof, together with any changes to such business prior to the Closing in compliance with the terms of this Agreement.

         "USS/Kobe Bar Liabilities" - all of the liabilities and obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), whether arising before or after the Closing (including without limitation the USS/Kobe Bar Business Payables), of USS/Kobe, USX Holdings or Kobe Holdings, other than the USS/Kobe Tubular Liabilities and the liabilities and obligations described in Section 18.6.

         "USS/Kobe Credit Facility" - the Credit Agreement, dated as of December 29, 1995, amended and restated as of February 26, 1999, as amended, among USS/Kobe, the financial institutions listed therein, and The Industrial Bank of Japan, Limited, New York Branch, as agent.

         "USS/Kobe Facilities" - any real property, leaseholds, or other interests in real property owned, leased or operated by USS/Kobe and any buildings, plants, structures, or fixtures owned, leased or operated by USS/Kobe.

          "USS/Kobe Formation Agreement" - the Composite Conformed Asset Purchase and Contribution Agreement among Kobe, Kobe Holdings, USX, USX Holdings and USS/Kobe, dated as of May 31, 1989, as the same has been amended through the date of this Agreement.

         "USS/Kobe Material Adverse Effect" - any material adverse effect on the business, prospects, properties, assets, financial condition, liabilities or results of operation of USX Holdings, Kobe Holdings and USS/Kobe (giving effect to the Tubular Spinoff), taken as a whole, other than any effects arising out of or resulting from changes affecting the economy generally or the steel industry generally.

         "USS/Kobe Merger Agreement" - the merger agreement to be entered into among USX, USX Holdings, USX RTI Holdings, Kobe Newco, Kobe Holdings, Kobe RTI Holdings, RTI Holdings, RTI Opco and USS/Kobe at or prior to the Closing in accordance with Section 3.9, substantially in the form attached hereto as Exhibit U.

         "USS/Kobe Senior Notes" - Senior Notes Series A due November 21, 2002, Series B due November 21, 2005 and Series C due November 21, 2010, issued in an aggregate principal amount of $115,000,000.

         "USS/Kobe Tubular Assets" - collectively, (i) those facilities, properties and assets of USS/Kobe identified as such in Section 6.6 or 6.13 of the Disclosure Letter (including without limitation the water treatment plant relating to the D-2 landfill); provided, however, that the parties agree that any items of material tangible personal property identified in Section 6.6 of the Disclosure Letter as being a USS/Kobe Tubular Asset that is in fact primarily related to the USS/Kobe Bar Business (and was thus so identified as a USS/Kobe Tubular Asset in error) will be reallocated to become a USS/Kobe Bar Asset following the Closing if identified by RTI Opco in writing to NewTube within thirty Business Days following the Closing, subject to NewTube's written approval with respect to each such item (not to be unreasonably withheld), (ii) the USS/Kobe Tubular Business Current Assets, (iii) all non-material tangible personal property not identified in clauses (i) or (ii) of this sentence that is located on parcel 1, parcel 2, parcel 3 or parcel 4 (as identified in Section
6.6 of the Disclosure Letter) in the Ordinary Course of Business, (iv) all non-material tangible personal property not identified in clauses (i), (ii) or
(iii) of this sentence that is primarily related to the USS/Kobe Tubular Business and is identified by NewTube in writing to RTI Opco within thirty Business Days days following the Closing, subject to RTI Opco's written approval with respect to each such item (not to be unreasonably withheld), and (v) the shares of capital stock of USS/Kobe International Sales Company.

         "USS/Kobe Tubular Business" - the Tubular Business conducted by USS/Kobe as of the date hereof, together with any changes to such business after the date hereof in compliance with the terms of this Agreement.

         "USS/Kobe Tubular Liabilities" - all liabilities and obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) to the extent arising under or relating to the USS/Kobe Tubular Business or the operation thereof, the USS/Kobe Tubular Assets or the Tubular Employees (whether arising before or after the Closing, and including without limitation all such liabilities of USS/Kobe, USX Holdings, Kobe Holdings and their Affiliates), including without limitation, all liabilities and obligations relating to (i) termination of any Tubular Employees on or prior to the Closing Date, (ii) any claim made by any Tubular Employee for severance pay arising prior to, upon, or following the Closing Date, (iii) any suit or claim of violation for failure of any USX/Kobe Party to satisfy any of its obligations under any collective bargaining agreement or other labor agreement with any labor organization (including without limitation the USWA) in connection with the Tubular Spinoff, (iv) any suit or claim of violation under WARN or any State law for any actions taken by the USX/Kobe Parties in connection with, on or prior to the Closing Date with regard to the Tubular Spinoff or any site of employment, facility, operating unit or employee of the USS/Kobe Tubular Business, (v) any violations of Environmental Laws with respect to, or release or existence of any Hazardous Materials at, any facility or property constituting a USS/Kobe Tubular Asset, or otherwise relating to the USS/Kobe Tubular Business (including without limitation those liabilities and obligations of NewTube described in section 8.6(d) of the Transition, Administrative and Utilities Services Agreement), (vi) those liabilities and obligations to be assumed by NewTube or retained by USX in accordance with Section 11.1 hereof, and (vii) the USS/Kobe Tubular Business Payables and all other obligations and liabilities of the USS/Kobe Tubular Business set forth on the USS/Kobe Tubular Business Closing Balance Sheet.

         "USWA" - United Steelworkers of America, AFL-CIO.

         "USX Environmental Indemnity Agreement" - the environmental indemnity agreement to be entered into among RTI Opco, NewTube and USX at the Closing in accordance with Section 5.2, substantially in the form attached hereto as
Exhibit V.

         "USX/Kobe Parties' Knowledge" - the USX/Kobe Parties will be deemed to have "Knowledge" of a particular fact or other matter only if any individual named in Section 1.1(c) of the Disclosure Letter has actual knowledge of such fact or other matter.


         1.2 Other Definitions. The following terms are defined in the Sections indicated

               Term                                               Section
               ----                                               -------
               Accrued Liability                             11.1(c)(iii)
               Aggregate Account Balances                    11.1(f)(iii)
               APBO                                               11.1(e)
               B&L, LLC                                               3.7
               Bar Business                                    Background
               BarTech                                       Introduction
               BarTech Asset Contribution                             3.8
               BarTech Financial Statements                           7.4
               BarTech Financing Warrants                             4.6
               BarTech IP                                         7.16(a)

               Term                                               Section
               ----                                               -------
               BarTech Merger Subsidiary                              3.3
               BarTech Plans                                      7.10(a)
               BCPII                                         Introduction
               BFIPII                                        Introduction
               Blackstone                                      Background
               Blackstone Equity Contribution                      4.1(b)
               BOCPII                                        Introduction
               BV Parties                                    Introduction
               Class D Common Stock                                   3.3
               Closing                                                5.1
               Current Actuary                                 11.1(d)(i)
               Current Record Keeper                         11.1(f)(iii)
               Damages                                               18.2
               Final Closing Balance Sheets                        3.1(d)
               First Dominion                                  Background
               First Dominion Equity Contribution                  4.1(c)
               FirstEnergy                                     Background
               FirstEnergy Equity Contribution                     4.1(c)
               First Transfer Amount                          11.1(f)(ii)
               First Transfer Date                            11.1(f)(ii)
               HVR                                           Introduction
               Infringe                                           6.16(b)
               Initial Transfer Amount                        11.1(d)(ii)
               Initial Transfer Date                          11.1(d)(ii)
               Kobe                                          Introduction
               Kobe Delaware                                 Introduction
               Kobe Equity Contribution                            4.1(b)
               Kobe Holdings                                 Introduction
               Kobe Newco                                          3.1(a)
               Kobe RTI Holdings                             Introduction
               Marked Inventory                                   10.8(b)
               N&T, LLC                                               3.2
               New Affiliate                                      10.9(a)
               NewTube                                             3.1(a)
               NewTube Labor Agreement                             2.2(a)
               Ratification
               NewTube Spinoff Plans                           11.1(d)(i)
               NewTube Spinoff Savings Plans                   11.1(f)(i)
               NewTube VEBA                                       11.1(e)

               Term                                               Section
               ----                                               -------
               Preliminary Closing Balance                         3.1(c)
               Sheets
               Purchased Warrants                                  4.1(d)
               Republic Parties                              Introduction
               RES Holding                                   Introduction
               RES Holding Asset Contribution                         3.6
               RES Holding-BarTech Merger                             3.3
               RESI                                          Introduction
               RESI Financial Statements                              8.4
               RESI IP                                            8.16(a)
               RESI Plans                                         8.10(a)
               RESI-RTI Merger                                        3.5
               Retained Names and Marks                           10.8(a)
               RTI Credit Facility                                    2.5
               RTI Debt and Equity Proceeds                        4.1(a)
               RTI High Yield Bonds                                   2.6
               RTI High Yield Offering                                2.6
               RTI Holdings                                           3.2
               RTI Labor Agreement                                 2.2(b)
               Ratification
               RTI Opco                                               3.2
               RTI PBGC Agreement                                     2.4
               Section 4044 Amount                             11.1(d)(i)
               Second Transfer Amount                         11.1(h)(ii)
               Second Transfer Date                           11.1(h)(ii)
               Sources and Uses                                       2.5
               State Debt Consents                                    2.1
               Sumitomo                                        Background
               Sumitomo Equity Contribution                        4.1(c)
               Terminated USS/Kobe Contracts                       2.8(a)
               Triumph                                         Background
               Triumph Equity Contribution                         4.1(c)
               True-Up Amount                                 11.1(d)(ii)
               True-Up Date                                   11.1(d)(ii)
               TCW                                             Background
               TCW Equity Contribution                             4.1(c)
               Tubular Business                                Background
               Tubular Employees                                  11.1(a)
               Tubular Non-Union Employees                        11.1(a)
               Tubular Spinoff                                     3.1(b)
               Tubular Union Employees                            11.1(a)

               Term                                               Section
               ----                                               -------
               USS/Kobe                                      Introduction
               USS/Kobe Bar Business Closing                       3.1(d)
               Balance Sheet
               USS/Kobe Bar Business Current                       3.1(c)
               Assets
               USS/Kobe Bar Business                               2.8(c)
               Payables
               USS/Kobe Financial Statements                          6.4
               USS/Kobe IP                                        6.16(a)
               USS/Kobe Pension Plans                          11.1(d)(i)
               USS/Kobe Plans                                     6.10(a)
               USS/Kobe Tubular Business                           3.1(d)
               Closing Balance Sheet
               USS/Kobe Tubular Business                           3.1(c)
               Current Assets
               USS/Kobe Tubular Business                           2.8(c)
               Payables
               USX Holdings/Kobe Holdings-                            3.9
               RTI Opco Merger
               USS/Kobe Savings Plans                          11.1(f)(i)
               USS/Kobe VEBA                                      11.1(e)
               USX Equity Contribution                             4.1(b)
               USX Holdings                                  Introduction
               USX/Kobe Parties                              Introduction
               USX RTI Holdings                              Introduction
               Valuation Date                                  11.1(d)(i)
               VCP                                           Introduction
               Veritas                                         Background
               Veritas Equity Contribution                         4.1(b)
               Warrant Equity Contribution                         4.1(d)


                                    SECTION 2

                            ACTIONS PRIOR TO CLOSING

         2.1 State Lender Consents. Each of BarTech and the Republic Parties will use commercially reasonable best efforts to obtain as promptly as practicable all necessary consents so that the Continuing BarTech State Debt and Continuing RESI State Debt, respectively, may remain outstanding following the Closing without resulting in a material violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy thereunder, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any of the foregoing (collectively, the "State Debt Consents").

         2.2      Labor Agreements.

                  (a) The USX/Kobe Parties will use commercially reasonable best efforts to obtain as promptly as practicable USWA member ratification of the new labor agreement previously negotiated with the USWA covering those union employees of USS/Kobe who will be employees of NewTube following the Closing, such ratification to be in the manner determined to be appropriate by the USWA (the "NewTube Labor Agreement Ratification").

                  (b) BarTech and RES Holding will use commercially reasonable best efforts to obtain as promptly as practicable USWA member ratification of the new labor agreement previously negotiated with the USWA covering those union employees of USS/Kobe who will be employees of RTI Opco or its Subsidiaries following the Closing, such ratification to be in the manner determined to be appropriate by the USWA (the "RTI Labor Agreement Ratification").

         2.3      [intentionally omitted]

         2.4 RTI PBGC Agreement. BarTech and the Republic Parties, in consultation with the USX/Kobe Parties, will use commercially reasonable best efforts as promptly as practicable to reach agreement with the PBGC prior to the Closing Date with respect to any material objections of the PBGC regarding the Employee Benefit Plans of RTI Opco and its Subsidiaries and NewTube that will exist following the Closing pursuant to the terms of this Agreement, with as little financial detriment to RTI Opco, NewTube and their post-Closing Affiliates as practicable and with such agreement to be reasonably satisfactory to BarTech, the Republic Parties and the USX/Kobe Parties (the "RTI PBGC Agreement").

         2.5 RTI Credit Facility. BarTech and the Republic Parties, in consultation with the USX/Kobe Parties, will use commercially reasonable best efforts as promptly as practicable to enter into a new revolving bank credit facility for RTI Opco that, upon the Closing, will be secured by the inventory and receivables of RTI Opco and its Subsidiaries, provide borrowing capacity in an amount at least consistent with the "sources and uses" listed on Exhibit W hereto (the "Sources and Uses"), and otherwise be on terms reasonably satisfactory in all material respects to BarTech, the Republic Parties and the USX/Kobe Parties (the "RTI Credit Facility").

         2.6 RTI High Yield Offering. BarTech and the Republic Parties, in consultation with the USX/Kobe Parties, will use commercially reasonable best efforts to prepare as promptly as practicable an offering memorandum for an offering by RTI Opco of high yield debt securities (the "RTI High Yield Bonds") to be issued on the Closing Date in an amount at least consistent with the Sources and Uses, to be secured by RTI Opco's and its Subsidiaries' property, plant and equipment and otherwise to be on terms reasonably satisfactory in all material respects to BarTech, the Republic Parties and the USX/Kobe Parties (the "RTI High Yield Offering") (provided that BarTech, the Republic Parties and the USX/Kobe Parties acknowledge that BarTech Financing Warrants will be issued in connection with the RTI High Yield Offering, as provided in Sections 4.1 and 4.6).

         2.7 Termination of Marketing Joint Venture. BarTech and RESI hereby terminate the limited liability company agreement of Republic Technologies International Marketing, LLC effective as of the Closing.

         2.8      Termination of Certain Agreements; Certain Payables.

                  (a) Effective as of the Closing, (i) USS/Kobe and USX hereby terminate each Contract of USS/Kobe or any of its Subsidiaries that is with or for the benefit of USX or any Affiliate of USX other than USS/Kobe (and USX will cause each of its Affiliates to effect such termination as of the Closing), and (ii) USS/Kobe, Kobe and Kobe Delaware hereby terminate each Contract of USS/Kobe or any of its Subsidiaries that is with or for the benefit of Kobe or any Affiliate of Kobe other than USS/Kobe (and Kobe and Kobe Delaware will cause each of their Affiliates to effect such termination as of the Closing), in each case other than any such Contract that is (A) a Transaction Document, (B) a USS/Kobe Tubular Asset or (C) set forth in Section 2.8(a) of the Disclosure Letter (collectively, the "Terminated USS/Kobe Contracts").

                  (b) Effective as of the Closing, each of USX, Kobe and Kobe Delaware hereby releases in full (and will cause each of its respective Subsidiaries other than USS/Kobe to release in full) USS/Kobe, RTI Opco and their post-closing Affiliates from any and all agreements, obligations and liabilities of any nature or kind (including without limitation those arising under the Terminated USS/Kobe Contracts and any Contracts of USS/Kobe that are USS/Kobe Tubular Assets), other than
         (i) accrued payables owed to USX, Kobe or any of their respective Affiliates by the USS/Kobe Bar Business to the extent reflected as such on the USS/Kobe Bar Business Closing Balance Sheet and (ii) agreements, obligations and liabilities of RTI Opco, RTI Holdings and BarTech arising under any of the Transaction Documents (including without limitation liability for USS/Kobe Bar Liabilities).

                  (c) Effective as of the Closing, (i) RTI Opco hereby agrees to pay to USX, Kobe and their respective post-closing Affiliates when due (subject to the terms of the RTI-USX Payables Agreement) those liabilities and other obligations of the USS/Kobe Bar Business reflected as such on the USS/Kobe Bar Business Closing Balance Sheet (collectively, the "USS/Kobe Bar Business Payables"), and (ii) NewTube hereby agrees to pay when due (i) to RTI Opco, those accounts receivable of the USS/Kobe Bar Business reflected on the USS/Kobe Bar Business Closing Balance Sheet as obligations of NewTube to the USS/Kobe Bar Business, and (ii) to whomever owed, all other liabilities and other obligations of the USS/Kobe Tubular Business reflected as such on the USS/Kobe Tubular Business Closing Balance Sheet (collectively, the "USS/Kobe Tubular Business Payables").



                                    SECTION 3

                       CORPORATE RESTRUCTURING AT CLOSING

         3.1      Spinoff of USS/Kobe Tubular Assets and Liabilities.

                  (a) Prior to the date hereof (i) USX has formed USX RTI Holdings as a new direct wholly owned corporate Subsidiary of USX that will hold the RTI Holdings Common Units to be acquired by USX pursuant to the Contemplated Transactions, (ii) Kobe Delaware Inc., a Subsidiary of Kobe, has formed a new direct wholly owned corporate Subsidiary ("Kobe Newco"), and Kobe Newco has formed Kobe RTI Holdings as a new direct wholly owned corporate Subsidiary of Kobe Newco that will hold the RTI Holdings Common Units to be acquired by Kobe pursuant to the Contemplated Transactions, (iii) Kobe Delaware has contributed all of the outstanding capital stock of Kobe Holdings to Kobe Newco, and (iv) USX and Kobe Newco have formed a new joint venture limited liability company (owned equally directly by USX and Kobe Newco) to hold the USS/Kobe Tubular Business as of the Closing ("NewTube"). At or prior to the Closing and prior to completion of the transactions described in
         Section 3.9, USS/Kobe and NewTube will enter into the Tubular Assignment and Assumption Agreement.

                  (b) Immediately prior to the Closing and in accordance with the Tubular Assignment and Assumption Agreement, (i) USS/Kobe will convey the USS/Kobe Tubular Assets to NewTube in exchange for a 99.99% equity interest in NewTube and NewTube's assumption from USS/Kobe of the USS/Kobe Tubular Liabilities and (ii) USS/Kobe immediately thereafter will distribute such 99.99% equity interest in NewTube (A) 49.995% to Kobe Holdings, and Kobe Holdings immediately thereafter will distribute such equity interests in NewTube to Kobe Newco (which, together with the .005% equity interest in NewTube received by Kobe Newco upon the formation of NewTube, will result in Kobe Newco owning 50% of the equity interests in NewTube), and (B) 49.995% percent to USX Holdings, and USX Holdings immediately thereafter will distribute such equity interests in NewTube to USX (which, together with the .005% equity interest in NewTube received by USX upon the formation of NewTube, will result in USX owning 50% of the equity interests in NewTube) (collectively, the "Tubular Spinoff").

                  (c) Pursuant to the Tubular Spinoff, (i) USS/Kobe will retain
         (A) all of the cash and cash-equivalents of USS/Kobe (including without limitation the $878,916 of cash contributed by USX and Kobe to USS/Kobe and described in Section 3.9(a)(ii)), which will be held as cash or cash-equivalents by USS/Kobe through the Closing), and such cash and cash-equivalents will be reflected on the USS/Kobe Bar Business Closing Balance Sheet, and (B) all of the inventory, receivables and other current assets of USS/Kobe relating to the USS/Kobe Bar Business, including without limitation those identified as such on the USS/Kobe Bar Business Closing Balance Sheet (collectively, the "USS/Kobe Bar Business Current Assets"), and
         (ii) NewTube will receive all of the inventory, receivables and other current assets of USS/Kobe relating to the USS/Kobe Tubular Business to the extent reflected as such on the USS/Kobe Tubular Business Closing Balance Sheet.

                  (d) At the Closing, USS/Kobe will deliver to RTI Opco (i) an unaudited balance sheet of the USS/Kobe Bar Business as of August 1, 1999 (including the underlying workpapers that show the allocations of individual accounts receivable, accounts payable and items of inventory to the USS/Kobe Bar Business), and (ii) an unaudited balance sheet of the USS/Kobe Tubular Business as of August 1, 1999 (including the underlying workpapers that show the allocations of individual accounts receivable, accounts payable and items of inventory to the USS/Kobe Tubular Business), each giving effect to the Tubular Spinoff as though it had occurred on such date and prepared in good faith by USS/Kobe in consultation with RTI Opco in accordance with generally accepted accounting principles consistently applied (subject to the same exceptions stated in Section 6.4 with respect to the unaudited balance sheets included in the USS/Kobe Financial Statements, and provided that such balance sheets may be presented together as a single document that shows the allocation of each line item between the USS/Kobe Bar Business and USS/Kobe Tubular Business) (collectively, the "Preliminary Closing Balance Sheets"). The Preliminary Closing Balance Sheets are attached as Schedule 3.1(d) to this Agreement.

                  (e) Within thirty (30) Business Days following the Closing Date, NewTube will deliver to RTI Opco (i) an unaudited balance sheet of the USS/Kobe Bar Business as of immediately following the consummation of the Tubular Spinoff (including the underlying workpapers that show the allocations of individual accounts receivable, accounts payable and items of inventory to the USS/Kobe Bar Business) (subject to any adjustments as described below in this Section 3.1(e), the "USS/Kobe Bar Business Closing Balance Sheet"), and (ii) an unaudited balance sheet of the USS/Kobe Tubular Business as of immediately following consummation of the Tubular Spinoff (including the underlying workpapers that show the allocations of individual accounts receivable, accounts payable and items of inventory to the USS/Kobe Tubular Business) (subject to any adjustments as described below in this Section 3.1(e), the "USS/Kobe Tubular Business Closing Balance Sheet" and, collectively with the USS/Kobe Bar Business Closing Balance Sheet, the "Final Closing Balance Sheets"), each prepared in good faith by NewTube based solely upon (A) items appearing in the respective Preliminary

         Closing Balance Sheet delivered at the Closing, (B) any changes to the balances of particular current assets and current liabilities set forth in such Preliminary Closing Balance Sheet occurring subsequent to the date of such Preliminary Closing Balance Sheet in the Ordinary Course of Business (but in no event will there be any reallocation between the USS/Kobe Bar Business and the USS/Kobe Tubular Business of current assets or current liabilities appearing in the Preliminary Closing Balance Sheets without the written agreement of RTI Opco and NewTube; provided, however, that the parties agree that (I) current liabilities consisting of accounts payable appearing in the Preliminary Closing Balance Sheet relating to the USS/Kobe Bar Business will be reallocated to the USS/Kobe Tubular Business Closing Balance Sheet to the extent that they relate to the USS/Kobe Tubular Business and were misallocated to the Preliminary Closing Balance Sheet relating to the USS/Kobe Bar Business in error and (II) current assets consisting of inventory appearing in the Preliminary Closing Balance Sheet relating to the USS/Kobe Tubular Business will be reallocated to the USS/Kobe Bar Business Closing Balance Sheet to the extent that they relate to the USS/Kobe Bar Business and were misallocated to the Preliminary Closing Balance Sheet relating to the USS/Kobe Tubular Business in error), and
         (C) the introduction of new current assets and/or current liabilities to the extent arising subsequent to the date of a particular Preliminary Balance Sheet in the Ordinary Course of Business (but in no event will any new current assets be included in the USS/Kobe Tubular Business Closing Balance Sheet that did not appear in the Preliminary Closing Balance Sheet relating to the USS/Kobe Tubular Business, in each case without the written agreement of RTI Opco; provided, however, that the parties agree that current assets consisting of inventory delivered by the USS/Kobe Bar Business to the USS/Kobe Tubular Business in the Ordinary Course of Business after August 1, 1999 will be included in the USS/Kobe Tubular Business Closing Balance Sheet to the extent that an offsetting payable owed by the USS/Kobe Tubular Business to the USS/Kobe Bar Business is reflected in both of the Final Closing Balance Sheets in an amount equal to the fair market value of such inventory), each prepared in accordance with generally accepted accounting principles consistently applied (subject to the same exceptions stated in Section 6.4 with respect to the unaudited balance sheets included in the USS/Kobe Financial Statements). Within thirty
         (30) Business Days following its receipt of the Final Closing Balance Sheets, RTI Opco will notify NewTube in writing if it disagrees with any component of such balance sheets (setting forth in reasonable detail each such disagreement and the basis therefore), and if RTI Opco does not deliver such a notice of disagreement, all parties hereto will be deemed to have accepted such balance sheets as the Final Closing Balance Sheets for all purposes hereunder, and such Final Closing Balance Sheets will be attached as Schedule 3.1(e) to this Agreement. If RTI Opco delivers to NewTube a notice of disagreement as described in the preceding sentence, senior executives of RTI Opco and NewTube promptly will meet in person and will negotiate in good faith to resolve each item set forth in such notice of disagreement, and if they are able to resolve such items to the reasonable satisfaction of both RTI Opco and NewTube, all parties hereto will be deemed to have accepted such balance sheets

         (with such written modifications as RTI Opco and NewTube have agreed in reaching such resolution) as the Final Closing Balance Sheet for all purposes hereunder, and such Final Closing Balance Sheets will be attached as Schedule 3.1(e) to this Agreement. If RTI Opco and NewTube are unable to resolve each item set forth in RTI Opco's notice of disagreement within ten (10) Business Days following the delivery thereof, all remaining items of disagreement promptly shall be resolved by KPMG Peat Marwick in accordance with the principles set forth in this Section 3.1 (and RTI Opco and NewTube will bear 71.5% and 28.5% of the cost of such accountant, respectively), and such accountant's resolution of each such remaining item of disagreement will be final and all parties hereto will be deemed to have accepted such balance sheets (with such written resolutions to items of disagreement as such accountant shall have reached) as the Final Closing Balance Sheet for all purposes hereunder, and such Final Closing Balance Sheets will be attached as Schedule 3.1(e) to this Agreement.

         3.2 Formation of RTI Opco, RTI Holdings and N&T, LLC. Prior to the date hereof, (i) RESI has formed a new wholly owned limited liability company subsidiary that will hold all the assets and liabilities (directly and through its Subsidiaries) of each of BarTech, RESI and the USS/Kobe Bar Business following the Closing (except as otherwise expressly provided in Section 3.8) ("RTI Opco"), (ii) RES Holding has formed a new wholly owned limited liability company subsidiary that will hold all of the outstanding membership interests in RTI Opco following the Closing ("RTI Holdings") and (iii) RTI Opco has formed a new wholly owned limited liability company subsidiary that will hold the assets and liabilities of Nimishillen & Tuscarawas Railway Company ("N&T, LLC") following the Closing.

         3.3 Merger of BarTech Merger Subsidiary With and Into RES Holding. At or prior to the Closing, BarTech will form a new special purpose wholly owned corporate subsidiary that will be merged with and into RES Holding at the Closing ("BarTech Merger Subsidiary"), and BarTech, BarTech Merger Subsidiary and RES Holding will enter into the RES Holding Merger Agreement. At the Closing and in accordance with the RES Holding Merger Agreement, BarTech Merger Subsidiary will be merged with and into RES Holding, with RES Holding surviving and the outstanding shares of RES Holding being converted into such number of shares of Class D Common Stock, par value $.001 per share, of BarTech ("Class D Common Stock") as is agreed between BarTech and RES Holding (the "RES Holding-BarTech Merger").

         3.4 Merger of Nimishillen & Tuscarawas Railway Company. At or prior to the Closing, RESI, RTI Opco, Nimishillen & Tuscarawas Railway Company and N&T, LLC will enter into the N&T Merger Agreement. At the Closing and in accordance with the N&T Merger Agreement, following completion of the transaction described in Section 3.3, RESI will cause Nimishillen & Tuscarawas Railway Company to be merged with and into N&T, LLC, with N&T, LLC surviving and the outstanding shares of Nimishillen & Tuscarawas Railway Company being converted into membership interests in RTI Opco.

         3.5 Merger of RESI. At or prior to the Closing, RES Holding, RESI and RTI Opco will enter into the RESI Merger Agreement. At the Closing and in accordance with the RESI Merger Agreement, following completion of the transaction described in Section 3.4, RESI will merge with and into RTI Opco, with RTI Opco surviving and the outstanding shares of RESI being converted into RTI Holdings Common Units (the "RESI-RTI Merger").

         3.6 Conveyance of RTI Opco Interests to RTI Holdings. At or prior to the Closing, RES Holding, RTI Holdings and RTI Opco will enter into the RES Holding Assignment and Assumption Agreement. At the Closing and in accordance with the RES Holding Assignment and Assumption Agreement, following completion of the transaction described in Section 3.5, (i) RES Holding will contribute to RTI Holdings all of the outstanding membership interests in RTI Opco and (ii) RTI Opco will assume all of RES Holding liabilities (including without limitation any Taxes arising from the Contemplated Transactions) (together, the "RES Holding Asset Contribution").

         3.7 Liquidation and Merger of Certain BarTech Subsidiaries. At or prior to the Closing, (i) BarTech will cause Bliss & Laughlin Industries Inc. to be liquidated (which will result in Bliss & Laughlin and Canadian Drawn Steel Company becoming directly held wholly owned Subsidiaries of BarTech), (ii) BarTech will form a new wholly owned limited liability company subsidiary that will hold the assets and liabilities of Bliss & Laughlin ("B&L, LLC") following the Closing and (iii) BarTech, Bliss & Laughlin and B&L, LLC will enter into the B&L Merger Agreement. At the Closing and in accordance with the B&L Merger Agreement, following completion of the transaction described in Section 3.6, BarTech will cause Bliss & Laughlin to be merged with and into B&L, LLC, with B&L, LLC surviving and the outstanding shares of Bliss & Laughlin being converted into membership interests in B&L, LLC.

         3.8 Transfer of BarTech Assets and Liabilities to RTI Opco. At or prior to the Closing, BarTech, RTI Holdings and RTI Opco will enter into the BarTech Assignment and Assumption Agreement. At the Closing and in accordance with the BarTech Assignment and Assumption Agreement, following completion of the transactions described in Section 3.7, BarTech will convey all of its assets (other than the shares of RES Holding, BarTech's rights arising under any of the Transaction Documents to which it is a party, and any tax benefit accruing or arising at or prior to the Closing Date of BarTech, including without limitation any net operating loss, alternative minimum tax credit and general business credit carryforward existing as of the Closing Date) to RTI Opco, in consideration of which (i) BarTech will receive (A) RTI Holdings Common Units representing, in the aggregate with those RTI Holdings Common Units held by RES Holding, 70.233151% of the RTI Holdings Common Units to be outstanding upon completion of the Closing, (B) 1,100 RTI Holdings Series A Preferred Units (having an aggregate liquidation preference of $5,500,000) and (C) 30,000 RTI Holdings Series C Preferred Units (having an aggregate liquidation preference of $30,000,000), and (ii) RTI Opco will assume all of BarTech's liabilities (including without limitation any Taxes arising from the Contemplated Transactions) (together, the "BarTech Asset Contribution").

         3.9 Contributions to Capital of USS/Kobe; Merger of USS/Kobe Bar Business into RTI Opco.

                  (a) Prior to the date hereof, (i) USX and Kobe have contributed equally to the capital of USS/Kobe an aggregate of $10 million of cash, thereby causing the USS/Kobe Credit Facility not to exceed $75 million principal amount outstanding (and resulting in RTI Opco being required to expend $10 million less of RTI Debt and Equity Proceeds pursuant to Section 4.5 below in connection with the repayment in full of amounts outstanding under the USS/Kobe Credit Facility at the Closing), and (ii) USX and Kobe have contributed to the capital of USS/Kobe an additional aggregate of $878,916 of cash, thereby causing the cash received by RTI Opco as a result of the USX Holdings/Kobe Holdings-RTI Opco Merger to be increased by that amount (and resulting in RTI Opco being required to obtain $878,916 less of Equity Contributions pursuant to Section 4.1(b) below).

                  (b) At or prior to the Closing, USX, USX Holdings, USX RTI Holdings, Kobe Newco, Kobe Holdings, Kobe RTI Holdings, RTI Holdings, RTI Opco and USS/Kobe will enter into the USS/Kobe Merger Agreement. At the Closing and in accordance with the USS/Kobe Merger Agreement, following completion of the transactions described in Sections 3.1 and 3.8, (i) USX Holdings will merge with and into RTI Opco, with RTI Opco surviving and the outstanding stock of USX Holdings being converted into RTI Holdings Common Units representing 15.568073% of the RTI Holdings Common Units to be outstanding upon completion of the Closing, and (ii) Kobe Holdings will merge with and into RTI Opco, with RTI Opco surviving and the outstanding stock of Kobe Holdings being converted into RTI Holdings Common Units representing 14.198775% of the RTI Holdings Common Units to be outstanding upon completion of the Closing (which under Ohio law will result in (A) the automatic termination of the USS/Kobe general partnership, and (B) RTI Opco becoming the successor of Kobe Holdings and USX Holdings, with all of the assets and liabilities of USS/Kobe, Kobe Holdings and USX Holdings thereby becoming assets and liabilities of RTI Opco) (the foregoing steps
         (i)-(ii), collectively, the "USX Holdings/Kobe Holdings-RTI Opco Merger").

                  (c) Immediately following consummation of the USX Holdings/Kobe Holdings-RTI Opco Merger, (i) USX will contribute to USX RTI Holdings all of the RTI Holdings Common Units held directly or indirectly by USX (and none of its other assets or liabilities) and
         (ii) Kobe Newco will contribute to Kobe RTI Holdings all of the RTI Holdings Common Units held directly or indirectly by Kobe Newco (and none of its other assets or liabilities). Upon completion of the transactions contemplated by this Section 3 and Section 4, the sole holders of RTI Holdings Units will be (i) BarTech and RES Holding (collectively owning 70.233151% of the outstanding RTI Holdings Common Units, and with BarTech owning all of the outstanding RTI Holdings Series A Preferred Units and RTI Holdings Series C Preferred Units),
         (ii) USX RTI Holdings (owning

         15.568073% of the outstanding RTI Holdings Common Units) and (iii) Kobe RTI Holdings (owning 14.198775% of the outstanding RTI Holdings Common Units).


                                    SECTION 4

                       REFINANCING TRANSACTIONS AT CLOSING

         4.1 Closing of RTI High Yield Offering; Borrowing Under RTI Credit Facility; Equity Contributions.

                  (a) Concurrently with the Closing, RTI Opco will (i) obtain the net proceeds of the RTI High Yield Offering and (ii) close the RTI Credit Facility and borrow an amount under the RTI Credit Facility such that, when combined with the proceeds of the RTI High Yield Offering and the Equity Contributions, such combined amount (the "RTI Debt and Equity Proceeds") will be sufficient to effect the repayments of existing indebtedness contemplated hereby and the payment or reimbursement of all fees, transfer taxes or related fees and out-of-pocket expenses incurred by each of the parties hereto and their Affiliates in connection with the Contemplated Transactions.

                  (b) At the Closing and immediately prior to the BarTech Asset Contribution, (i) BCPII, BOCPII and BFIPII will purchase from BarTech an aggregate of 894,745 of Class D Common Stock, respectively, for an aggregate cash purchase price of $50,000,000 (collectively, the "Blackstone Equity Contribution") and (ii) VCP will purchase from BarTech 322,108 shares of Class D Common Stock for an aggregate cash purchase price of $18,000,000 (the "Veritas Equity Contribution"). At the Closing and immediately following the USX Holdings/Kobe Holdings-RTI Opco Merger, (i) USX RTI Holdings will make a cash capital contribution to RTI Holdings in the amount of $14,560,542 (which contribution will not increase the 15.568073% of the outstanding RTI Holdings Common Units to be held by USX RTI Holdings upon completion of the Closing) (the "USX Equity Contribution"), and RTI Holdings will in turn immediately contribute such cash to the capital of RTI Opco, and
         (ii) Kobe RTI Holdings will make a cash capital contribution to RTI Holdings in the amount of $9,560,542 (which contribution will not increase the 14.198775% of the outstanding RTI Holdings Common Units to be held by Kobe RTI Holdings upon completion of the Closing) (the "Kobe Equity Contribution"), and RTI Holdings will in turn immediately contribute such cash to the capital of RTI Opco.

                  (c) At the Closing and immediately prior to the BarTech Asset Contribution, pursuant to the Subscription Agreement (i) First Energy will purchase from BarTech 30,000 shares of Class C Convertible Preferred Stock for an aggregate cash purchase price of $30,000,000 (the "FirstEnergy Equity Contribution"), (ii) Sumitomo will purchase from BarTech 53,684.7 shares of Class D Common Stock for an aggregate cash purchase price of $3,000,000 (the "Sumitomo Equity Contribution"), (iii) Triumph will purchase from BarTech an aggregate of 87,685 shares of Class D Common Stock for an aggregate cash purchase price of $4,900,000 (the "Triumph Equity Contribution"), (iv) First Dominion will purchase from BarTech 35,789.8 shares of Class D Common Stock for an aggregate cash purchase price of $2,000,000 (the "First Dominion Equity Contribution") and (v) TCW will purchase from BarTech an aggregate of 89,474.5 shares of Class D Common Stock for an aggregate cash purchase price of $5,000,000 (the "TCW Equity Contribution").

                  (d) At the Closing and immediately prior to the BarTech Asset Contribution, pursuant to a subscription agreement, dated as of August 13, 1999, among BarTech, Chase Securities Inc., Donaldson Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens Inc., Chase Securities Inc., Donaldson Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens Inc. will purchase from BarTech an aggregate of 65,892 warrants (the "Purchased Warrants") to purchase an aggregate of 127,501 shares of Class D Common Stock (with each such warrant being exercisable for 1.935 shares of Class D Common Stock at an exercise price of $.01 per warrant) for a purchase price of $108.13137 per warrant and an aggregate purchase price of $7,125,000 (the "Warrant Equity Contribution").

         4.2 Repayment of RES Holding Credit Facility. At the Closing, concurrent with the consummation of the RES Holding Asset Contribution (and prior to the BarTech Asset Contribution), BarTech will utilize sufficient proceeds of the Equity Contributions to repay in full all amounts outstanding under the RES Holding Credit Facility, and RTI Opco will keep available sufficient liquidity to pay or reimburse all the fees and expenses of the Republic Parties that are to be borne by RTI Opco in accordance with Section 19.1(a).

         4.3 Repayment of BarTech Senior Secured Notes, BarTech Credit Facility and Refinanced BarTech State and Bethlehem Debt. At the Closing, concurrent with the consummation of the BarTech Asset Contribution, (i) RTI Opco will utilize sufficient RTI Debt and Equity Proceeds to effect a covenant defeasance (or otherwise cash-collateralize to the extent necessary to permit consummation of the Contemplated Transactions) as of the Closing with respect to all outstanding BarTech Senior Secured Notes, including without limitation any penalties, interest and make-whole premiums, RTI Opco will keep available sufficient liquidity to pay or reimburse all the fees and expenses of BarTech and the BV Parties that are to be borne by RTI Opco in accordance with Section 19.1(a), and BarTech will call for redemption all outstanding BarTech Senior Secured Notes pursuant to the terms of the indenture and other documents relating thereto and thereafter redeem such BarTech Senior Secured Notes at the earliest permissible date following the Closing, (ii) RTI Opco will utilize sufficient RTI Debt and Equity Proceeds to repay in full all amounts outstanding under the BarTech Credit Facility, including without limitation any penalties, interest and make-whole premiums, and (iii) RTI

Opco will utilize sufficient RTI Debt and Equity Proceeds to repay all outstanding Refinanced BarTech State and Bethlehem Debt, including without limitation any penalties, interest and make-whole premiums.

         4.4 Repayment of RESI Credit Facility and RESI Bridge Facility. At the Closing, concurrent with the consummation of the RESI-RTI Merger, (i) RTI Opco will utilize sufficient RTI Debt and Equity Proceeds to repay in full all amounts outstanding under the RESI Credit Facility, including without limitation any penalties, interest and make-whole premiums, and (ii) RTI Opco will utilize sufficient RTI Debt and Equity Proceeds to repay in full all amounts outstanding under the RESI Bridge Facility, including without limitation any penalties, interest and make-whole premiums.

         4.5 Repayment of USS/Kobe Senior Notes and USS/Kobe Credit Facility. At the Closing, concurrent with the consummation of the USX Holdings/Kobe Holdings-RTI Opco Merger, (i) RTI Opco will utilize sufficient RTI Debt and Equity Proceeds to redeem in full all outstanding USS/Kobe Senior Notes, including without limitation any penalties, interest and make-whole premiums, and RTI Opco will keep available sufficient liquidity to pay or reimburse all the fees and expenses of USX, Kobe and USS/Kobe that are to be borne by RTI Opco in accordance with Section 19.1(a), and (ii) RTI Opco will utilize sufficient RTI Debt and Equity Proceeds to repay in full all amounts outstanding under the USS/Kobe Credit Facility, including without limitation any penalties, interest and make-whole premiums.

         4.6 Issuance of BarTech RTI High Yield Warrants in Connection with RTI High Yield Offering. At the Closing, BarTech will contribute to RTI Holdings for delivery to the purchasers of RTI High Yield Bonds 425,000 warrants to purchase an aggregate of 822,386 shares of Class D Common Stock (with each such warrant being exercisable for 1.935 shares of Class D Common Stock at an exercise price of $.01 per warrant (collectively with the Purchased Warrants, the "BarTech Financing Warrants").

         4.7 No Priority in Debt Payment. The order of listing for the repayment of outstanding debt set forth in Sections 4.2, 4.3, 4.4 and 4.5 is not a statement of priority of payment, and the retirement of such outstanding debt is a condition precedent as set forth in Section 12.4.



                                    SECTION 5

                                   THE CLOSING

         5.1 Closing. Subject to the satisfaction or waiver of all conditions precedent set forth in Sections 12, 13, 14, 15 and 16, the closing of the Contemplated Transactions (the "Closing") will take place at the offices of Simpson Thacher & Bartlett, New York, New York, at 10:00 a.m. (local time) on the earliest practicable date on which the debt component of the RTI Debt and Equity Proceeds become available, or at such other time and place as BarTech, USX RTI Holdings and Kobe RTI Holdings may agree. Subject to the provisions of Section 17, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this
Section 5.1 will not result in the termination of this Agreement nor relieve any party of any obligation under this Agreement. Prior to or concurrently with the Closing, the parties hereto will cause the Contemplated Transactions to be consummated, including without limitation by filing certificates of merger with respect to the Mergers with the Secretary of State of each state of formation of Persons party to the Mergers, as appropriate.

         5.2      Closing Obligations.  At the Closing:

                  (a) BarTech, RES Holding, USX RTI Holdings, Kobe RTI Holdings and RTI Holdings will execute and deliver the RTI Holdings LLC Agreement;

                  (b) RTI Holdings and RTI Opco will execute and deliver the RTI Opco LLC Agreement;

                  (c) RTI Opco and USX (with respect to its U.S. Steel Group unit) will execute and deliver the Coke Supply Agreement;

                  (d) RTI Opco and USX (with respect to its U.S. Steel Group unit) will execute and deliver the Pellet Supply Agreement;

                  (e) RTI Opco, NewTube and USX (with respect to its U.S. Steel Group unit) will execute and deliver the Round Supply Agreement;

                  (f) The parties named therein will execute and deliver the Equityholders Agreement;

                  (g) RTI Opco, Blackstone Management Partners II L.L.C., Veritas Capital Management, L.L.C., USX, Kobe Delaware and Kobe Steel USA, Inc. will execute and deliver the Transactional and Monitoring Fee Agreement;

                  (h) RTI Opco and NewTube will execute and deliver the Transition, Administrative and Utilities Services Agreement;

                  (k) USX, Kobe Newco, RTI Opco and NewTube will execute and deliver the Safe-Harbor Lease Matters Agreement;

                  (l) RTI Opco, USX and Kobe will execute and deliver the Continuing USS/Kobe State Debt Participation Agreement;

                  (m) RTI Opco, NewTube and USX will execute and deliver the USX Environmental Indemnity Agreement;

                  (o) Each of the parties thereto will execute and deliver each of the New Kobe- RTI Opco Agreements;

                  (p) RTI Opco, USS/Kobe and Batus Retail Services, Inc. will enter into the Bloom Caster Consent and Assumption Agreement; and

                  (q) RTI Opco and USX will enter into the RTI-USX Payables Agreement.


                                    SECTION 6

                REPRESENTATIONS AND WARRANTIES REGARDING USS/KOBE

         USX RTI Holdings and Kobe RTI Holdings (i) individually and severally with respect to the representations and warranties in Section 6.2 regarding USX/Kobe Parties which are themselves and their respective Affiliates (other than USS/Kobe and its Subsidiaries), and (ii) severally with respect to all other representations and warranties contained in this Agreement regarding USS/Kobe and its Affiliates, represent and warrant to BarTech and RES Holding as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below, and provided, further, that, for the avoidance of doubt, the parties hereto acknowledge and agree that neither USX nor Kobe is itself making any of the representations and warranties contained in this Section 6):

         6.1      Organization and Good Standing.

                  (a) USS/Kobe is a general partnership duly organized, validly existing, and in good standing under the laws of Ohio, with full partnership power and authority to conduct its business as it is now being conducted. USX Holdings is a corporation duly organized, validly existing, and in good standing under the laws of Ohio, with full corporate power and authority to conduct its business as it is now being conducted. Kobe Holdings is a corporation duly organized, validly existing, and in good standing under the laws of Ohio, with full corporate power and authority to conduct its business as it is now being conducted. Each of USS/Kobe, USX Holdings and Kobe Holdings is duly qualified to do business as a foreign partnership or corporation, as applicable, and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a USS/Kobe Material Adverse Effect.

                  (b) Each of USX RTI Holdings and Kobe RTI Holdings is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted. Each of USX RTI Holdings and Kobe RTI Holdings is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a USS/Kobe Material Adverse Effect.

                  (c) Each of USS/Kobe, USX Holdings, USX RTI Holdings, Kobe Holdings and Kobe RTI Holdings has made available to BarTech and RES Holding complete and correct copies of its Organizational Documents, as currently in effect. Except for the incurrence of indebtedness set forth in Section 6.1(d) of the Disclosure Letter, as of the Closing, each of USX RTI Holdings and Kobe RTI Holdings will have engaged in no activities and incurred no liabilities prior to the Closing except those activities and liabilities incidental to its formation or expressly contemplated by this Agreement.

                  (d) Except as set forth in Section 6.1(d) of the Disclosure Letter, USS/Kobe does not own any direct or indirect equity or debt interest in any other Person and USS/Kobe is not obligated or committed to acquire any such interest. USS/Kobe International Sales Company is primarily related to tubular sales. As of the Closing, each of USX RTI Holdings and Kobe RTI Holdings will own no direct or indirect equity or debt interest in any other Person, or be obligated or committed to acquire any such interest (other than pursuant to this Agreement), other than their respective membership interests in RTI Holdings acquired in the Contemplated Transactions. As of the Closing, each of USX Holdings and Kobe Holdings will own no direct or indirect equity or debt interest in any other Person or other assets, or be obligated or committed to acquire any such interest (other than pursuant to this Agreement), other than their respective partnership interests in USS/Kobe, and, except as set forth in Section 6.1(d) of the Disclosure Letter, will have engaged in no activities, owned no assets and incurred no liabilities prior to the Closing except for activities, assets and liabilities incidental to acting as a general partner of USS/Kobe which would not, individually or in the aggregate, reasonably be expected to have a USS/Kobe Material Adverse Effect. As of the Closing, all of the indebtedness of each of USX Holdings and Kobe Holdings will have been repaid in full or otherwise eliminated, and each of USX Holdings and Kobe Holdings will have no liabilities or obligations with respect thereto.

         6.2      Authority; No Conflict; Consents.

                  (a) This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, each USX/Kobe Party, enforceable against such entity in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) Each of the USX/Kobe Parties has the requisite corporate, partnership or other applicable right, power, authority and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations under this Agreement and each other Transaction Document to which it is a party. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by each USX/Kobe Party have been duly authorized by all necessary corporate, partnership or other applicable action, as the case may be, on the part of such entity and its owners.

                  (c) Except as disclosed in Section 6.2(c) of the Disclosure Letter, neither the execution and delivery of this Agreement and each other Transaction Document to which it is a party nor the consummation of any of the Contemplated Transactions or other performance of its obligations hereunder or thereunder will, directly or indirectly:

                           (i) violate any provision of the Organizational
                  Documents of any USX/Kobe Party or any of its Subsidiaries, as applicable;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any USX/Kobe Party or any of its Subsidiaries, as applicable, is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any USX/Kobe Party or any of its Subsidiaries;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default, exercise any remedy under or demand a mandatory prepayment of, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract of any USX/Kobe Party or any of its Subsidiaries, as applicable; or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any USX/Kobe Party or any of its Subsidiaries.

                  (d) No USX/Kobe Party or any of its Affiliates is or will be required to obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party or the consummation of any of the Contemplated Transactions or their performance hereunder or thereunder, except (i) the Material Consents disclosed in Section 6.2(d) of the Disclosure Letter, which will be obtained by Closing and
         (ii) such other Consents as to which the failure to obtain them by Closing would not, individually or in the aggregate, reasonably be expected to have a USS/Kobe Material Adverse Effect or a RTI Material Adverse Effect.

         6.3 Capitalization. The authorized and outstanding equity interests of each of USS/Kobe, USX Holdings and Kobe Holdings (without giving effect to the Contemplated Transactions) are listed in Section 6.3 of the Disclosure Letter. All of the outstanding equity interests in USX Holdings are owned of record and beneficially directly by USX, free and clear of all Encumbrances. As of the Closing, all of the outstanding equity interests in Kobe Holdings are owned of record and beneficially directly by Kobe Newco, free and clear of all Encumbrances. Except as set forth in Section 6.3 of the Disclosure Letter, all of the outstanding equity interests in Kobe Delaware Inc. are owned of record and beneficially directly by Kobe, free and clear of all Encumbrances. Except as set forth in Section 6.3 of the Disclosure Letter with respect to certain minority stockholder consent rights, no Person other than Kobe has the right (contractual or otherwise) to designate any of the directors of Kobe Delaware Inc. or to participate in the control or management of Kobe Delaware Inc. Each of USX Holdings and Kobe Holdings is the direct record and beneficial owner of fifty percent of the outstanding equity interests in USS/Kobe, free and clear of all Encumbrances. USX is the direct record and beneficial owner of all of the outstanding equity interests in USX RTI Holdings and fifty percent of the outstanding equity interests in NewTube, in each case free and clear of all Encumbrances. Kobe Delaware Inc. is the direct record and beneficial owner of all of the outstanding equity interests in Kobe Newco, and Kobe Newco is the direct record and beneficial owner of all of the outstanding equity interests in Kobe RTI Holdings and fifty percent of the outstanding equity interests in NewTube, in each case free and clear of all Encumbrances. All of the foregoing equity interests have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 6.3 of the Disclosure Letter, there are no outstanding options, warrants, convertible securities or other rights of any kind relating to the issuance, sale, or transfer of any equity interests in any of the foregoing entities (other than this Agreement and the other Transaction Documents).

         6.4 Financial Statements. Section 6.4(a) of the Disclosure Letter includes financial statements of the USS/Kobe Bar Business, USX Holdings and Kobe Holdings (collectively, the "USS/Kobe Financial Statements"). The USS/Kobe Financial Statements fairly present (i) the assets and liabilities, financial condition and the results of operations, changes in stockholders' equity or partners' interest and cash flow of USS/Kobe, USX Holdings and Kobe Holdings, as applicable, as at the respective dates of and for the periods referred to in such USS/Kobe Financial Statements, and (ii) the assets and liabilities, financial condition and the results of operations, changes in stockholders' equity or partners' interest and cash flow of USS/Kobe, USX Holdings and Kobe Holdings, as applicable, (A) as at March 31, 1999 and (B) as at December 31, 1998 and for the twelve month period then ended, in the case of USS/Kobe in each case giving effect to the Tubular Spinoff as of January 1, 1998. The USS/Kobe Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited statements to the absence of footnote disclosure and other presentation items, to changes resulting from normal period-end adjustments for recurring accruals which are not in the aggregate material, and to the fact that indebtedness of USS/Kobe has been allocated on a "straight allocation" basis between the USS/Kobe Bar Business and the USS/Kobe Tubular Business without regard as to whether such allocation is in accordance with generally accepted accounting principles. Subject to the limitations provided in the immediately preceding sentence, the USS/Kobe Financial Statements have been prepared from the books and records of USS/Kobe, USX Holdings and Kobe Holdings, as applicable, which accurately and fairly reflect in all material respects the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by USS/Kobe, USX Holdings and Kobe Holdings, as applicable. After giving effect to the Tubular Spinoff, none of USS/Kobe, USX Holdings or Kobe Holdings will have liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which would be required under generally accepted accounting principles to be reflected on a balance sheet, except for (a) liabilities or obligations reflected or reserved against in the December 31, 1998 balance sheet of the USS/Kobe Bar Business (giving effect to the Tubular Spinoff) included in the USS/Kobe Financial Statements, (b) liabilities incurred by USS/Kobe in the Ordinary Course of Business since December 31, 1998 which in the aggregate do not have a USS/Kobe Material Adverse Effect and (c) matters disclosed in Section 6.4 of the Disclosure Letter.

         6.5      [intentionally omitted]

         6.6      Title to Properties; Encumbrances.

                  (a) Section 6.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of each USS/Kobe Facility (and in each case any such facility included in "parcel 1", "parcel 2", "parcel 3" or "parcel 4" is a USS/Kobe Tubular Asset, and all other such facilities are USS/Kobe Bar Assets). Except as described in Section 6.6(a) of the Disclosure Letter, immediately following consummation of the Tubular Spinoff, the assets, properties and rights of USS/Kobe will include all of the material assets, properties and rights used in connection with the USS/Kobe Bar Business as of the date hereof (except for any such assets, properties or rights sold after the date hereof in compliance with the terms of this Agreement). Section 6.6(a) of the Disclosure Letter includes a complete list of each item of material tangible personal property of USS/Kobe (and in each case identifies any such item that is a USS/Kobe Tubular Asset).

                  (b) Except as disclosed in Section 6.6(b) of the Disclosure Letter, USS/Kobe has fee or other good title, as applicable, to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or reflected as owned in the books and records of USS/Kobe, including all of the properties and assets reflected in the Interim USS/Kobe Balance Sheet (except for personal property sold since the date of the Interim USS/Kobe Balance Sheet in the Ordinary Course of Business of USS/Kobe), and all of the properties and assets purchased or otherwise acquired by USS/Kobe since the date of the Interim USS/Kobe Balance Sheet (except for personal property acquired and sold since the date of the Interim USS/Kobe Balance Sheet in the Ordinary Course of Business of USS/Kobe). Except as described in Section 6.6(b) of the Disclosure Letter and subject to the Safe-Harbor Leases, all material properties and assets constituting USS/Kobe Facilities and reflected in the Interim USS/Kobe Balance Sheet are free and clear of all Encumbrances, except for Permitted Encumbrances.

         6.7      [intentionally omitted]

         6.8      Taxes. Except as set forth in Section 6.8 of the Disclosure
         Letter:

                  (a) Each of USS/Kobe, USX Holdings and Kobe Holdings has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. Each of USS/Kobe, USX Holdings and Kobe Holdings has paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on USS/Kobe pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by USS/Kobe, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the applicable Interim USS/Kobe Balance Sheet.

                  (b) All Taxes that USS/Kobe, USX Holdings and Kobe Holdings are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                  (c) USS/Kobe has been a partnership for tax purposes since its formation and all Tax Returns of USS/Kobe have been filed as partnership Tax Returns.

                  (d) None of USS/Kobe, USX Holdings or Kobe Holdings is liable for any Taxes of another Person by reason of Treasury Regulation 1.1502-6(a) (or any comparable provision under state, local or foreign law), as a successor in interest, as a transferee, by contract or otherwise.

                  (e) No Proceeding is pending or, to the USX/Kobe Parties' Knowledge, threatened in regard to any Taxes due from or with respect to USS/Kobe, USX Holdings or Kobe Holdings or any Tax Return filed by or with respect to USS/Kobe, USX Holdings or Kobe Holdings.

                  (f) None of USS/Kobe, USX Holdings or Kobe Holdings is a party to or bound by (nor will USS/Kobe, prior to the Closing Date, become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or similar contractual arrangement.

                  (g) To the USX/Kobe Parties' Knowledge, there are no pending, threatened or proposed audits in writing, assessments or claims from any Tax Authority for material Taxes against USS/Kobe, USX Holdings or Kobe Holdings or any of their assets, operations or activities as of the date hereof or as of the Closing Date. Except as disclosed in
         Section 6.8(g) of the Disclosure Letter, there are no pending claims for refund of any Taxes for USS/Kobe, USX Holdings or Kobe Holdings (including refunds of Taxes allocable to USS/Kobe, USX Holdings or Kobe Holdings or with respect to consolidated, combined, unitary, fiscal unitary or similar Tax Returns).

                  (h) There are no outstanding rulings of, or requests for rulings with, any Tax Authority expressly addressed to USS/Kobe, USX Holdings or Kobe Holdings (or to an Affiliate of USS/Kobe, USX Holdings or Kobe Holdings) that are, or if issued would be binding for any post-Closing period.

                  (i) The assets listed in Section 6.8(i) of the Disclosure Letter are subject to the Safe-Harbor Leases, and none of the other USS/Kobe Bar Assets are subject to leases pursuant to which elections have been made under Section 168(f)(8) of the 54 Code.

         6.9 No Material Adverse Change. Except as set forth in Section 6.9 of the Disclosure Letter, since December 31, 1998, (i) each of USS/Kobe, USX Holdings and Kobe Holdings has operated its business only in the Ordinary Course of Business (other than as expressly provided for in the Transaction Documents),
(ii) to the USX/Kobe Parties' Knowledge, no event or occurrence has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a USS/Kobe Material Adverse Effect, and (iii) none of USS/Kobe, USX Holdings or Kobe Holdings has taken any action nor suffered any event that if taken or suffered after the date hereof would require BarTech's or RES Holding's consent under Section 10.2 of this Agreement.

         6.10     Employee Benefits.

                  (a) Except as set forth in Section 6.10(a) of the Disclosure Letter (the plans disclosed in Section 6.10(a) of the Disclosure Letter being the "USS/Kobe Plans"), none of USS/Kobe, USX Holdings or Kobe Holdings sponsors or contributes to any Employee

         Benefit Plan, severance, change-in-control or employment plan, program or agreement or stock option, bonus, or incentive plan or program. Copies of the written USS/Kobe Plans have been made available to BarTech and RES Holding.

                  (b) Except as set forth in Section 6.10(b) of the Disclosure Letter, each USS/Kobe Plan has been administered and is in compliance with the terms of such USS/Kobe Plan and all applicable laws, rules and regulations where the failure to so comply would result in liability that would have a USS/Kobe Material Adverse Effect.

                  (c) Except as set forth in Section 6.10(c) of the Disclosure
         Letter: (i) each USS/Kobe Plan intended to be qualified within the meaning of IRC Section 401(a) has received a favorable determination as to such qualification from the IRS and (ii) to the USX/Kobe Parties' Knowledge, nothing has occurred since that would adversely affect such qualification.

                  (d) Except as would not have a USS/Kobe Material Adverse Effect or, in the case of the following clause (i), in connection with the Contemplated Transactions: (i) no "reportable event" (as such term is used in Section 4043 of ERISA) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any USS/Kobe Plan, and (ii) no "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the IRC) has occurred during the last five years with respect to any USS/Kobe Plan.

                  (e) No litigation or administrative or other proceeding involving any USS/Kobe Plan has occurred or, to the USX/Kobe Parties' Knowledge, is threatened where an adverse determination would result in liability that would have a USS/Kobe Material Adverse Effect, other than any such litigation or administrative or other proceeding that may be commenced by the PBGC in connection with the Contemplated Transactions.

                  (f) Except as set forth in Section 6.10(f) of the Disclosure Letter, none of USS/Kobe, USX Holdings or Kobe Holdings has contributed to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and none of USS/Kobe, USX Holdings or Kobe Holdings, nor any member of their respective Controlled Groups, has incurred any withdrawal liability which remains unsatisfied in an amount which would result in liability that would have a USS/Kobe Material Adverse Effect.

                  (g) No USS/Kobe Plan or multiemployer plan to which USS/Kobe, USX Holdings or Kobe Holdings contributed has been terminated, where such termination has resulted in liability under Title IV of ERISA that would have a USS/Kobe Material Adverse Effect.

                  (h) Except as would not have a USS/Kobe Material Adverse Effect, none of USS/Kobe, USX Holdings or Kobe Holdings has incurred any liability, direct or indirect, as a result of any breach of fiduciary duty or non-exempt prohibited transaction (within the meaning of IRC Section 4975 or Section 406 of ERISA) involving any USS/Kobe Plan or the assets thereof. None of USS/Kobe, USX Holdings or Kobe Holdings has engaged in any transaction that has resulted or could result in any material liability of USS/Kobe, USX Holdings or Kobe Holdings pursuant to Section 4069 or 4212 or ERISA.

         6.11 Compliance with Legal Requirements; Governmental Authorizations. Except as set forth in Section 6.11 of the Disclosure Letter, to the USX/Kobe Parties' Knowledge, each of USS/Kobe, USX Holdings and Kobe Holdings has complied and is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business, except for any failures to comply which would not, individually or in the aggregate, have a USS/Kobe Material Adverse Effect. To the USX/Kobe Parties' Knowledge, each of USS/Kobe, USX Holdings and Kobe Holdings holds all Governmental Authorizations that are required in connection with the business of USS/Kobe, USX Holdings or Kobe Holdings, as applicable, and is in compliance with all of the terms and requirements of each Governmental Authorization applicable to it, except where the failure to be in compliance would not have a USS/Kobe Material Adverse Effect.

         6.12 Legal Proceedings; Orders. Except as set forth in Section 6.12 of the Disclosure Letter, to the USX/Kobe Parties' Knowledge there is no Proceeding
(i) pending or threatened against USS/Kobe, USX Holdings, Kobe Holdings or any of their Affiliates that, individually or in the aggregate, has had or, would reasonably be expected to have, a USS/Kobe Material Adverse Effect, or (ii) as of the date of this Agreement, that challenges, or that may have the effect of preventing or making illegal, any of the Contemplated Transactions. Except as set forth in Section 6.12 of the Disclosure Letter, to the USX/Kobe Parties' Knowledge (i) there is no material Order to which USS/Kobe, USX Holdings, Kobe Holdings or any of their Affiliates is subject that materially prohibits or restricts USS/Kobe, USX Holdings or Kobe Holdings, and (ii) no agent or employee of the USS/Kobe Bar Business is subject to any Order that materially prohibits or restricts such agent or employee, from engaging in or continuing any conduct, activity, or practice relating to the USS/Kobe Bar Business.

         6.13     Contracts; No Defaults.

                  (a) Except for Permitted Encumbrances, Section 6.13(a) of the Disclosure Letter contains a complete and accurate list of (and in each case identifies any such Contract that is a USS/Kobe Tubular Asset):
         (i) each material Contract of USS/Kobe and each Contract of USX Holdings or Kobe Holdings, (ii) any other Contracts of USS/Kobe containing covenants not to compete, employee non-solicitation or no-hire covenants, or otherwise materially limiting the freedom of USS/Kobe to engage in any line of business or to compete with any Person, (iii) any other Contract of USS/Kobe constituting a material employment agreement or a collective bargaining or other agreement with a labor organization or other representative of USS/Kobe's employees, (iv) any other Contract of USS/Kobe with or for the benefit of any Affiliate of USS/Kobe (including without limitation USX or Kobe) or, to the USX/Kobe Parties' Knowledge, any immediate family member of any officer, director, employee or equityholder of USS/Kobe or any of its Affiliates or any Affiliate thereof, (v) any other Contract of USS/Kobe relating to material indebtedness, financing arrangements or guarantees of indebtedness and (vi) each lease which USS/Kobe has assumed or to which USS/Kobe was a party at any time at or prior to the Closing pursuant to which elections have been made under
         Section 168(f)(8) of the 54 Code, together with each of the Safe-Harbor Lease Agreements.

                  (b) With respect to the Contracts identified in Section 6.13(a) of the Disclosure Letter and except as set forth in Section 6.13(b) of the Disclosure Letter, to the USX/Kobe Parties' Knowledge:
         (i) each Contract is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles, (ii) USS/Kobe, USX Holdings or Kobe Holdings, as applicable, has made available to BarTech and RES Holding a copy of each such Contract, (iii) USS/Kobe, USX Holdings or Kobe Holdings, as applicable, is in compliance with all material terms and requirements of such Contracts, and (iv) USS/Kobe, USX Holdings or Kobe Holdings, as applicable, has not given to or received from any other Person any written notice regarding any actual or alleged material violation or default of any such Contract.

         6.14 Environmental Matters. Except as set forth in Section 6.14 of the Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to have a USS/Kobe Material Adverse Effect:

                  (a) None of USS/Kobe, USX Holdings or Kobe Holdings has violated or is in violation of any Environmental Law.

                  (b) To the USX/Kobe Parties' Knowledge, none of the USS/Kobe Facilities or any facility formerly owned, leased or operated by USS/Kobe, USX Holdings or Kobe Holdings contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would reasonably be expected to result in liability under or relating to Environmental Law.

                  (c) To the USX/Kobe Parties' Knowledge, none of USS/Kobe, USX Holdings or Kobe Holdings has disposed of, arranged to be disposed of, Released, threatened to Release or transported in violation of any applicable Environmental Law or in a manner that would reasonably be expected to result in liability under or relating to Environmental

         Laws, any Hazardous Materials at, to or from any of the USS/Kobe Facilities or any facility formerly owned, leased or operated by USS/Kobe, USX Holdings or Kobe Holdings.

                  (d) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with, or potential liability under or relating to, any Environmental Law conducted by or on behalf of USS/Kobe, USX Holdings or Kobe Holdings, or which are in the custody or control of USS/Kobe, USX Holdings or Kobe Holdings, relating to the facilities, business or activities of USS/Kobe, USX Holdings or Kobe Holdings or any of the USS/Kobe Facilities that have not been made available to BarTech and RES Holding.

                  (e) None of USS/Kobe, USX Holdings or Kobe Holdings has been subject to any Proceedings, is subject to any Order or has received any written notice or other written communication from any Governmental Body or the current or prior owner or operator of any USS/Kobe Facilities or any other Person, in each case of or with respect to any actual or potential violation or failure to comply with any Environmental Law or of any actual or threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

                  (f) None of USS/Kobe, USX Holdings or Kobe Holdings has contractually assumed any liability or obligation under or relating to Environmental Laws.

                  (g) None of USS/Kobe, USX Holdings or Kobe Holdings has entered into, and is not subject to, any Order or agreement relating to compliance with Environmental Laws or the investigation or remediation of Hazardous Materials.

         6.15 Labor Relations; Compliance. Neither USX Holdings nor Kobe Holdings has at any time had any employees. Except as set forth in Section 6.15 of the Disclosure Letter: (i) there is no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy in effect or, to the USX/Kobe Parties' Knowledge, threatened involving the employees of USS/Kobe, and USS/Kobe has not experienced any such labor controversy within the past three years, (ii) no grievance is pending or, to the USX/Kobe Parties' Knowledge, threatened which, if adversely decided, would have a USS/Kobe Material Adverse Effect,
(iii) USS/Kobe has paid in full to all employees of USS/Kobe all currently accrued and payable wages, salaries, commissions, bonuses and other material compensation due to such employees in accordance with the payroll practices of USS/Kobe currently in effect and applicable, (iv) USS/Kobe will not have any material liability for severance benefits payable to a USS/Kobe employee whose employment continues after the Closing with RTI Opco or any of its Subsidiaries or NewTube immediately following the Closing under any USS/Kobe Plan as a result of or in connection with the Contemplated Transactions and (v) USS/Kobe is not presently negotiating a collective bargaining agreement or other Contract with any labor organization or other representative of any of USS/Kobe's employees (other than as expressly contemplated by this Agreement). Neither

USS/Kobe nor any of its Affiliates is subject to any bargaining obligations with any labor organization (including without limitation the USWA) under any Legal Requirement, collective bargaining agreement or otherwise in connection with the Contemplated Transactions, or is required to obtain any agreements of any labor organizations to the changes in corporate structure involved in the Contemplated Transactions, in each case other than any such obligations or requirements which will have been satisfied upon receipt of the NewTube Labor Agreement Ratification and the RTI Labor Agreement Ratification.

         6.16     Intellectual Property.

                  (a) To the USX/Kobe Parties' Knowledge, Section 6.16(a) of the Disclosure Letter contains a complete and accurate list and summary description of, with respect to all material Intellectual Property owned, held or used by USS/Kobe ("USS/Kobe IP"), all patents, registered copyrights, registered trademarks and service marks, and all pending registrations or applications for the foregoing and all material unregistered USS/Kobe IP.

                  (b) Except as disclosed in Section 6.16(b) of the Disclosure Letter, to the USX/Kobe Parties' Knowledge: (i) USS/Kobe owns or has the enforceable, legal right to use all the Intellectual Property necessary to conduct its business in all material respects as currently conducted and consistent with past practice, free of all Encumbrances, and (ii) to the USX/Kobe Parties' Knowledge, all of the USS/Kobe IP is valid, enforceable and unexpired, has not been abandoned, does not infringe, impair or make unauthorized use of ("Infringe") the Intellectual Property of any other party (including Affiliates of USS/Kobe) and is not being Infringed by any other party (including Affiliates of USS/Kobe).

                  (c) Except as expressly set forth otherwise in Section 6.16(c) of the Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a USS/Kobe Material Adverse Effect, (i) to the USX/Kobe Parties' Knowledge, there is no actual or threatened adverse Proceeding of any Person pertaining to, or any challenge to the scope, validity or enforceability of, any of the USS/Kobe IP, and (ii) USS/Kobe (A) is not a party to any Proceeding which involves a claim of infringement or misappropriation by USS/Kobe of any Intellectual Property of any third party and (B) has not brought any Proceeding against any third party for infringement or misappropriation of, or breach of any license or agreement involving, any of the USS/Kobe IP.

                  (d) Except as would not, individually or in the aggregate, reasonably be expected to have a USS/Kobe Material Adverse Effect, to the USX/Kobe Parties' Knowledge, USS/Kobe is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any Intellectual Property license to which it is a party, either as licensor or licensee, or other agreement relating to any of the USS/Kobe IP.

         6.17 Brokers or Finders. Except as provided in the Transactional and Monitoring Fee Agreement, none of the USX/Kobe Parties, their Affiliates or their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.


                                    SECTION 7

                        REPRESENTATIONS AND WARRANTIES OF
                      BARTECH AND REGARDING THE BV PARTIES

         BarTech represents and warrants with respect to itself and its Affiliates to each of the USX/Kobe Parties and RES Holding as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below, and provided, further, that, for the avoidance of doubt, the parties hereto acknowledge and agree that none of the BV Parties is itself making any of the representations and warranties contained in this Section 7):

         7.1      Organization and Good Standing.

                  (a) BarTech is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted. BarTech is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a BarTech Material Adverse Effect. Each of the BV Parties is a limited partnership or limited liability company, as applicable, duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full partnership or company, as applicable, power and authority to conduct its business as it is now being conducted. BarTech is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a BarTech Material Adverse Effect. Each of the BV Parties is duly qualified to do business as a foreign limited partnership or limited liability company in each jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a BarTech Material Adverse Effect.

                  (b) Each of BarTech's Subsidiaries is a United States or foreign corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate or limited liability company power and authority to conduct its business as it is being conducted. Each of BarTech's Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a BarTech Material Adverse Effect.

                  (c) BarTech has made available to USX, Kobe and RES Holding complete and correct copies of its Organizational Documents and those of each of its Subsidiaries, as currently in effect.

                  (d) Section 7.1(d) of the Disclosure Letter contains a complete and accurate list of all the Subsidiaries of BarTech (without giving effect to the Contemplated Transactions). Except as listed in
         Section 7.1(d) of the Disclosure Letter, BarTech and its Subsidiaries do not own any material direct or indirect equity or debt interest in any other Person, and none of them is obligated or committed to acquire any such interest (other than pursuant to this Agreement).

         7.2      Authority; No Conflict; Consents.

                  (a) This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, BarTech and each of the BV Parties, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) BarTech and each of the BV Parties has the requisite corporate, partnership, company or other applicable right, power, authority and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations under this Agreement and each other Transaction Document to which it is a party. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by BarTech and each of the BV Parties have been duly authorized by all necessary corporate, partnership, company or other applicable action, as the case may be, on the part of such entity and its owners.

                  (c) Except as disclosed in Section 7.2(c) of the Disclosure Letter, neither the execution and delivery of this Agreement and each other Transaction Document to which it is a party nor the consummation of any of the Contemplated Transactions or other performance of its obligations hereunder or thereunder will, directly or indirectly:

                           (i) violate any provision of the Organizational
                  Documents of BarTech or any of its Subsidiaries or of any of the BV Parties;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which BarTech or any of its Subsidiaries or any of the BV Parties is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by BarTech or any of its Subsidiaries or any of the BV Parties;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract of BarTech or any of its Subsidiaries or any of the BV Parties; or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by BarTech or any of its Subsidiaries or any of the BV Parties (other than pursuant to the Transaction Documents).

                  (d) None of BarTech or its Affiliates or the BV Parties is or will be required to obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party or the consummation of any of the Contemplated Transactions or their performance hereunder or thereunder, except (i) the Material Consents disclosed in Section 7.2(d) of the Disclosure Letter, which will be obtained by Closing, and (ii) such other Consents as to which the failure to obtain them by Closing would not, individually or in the aggregate, reasonably be expected to have a BarTech Material Adverse Effect or a RTI Material Adverse Effect.

         7.3 Capitalization. The authorized and outstanding equity interests of each of BarTech (without giving effect to the Contemplated Transactions) and BarTech's Subsidiaries are listed in Section 7.3 of the Disclosure Letter. At the time of consummation of the USX Holdings/Kobe Holdings-RTI Opco Merger, BarTech will be the record and beneficial owner of all the outstanding equity interest in RES Holding, free and clear of all Encumbrances. All of the outstanding equity interests in each of BarTech's Subsidiaries are owned of record and beneficially directly or indirectly by BarTech. All of the foregoing equity interests have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in

Section 7.3 of the Disclosure Letter, there are no outstanding options, warrants, convertible securities or other rights of any kind relating to the issuance, sale, or transfer of any equity interests in any of the foregoing entities (other than this Agreement and the other Transaction Documents).

         7.4 Financial Statements. Included within the BarTech Public Filings are certain financial statements of BarTech (collectively, the "BarTech Financial Statements"). The BarTech Financial Statements fairly present the assets and liabilities, financial condition and the results of operations, changes in stockholders' equity and cash flow of BarTech as at the respective dates of and for the periods referred to in such BarTech Financial Statements. The BarTech Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited statements to the absence of footnote disclosure and other presentation items and to changes resulting from normal period-end adjustments for recurring accruals which are not in the aggregate material. Subject to the limitations provided in the immediately preceding sentence, the BarTech Financial Statements have been prepared from the books and records of BarTech which accurately and fairly reflect in all material respects the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by BarTech. BarTech and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which would be required under generally accepted accounting principles to be reflected on a balance sheet, except for (a) liabilities or obligations reflected or reserved against in the January 2, 1999 balance sheet included in the BarTech Financial Statements, (b) liabilities incurred by BarTech and its Subsidiaries in the Ordinary Course of Business since January 2, 1999 which in the aggregate do not have a BarTech Material Adverse Effect and
(c) matters disclosed in Section 7.4 of the Disclosure Letter or as identified in the BarTech Public Filings.

         7.5      [intentionally omitted]

         7.6      Title to Properties; Encumbrances.

                  (a) Section 7.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of the BarTech Facilities.

                  (b) Except as described in Section 7.6(b) of the Disclosure Letter or as identified in the BarTech Public Filings, BarTech or one of its Subsidiaries has fee or other good title, as applicable, to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or reflected as owned in the books and records of BarTech including all the properties and assets reflected in the Interim BarTech Balance Sheet (except for personal property acquired or sold since the date of the Interim BarTech Balance Sheet in the Ordinary Course of Business of BarTech) and all of the properties and assets purchased or otherwise acquired by BarTech since the date of the Interim BarTech Balance Sheet (except for personal property acquired and sold since the date of the Interim BarTech Balance Sheet in the Ordinary

         Course of Business of BarTech). Except as described in Section 7.6(b) of the Disclosure Letter, all material properties and assets constituting BarTech Facilities and reflected in the Interim BarTech Balance Sheet are free and clear of all Encumbrances, except for Permitted Encumbrances.

         7.7      [intentionally omitted]

         7.8 Taxes. Except as set forth in Section 7.8 of the Disclosure Letter or as identified in the BarTech Public Filings:

                  (a) BarTech and each of its Subsidiaries has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. BarTech and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on them pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by BarTech or its Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the applicable Interim BarTech Balance Sheet.

                  (b) All Taxes that BarTech and its Subsidiaries are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                  (c) Neither BarTech nor any of its Subsidiaries is liable for any Taxes of another Person by reason of Treasury Regulation 1.1502-6(a) (or any comparable provision under state, local or foreign law), as a successor in interest, as a transferee, by contract or otherwise.

                  (d) No Proceeding is pending or, to BarTech's Knowledge, threatened in regard to any Taxes due from or with respect to BarTech or any of its Subsidiaries or any Tax Return filed by or with respect to BarTech or any of its Subsidiaries.

                  (e) BarTech and each of its Subsidiaries is not a party to or bound by (nor will BarTech and each of its Subsidiaries, prior to the Closing Date, become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or similar contractual arrangement.

                  (f) To BarTech's Knowledge, there are no pending, threatened or proposed audits, assessments or claims from any Tax Authority for material Taxes against BarTech or any of its Subsidiaries or any of their assets, operations or activities as of the date hereof or as of the Closing Date. There are no pending claims for refund of any Taxes for BarTech or any of its Subsidiaries (including refunds of Taxes allocable to BarTech or any of its Subsidiaries or with respect to consolidated, combined, unitary, fiscal unitary or similar Tax Returns).

                  (g) There are no outstanding rulings of, or requests for rulings with, any Tax Authority expressly addressed to BarTech or any of its Subsidiaries that are, or if issued would be binding for any post-Closing period.

         7.9 No Material Adverse Change. Except as set forth in Section 7.9 of the Disclosure Letter or as identified in the BarTech Public Filings, since January 2, 1999, (i) BarTech and each of its Subsidiaries has operated its business only in the Ordinary Course of Business (other than as expressly provided for in the Transaction Documents), (ii) to BarTech's Knowledge, no event or occurrence has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a BarTech Material Adverse Effect, and (iii) neither BarTech nor any of its Subsidiaries has taken any action nor suffered any event that if taken or suffered after the date hereof would require USX's, Kobe's or RES Holding's consent under Section 10.2 of this Agreement.

         7.10     Employee Benefits.

                  (a) Except as set forth in Section 7.10(a) of the Disclosure Letter (the plans disclosed in Section 7.10(a) of the Disclosure Letter being the "BarTech Plans"), BarTech and its Subsidiaries do not sponsor or contribute to any Employee Benefit Plan, severance, change-in-control or employment plan, program or agreement or stock option, bonus, or incentive plan or program. Copies of the written BarTech Plans have been made available to USS/Kobe and RES Holding.

                  (b) Each BarTech Plan has been administered and is in compliance with the terms of such BarTech Plan and all applicable laws, rules and regulations where the failure to so comply would result in liability that would have a BarTech Material Adverse Effect.

                  (c) Except as set forth in Section 7.10(c) of the Disclosure
         Letter: (i) each BarTech Plan intended to be qualified within the meaning of IRC Section 401(a) has received a favorable determination as to such qualification from the IRS and (ii) to BarTech's Knowledge, nothing has occurred since that would adversely affect such qualification.

                  (d) Except as would not have a BarTech Material Adverse Effect or, in the case of the following clause (i), in connection with the Contemplated Transactions: (i) no "reportable event" (as such term is used in Section 4043 of ERISA) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any BarTech Plan, and (ii) no "accumulated funding deficiency"

         (as such term is used in Section 412 or 4971 of the IRC) has occurred during the last five years with respect to any BarTech Plan.

                 (e) No litigation or administrative or other proceeding involving any BarTech Plan has occurred or, to BarTech's Knowledge, is threatened where an adverse determination would result in liability that would have a BarTech Material Adverse Effect, other than any such litigation or administrative or other proceeding that may be commenced by the PBGC in connection with the Contemplated Transactions.

                  (f) Except as set forth in Section 7.10(f) of the Disclosure Letter, neither BarTech nor any of its Subsidiaries have contributed to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and neither BarTech nor any member of its Controlled Group has incurred any withdrawal liability which remains unsatisfied in an amount which would result in liability that would have a BarTech Material Adverse Effect.

                  (g) No BarTech Plan or multiemployer plan to which BarTech or any of its Subsidiaries contributed has been terminated, where such termination has resulted in liability under Title IV of ERISA that would have a BarTech Material Adverse Effect.

                  (h) Except as would not have a BarTech Material Adverse Effect, none of BarTech or any of its Subsidiaries has incurred any liability, direct or indirect, as a result of any breach of fiduciary duty or non-exempt prohibited transaction (within the meaning of IRC
         Section 4975 or Section 406 of ERISA) involving any BarTech Plan or the assets thereof. None of BarTech or any of its Subsidiaries has engaged in any transaction that has resulted or could result in any material liability of any of them pursuant to Section 4069 or 4212 of ERISA.

         7.11 Compliance with Legal Requirements; Governmental Authorizations. Except as set forth in Section 7.11 of the Disclosure Letter or as identified in the BarTech Public Filings, to BarTech's Knowledge, BarTech and each of its Subsidiaries has complied and is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business, except for any failures to comply which would not, individually or in the aggregate, have a BarTech Material Adverse Effect. To BarTech's Knowledge, BarTech and its Subsidiaries hold all Governmental Authorizations that are required in connection with their businesses, and are in compliance with all of the terms and requirements of each Governmental Authorization applicable to them, except where the failure to be in compliance would not have a BarTech Material Adverse Effect.

         7.12 Legal Proceedings; Orders. Except as set forth in Section 7.12 of the Disclosure Letter or as identified in the BarTech Public Filings, to BarTech's Knowledge there is no Proceeding (i) pending or threatened against BarTech or any of its Affiliates or any of the BV Parties that, individually or in the aggregate, has had, or would reasonably be expected to have, a

BarTech Material Adverse Effect, or (ii) as of the date of this Agreement, that challenges, or that may have the effect of preventing or making illegal, any of the Contemplated Transactions. Except as set forth in Section 7.12 of the Disclosure Letter, to BarTech's Knowledge (i) there is no material Order to which BarTech or any of its Affiliates or any of the BV Parties is subject that materially prohibits or restricts BarTech or any of its Subsidiaries, and (ii) no agent or employee of BarTech's and its Subsidiaries' business is subject to any Order that materially prohibits or restricts such agent or employee, from engaging in or continuing any conduct, activity, or practice relating to BarTech's business.

         7.13     Contracts; No Defaults.

                  (a) Except for Permitted Encumbrances, Section 7.13(a) of the Disclosure Letter contains a complete and accurate list of, or the BarTech Public Filings include as exhibits thereto: (i) each Contract of BarTech and its Subsidiaries that is required to be filed as an exhibit to any of the BarTech Public Filings, (ii) any other Contract of BarTech or any of its Subsidiaries containing covenants not to compete, employee non-solicitation or no-hire covenants, or otherwise materially limiting the freedom of BarTech and its Subsidiaries to engage in any line of business or to compete with any Person, (iii) any other Contract of BarTech or any of its Subsidiaries constituting a material employment agreement or a collective bargaining or other agreement with a labor organization or other representative of BarTech's and its Subsidiaries' employees, (iv) any other Contract of BarTech or any of its Subsidiaries with or for the benefit of any Affiliate of BarTech (other than with or among its Subsidiaries) or, to BarTech's Knowledge, any immediate family member of any officer, director, employee or equityholder of BarTech or any of its Affiliates or any Affiliate thereof and (v) any other Contract of BarTech or any of its Subsidiaries relating to material indebtedness, financing arrangements or guarantees of indebtedness.

                  (b) With respect to the Contracts identified in Section 7.13(a) of the Disclosure Letter, to BarTech's Knowledge: (i) each Contract is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles, (ii) BarTech has made available to USS/Kobe and RES Holding a copy of each such Contract, (iii) BarTech and its Subsidiaries are in compliance with all material terms and requirements of such Contracts, and (iv) BarTech and its Subsidiaries have not given to or received from any other Person any written notice regarding any actual or alleged material violation or default of any such Contract.

         7.14 Environmental Matters. Except as set forth in Section 7.14 of the Disclosure Letter or as identified in the BarTech Public Filings and except as would not, individually or in the aggregate, reasonably be expected to have a BarTech Material Adverse Effect:

                  (a) Neither BarTech nor any of its Subsidiaries has violated or is in violation of any Environmental Law.

                  (b) To BarTech's Knowledge, none of the BarTech Facilities or any facility formerly owned, leased or operated by BarTech or any of its Subsidiaries contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would reasonably be expected to result in liability under or relating to Environmental Law.

                  (c) To BarTech's Knowledge, BarTech and its Subsidiaries have not disposed of, arranged to be disposed of, Released, threatened to Release or transported in violation of any applicable Environmental Law or in a manner that would reasonably be expected to result in liability under or relating to Environmental Laws, any Hazardous Materials at, to or from any of the BarTech Facilities or any facility formerly owned, leased or operated by BarTech or any of its Subsidiaries.

                  (d) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with, or potential liability under or relating to, any Environmental Law conducted by or on behalf of BarTech, or which are in the custody or control of BarTech, relating to the facilities, business or activities of BarTech or any of its Subsidiaries or any of the BarTech Facilities that have not been made available to USS/Kobe and RES Holding.

                  (e) Neither BarTech nor any of its Subsidiaries has been subject to any Proceedings, is subject to any Order or has received any written notice or other written communication from any Governmental Body or the current or prior owner or operator of any BarTech Facilities or any other Person, in each case of or with respect to any actual or potential violation or failure to comply with any Environmental Law or of any actual or threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

                  (f) Neither BarTech nor any of its Subsidiaries has contractually assumed any liability or obligation under or relating to Environmental Laws.

                  (g) Neither BarTech nor any of its Subsidiaries has entered into, or is subject to, any Order or agreement relating to compliance with Environmental Laws or the investigation or remediation of Hazardous Materials.

         7.15 Labor Relations; Compliance. Except as set forth in Section 7.15 of the Disclosure Letter or as identified in the BarTech Public Filings: (i) there is no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy in effect or, to BarTech's Knowledge, threatened involving the employees of BarTech or any of its Subsidiaries, and BarTech and its Subsidiaries have not experienced any such labor controversy within the past three years, (ii) no grievance is pending or, to BarTech's Knowledge, threatened which, if adversely decided, would have a BarTech Material Adverse Effect, (iii) BarTech and each of its Subsidiaries have paid in full to all employees of BarTech all currently accrued and payable wages, salaries, commissions, bonuses, and other material compensation due to such employees in accordance with the payroll practices of BarTech and its Subsidiaries currently in effect and applicable, (iv) BarTech and its Subsidiaries will not have any material liability for severance benefits payable immediately following the Closing under any BarTech Plan as a result of or in connection with the Contemplated Transactions and (v) BarTech and its Subsidiaries are not presently negotiating a collective bargaining agreement or other Contract with any labor organization or other representative of any of their employees (other than as expressly contemplated by this Agreement). Neither BarTech nor any of its Affiliates is subject to any bargaining obligations with any labor organization (including without limitation the USWA) under any Legal Requirement, collective bargaining agreement or otherwise in connection with the Contemplated Transactions, or is required to obtain any agreements of any labor organizations to the changes in corporate structure involved in the Contemplated Transactions, in each case other than any such obligations or requirements which will have been satisfied upon receipt of the NewTube Labor Agreement Ratification and the RTI Labor Agreement Ratification.

         7.16     Intellectual Property.

                  (a) To BarTech's Knowledge, Section 7.16(a) of the Disclosure Letter contains a complete and accurate list and summary description of, with respect to all material Intellectual Property owned, held or used by BarTech and its Subsidiaries ("BarTech IP"), all patents, registered copyrights, registered trademarks and service marks, and all pending registrations or applications for the foregoing and all material unregistered BarTech IP.

                  (b) Except as disclosed in Section 7.16(b) of the Disclosure Letter or as identified in the BarTech Public Filings, to BarTech's Knowledge (i) BarTech or one of its Subsidiaries owns or has the enforceable, legal right to use all the Intellectual Property necessary to conduct BarTech's business in all material respects as currently conducted and consistent with past practice, free of all Encumbrances, and (ii) to BarTech's Knowledge, all of the BarTech IP is valid, enforceable and unexpired, has not been abandoned, does not Infringe the Intellectual Property of any third party and is not being Infringed by any third party.

                  (c) Except as expressly set forth otherwise in Section 7.16(c) of the Disclosure Letter, as identified in the BarTech Public Filings, or as would not, individually or in the aggregate, reasonably be expected to have a BarTech Material Adverse Effect, (i) to BarTech's Knowledge, there is no actual or threatened adverse Proceeding of any Person pertaining to, or any challenge to the scope, validity or enforceability of, any of the BarTech IP; and (ii) neither BarTech nor any of its Subsidiaries (A) is a party to any

         Proceeding which involves a claim of infringement or misappropriation by BarTech or any of its Subsidiaries of any Intellectual Property of any third party; or (B) has brought any Proceeding against any third party for infringement or misappropriation of, or breach of any license or agreement involving, any of the BarTech IP.

                  (d) Except as would not, individually or in the aggregate, reasonably be expected to have a BarTech Material Adverse Effect, to BarTech's Knowledge, neither BarTech nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any Intellectual Property license to which it or any of its Subsidiaries is a party, either as licensor or licensee, or other agreement relating to any of the BarTech IP.

         7.17 Brokers or Finders. Except as provided in the Transactional and Monitoring Fee Agreement and in the Sources and Uses, none of BarTech, its Affiliates or their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

         7.18 BarTech Public Filings. To BarTech's Knowledge, as of their respective dates, BarTech's Public Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Documents, except for any failures to so comply which would not, individually or in the aggregate, reasonably be expected to have a BarTech Material Adverse Effect.

         7.19 Other Matters. As of the Closing Date, neither Blackstone nor any of its Affiliates (other than the Company and its Subsidiaries) has any agreement or arrangement to acquire any Class A Preferred Stock or Class C Convertible Preferred Stock of BarTech.


                                    SECTION 8

                  REPRESENTATIONS AND WARRANTIES OF RES HOLDING

         RES Holding represents and warrants to the USX/Kobe Parties and BarTech as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below).

         8.1      Organization and Good Standing.

                  (a) RES Holding is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted. RES Holding is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a RES Holding Material Adverse Effect.

                  (b) Each of RES Holding Subsidiaries is a United States corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate or limited liability company power and authority to conduct its business as it is being conducted. Each of RES Holding Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a RES Holding Material Adverse Effect.

                  (c) RES Holding has made available to USS/Kobe and BarTech complete and correct copies of its Organizational Documents and those of each of its Subsidiaries, as currently in effect.

                  (d) Section 8.1(d) of the Disclosure Letter contains a complete and accurate list of all the Subsidiaries of RES Holding (without giving effect to the Contemplated Transactions). Except as listed in Section 8.1(d) of the Disclosure Letter, RES Holding and its Subsidiaries do not own any material direct or indirect equity or debt interest in any other Person, and none of them is obligated or committed to acquire any such interest (other than pursuant to this Agreement).

         8.2      Authority; No Conflict; Consents.

                  (a) This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of each of the Republic Parties, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) Each of the Republic Parties has the requisite corporate, partnership or other applicable right, power, authority and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform their respective obligations under this Agreement and each other such Transaction Document. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by each of the Republic Parties has been duly authorized by all necessary corporate, partnership or other applicable action, as the case may be, on the part of such entity and its owners.

                  (c) Except as disclosed in Section 8.2 of the Disclosure Letter, neither the execution and delivery of this Agreement and each other Transaction Document to which it is a party nor the consummation of any of the Contemplated Transactions or other performance of its obligations hereunder or thereunder will, directly or indirectly:

                           (i) violate any provision of the Organizational
                  Documents of the Republic Parties or any of their Subsidiaries, as applicable;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Republic Parties or any of their Subsidiaries, as applicable, is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Republic Parties or any of their Subsidiaries;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract of any of the Republic Parties or any of their Subsidiaries, as applicable; or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any of the Republic Parties or any of their Subsidiaries (other than pursuant to the Transaction Documents).

                  (d) None of the Republic Parties or their Affiliates is or will be required to obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party or the consummation of any of the Contemplated Transactions or their performance hereunder or thereunder, except (i) the Material Consents disclosed in Section 8.2 of the Disclosure Letter, which will be obtained by Closing, and (ii) such other Consents as to which the failure to obtain them by Closing would not, individually or in the aggregate, reasonably be expected to have a RES Holding Material Adverse Effect or a RTI Material Adverse Effect.

         8.3 Capitalization. The authorized and outstanding equity interests of each of the Republic Parties (without giving effect to the Contemplated Transactions) and their Subsidiaries are listed in Section 8.3 of the Disclosure Letter. At the time of consummation of the USX Holdings/Kobe Holdings-RTI Opco Merger, BarTech will be the record and beneficial owner of all the outstanding equity interests in RES Holding, free and clear of all Encumbrances. All of the outstanding equity interests in each of RES Holding Subsidiaries are owned of record and beneficially directly or indirectly by RES Holding. All of the foregoing equity interests have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 8.3 of the Disclosure Letter, there are no outstanding options, warrants, convertible securities or other rights of any kind relating to the issuance, sale, or transfer of any equity interests in any of the foregoing entities (other than this Agreement and the other Transaction Documents).

         8.4 Financial Statements. Included within the RESI Public Filings are certain financial statements of RESI (collectively, the "RESI Financial Statements"). The RESI Financial Statements fairly present the assets and liabilities, financial condition and the results of operations, changes in stockholders' equity and cash flow of RESI as at the respective dates of and for the periods referred to in such RESI Financial Statements. The RESI Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited statements to the absence of footnote disclosure and other presentation items and to changes resulting from normal period-end adjustments for recurring accruals which are not in the aggregate material. Subject to the limitations provided in the immediately preceding sentence, the RESI Financial Statements have been prepared from the books and records of RESI which accurately and fairly reflect in all material respects the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by RESI. RES Holding and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which would be required under generally accepted accounting principles to be reflected on a balance sheet, except for (a) liabilities or obligations reflected or reserved against in the June 30, 1998 balance sheet included in the RESI Financial Statements, (b) liabilities incurred by RES Holding and its Subsidiaries in the Ordinary Course of Business since June 30, 1998 which in the aggregate do not have a RES Holding Material Adverse Effect and (c) matters disclosed in Section 8.4 of the Disclosure Letter or as identified in the RESI Public Filings.

         8.5      [intentionally omitted]

         8.6      Title to Properties; Encumbrances.

                  (a) Section 8.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of the RESI Facilities.

                  (b) Except as disclosed in Section 8.6(b) of the Disclosure Letter or as identified in the RESI Public Filings, RESI or one of its Subsidiaries has fee or other good title, as applicable, to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or reflected as owned in the books and records of RESI including all the properties and assets reflected in the Interim RESI Balance Sheet (except for personal property acquired or sold in the Ordinary Course of Business of RESI) and all of the properties and assets purchased or otherwise acquired by RESI since the date of the Interim RESI Balance Sheet (except for personal property acquired and sold since the date of the Interim RESI Balance Sheet in the Ordinary Course of Business of RESI). Except as described in Section 8.6(b) of the Disclosure Letter, all material properties and assets constituting RESI Facilities and reflected in the Interim RESI Balance Sheet are free and clear of all Encumbrances, except for Permitted Encumbrances.

         8.7      [intentionally omitted]

         8.8 Taxes. Except as set forth in Section 8.8 of the Disclosure Letter or as identified in the RESI Public Filings:

                  (a) RES Holding and each of its Subsidiaries has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. RES Holding and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on them pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by RES Holding or its Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the applicable Interim RESI Balance Sheet.

                  (b) All Taxes that RES Holding and its Subsidiaries are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                  (c) Neither RES Holding nor any of its Subsidiaries is liable for any Taxes of another Person by reason of Treasury Regulation 1.1502-6(a) (or any comparable provision under state, local or foreign law), as a successor in interest, as a transferee, by contract or otherwise.

                  (d) No Proceeding is pending or, to RES Holding Knowledge, threatened in regard to any Taxes due from or with respect to RES Holding or any of its Subsidiaries or any Tax Return filed by or with respect to RES Holding or any of its Subsidiaries.

                  (e) RES Holding and each of its Subsidiaries is not a party to or bound by (nor will RES Holding and each of its Subsidiaries, prior to the Closing Date, become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or similar contractual arrangement.

                  (f) To the Republic Parties' Knowledge, there are no pending, threatened or proposed audits, assessments or claims from any Tax Authority for material Taxes against RES Holding or any of its Subsidiaries or any of their assets, operations or activities as of the date hereof or as of the Closing Date. There are no pending claims for refund of any Taxes for RES Holding or any of its Subsidiaries (including refunds of Taxes allocable to RES Holding or any of its Subsidiaries or with respect to consolidated, combined, unitary, fiscal unitary or similar Tax Returns).

                  (g) There are no outstanding rulings of, or requests for rulings with, any Tax Authority expressly addressed to RES Holding or any of its Subsidiaries that are, or if issued would be, binding for any post-Closing period.

         8.9 No Material Adverse Change. Except as set forth in Section 8.9 of the Disclosure Letter or as set forth in the RESI Public Filings, since December 31, 1998, (i) RES Holding and each of its Subsidiaries has operated its business only in the Ordinary Course of Business (other than as expressly provided for in the Transaction Documents), (ii) to the Republic Parties' Knowledge, no event or occurrence has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a RES Holding Material Adverse Effect, and
(iii) neither RES Holding nor any of its Subsidiaries has taken any action nor suffered any event that if taken or suffered after the date hereof would require USX's, Kobe's or BarTech's consent under Section 10.2 of this Agreement.

         8.10     Employee Benefits.

                  (a) Except as set forth in Section 8.10(a) of the Disclosure Letter (the plans disclosed in Section 8.10(a) of the Disclosure Letter being the "RESI Plans"), RES Holding and its Subsidiaries do not sponsor or contribute to any Employee Benefit Plan, severance, change-in-control or employment plan, program or agreement or stock option, bonus, or incentive plan or program. Copies of the written RESI Plans have been made available to USS/Kobe and BarTech.

                  (b) Each RESI Plan has been administered and is in compliance with the terms of such RESI Plan and all applicable laws, rules and regulations where the failure to so comply would result in liability that would have a RES Holding Material Adverse Effect.

                  (c) Except as set forth in Section 8.10(c) of the Disclosure
         Letter: (i) each RESI Plan intended to be qualified within the meaning of IRC Section 401(a) has received a favorable determination as to such qualification from the IRS and (ii) to the Republic Parties' Knowledge, nothing has occurred since that would adversely affect such qualification.

                  (d) Except as would not have a RES Holding Material Adverse Effect or, in the case of the following clause (i), in connection with the Contemplated Transactions: (i) no "reportable event" (as such term is used in Section 4043 of ERISA) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any RESI Plan, and (ii) no "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the IRC) has occurred during the last five years with respect to any RESI Plan.

                  (e) No litigation or administrative or other proceeding involving any RESI Plan has occurred or, to the Republic Parties' Knowledge, is threatened where an adverse determination would result in liability that would have a RES Holding Material Adverse Effect, other than any such litigation or administrative or other proceeding that may be commenced by the PBGC in connection with the Contemplated Transactions.

                  (f) Except as set forth in Section 8.10(f) of the Disclosure Letter, neither RES Holding nor any of its Subsidiaries have contributed to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and neither RES Holding nor any member of its Controlled Group has incurred any withdrawal liability which remains unsatisfied in an amount which would result in liability that would have a RES Holding Material Adverse Effect.

                  (g) No RESI Plan or multiemployer plan to which RES Holding or any of its Subsidiaries contributed has been terminated, where such termination has resulted in liability under Title IV of ERISA that would have a RES Holding Material Adverse Effect.

                  (h) Except as would not have a RES Holding Material Adverse Effect, none of RES Holding or any of its Subsidiaries has incurred any liability, direct or indirect, as a result of any breach of fiduciary duty or non-exempt prohibited transaction (within the meaning of IRC
         Section 4975 or Section 406 of ERISA) involving any RESI Plan or the assets thereof. None of RES Holding or any of its Subsidiaries has engaged in any transaction that has resulted or could result in any material liability of any of them pursuant to Section 4069 or 4212 of ERISA.

         8.11 Compliance with Legal Requirements; Governmental Authorizations. Except as set forth in Section 8.11 of the Disclosure Letter or as identified in the RESI Public Filings, to the Republic Parties' Knowledge, RES Holding and each of its Subsidiaries has complied and is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business, except for any failures to comply which would not, individually or in the aggregate, have a RES Holding Material Adverse Effect. To the Republic Parties' Knowledge, RES Holding and its Subsidiaries hold all Governmental Authorizations that are required in connection with their businesses, and are in compliance with all of the terms and requirements of each Governmental Authorization applicable to them, except where the failure to be in compliance would not have a RES Holding Material Adverse Effect.

         8.12 Legal Proceedings; Orders. Except as set forth in Section 8.12 of the Disclosure Letter or as identified in the RESI Public Filings, to the Republic Parties' Knowledge there is no Proceeding (i) pending or threatened against RES Holding or any of its Subsidiaries that, individually or in the aggregate, has had, or would reasonably be expected to have, a RES Holding Material Adverse Effect, or (ii) as of the date of this Agreement, that challenges, or that may have the effect of preventing or making illegal, any of the Contemplated Transactions. Except as set forth in Section 8.12 of the Disclosure Letter, to the Republic Parties' Knowledge (i) there is no material Order to which RES Holding or any of its Affiliates is subject that materially prohibits or restricts RES Holding or any of its Subsidiaries, and (ii) no agent or employee of RES Holding and its Subsidiaries' business is subject to any Order that materially prohibits or restricts such agent or employee, from engaging in or continuing any conduct, activity, or practice relating to RES Holding business.

         8.13     Contracts; No Defaults.

                  (a) Except for Permitted Encumbrances, Section 8.13(a) of the Disclosure Letter contains a complete and accurate list of, or the RESI Public Filings include as exhibits thereto: (i) each Contract of RES Holding and its Subsidiaries that is required to be filed as an exhibit to any of the RESI Public Filings, (ii) any other Contract of RES Holding or any of its Subsidiaries containing covenants not to compete, employee non-solicitation or no-hire covenants, or otherwise materially limiting the freedom of RES Holding and its Subsidiaries to engage in any line of business or to compete with any Person, (iii) any other Contract of RES Holding or any of its Subsidiaries constituting a material employment agreement or a collective bargaining or other agreement with a labor organization or other representative of RES Holding and its Subsidiaries employees, (iv) any other Contract of RES Holding or any of its Subsidiaries with or for the benefit of any Affiliate of RES Holding (other than with or among its Subsidiaries) or, to the Republic Parties' Knowledge, any immediate family member of any officer, director, employee or equityholder of RES Holding or any of its Affiliates or any Affiliate thereof and (v) any other Contract of RES Holding or any of its Subsidiaries relating to material indebtedness, financing arrangements or guarantees of indebtedness;

                  (b) With respect to the Contracts identified in Section 8.13(a) of the Disclosure Letter, to the Republic Parties' Knowledge:
         (i) each Contract is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles, (ii) RES Holding has made available to USS/Kobe and BarTech a copy of each such Contract, (iii) RES Holding and its Subsidiaries are in compliance with all material terms and requirements of such Contracts, and (iv) RES Holding and its Subsidiaries have not given to or received from any other Person any written notice regarding any actual or alleged material violation or default of any such Contract.

         8.14 Environmental Matters. Except as set forth in Section 8.14 of the Disclosure Letter or as identified in the RESI Public Filings and except as would not, individually or in the aggregate, reasonably be expected to have a RES Holding Material Adverse Effect:

                  (a) Neither RES Holding nor any of its Subsidiaries has violated or is in violation of any Environmental Law.

                  (b) To the Republic Parties' Knowledge, none of the RESI Facilities or any facility formerly owned, leased or operated by RES Holding or any of its Subsidiaries contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would reasonably be expected to result in liability under or relating to Environmental Law.

                  (c) To the Republic Parties' Knowledge, RES Holding and its Subsidiaries have not disposed of, arranged to be disposed of, Released, threatened to Release or transported in violation of any applicable Environmental Law or in a manner that would reasonably be expected to result in liability under or relating to Environmental Laws, any Hazardous Materials at, to or from any of the RESI Facilities or any facility formerly owned, leased or operated by RES Holding or any of its Subsidiaries.

                  (d) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with, or potential liability under or relating to, any Environmental Law conducted by or on behalf of RES Holding and its Subsidiaries, or which are in the custody or control of RES Holding and its Subsidiaries, relating to the facilities, business or activities of RES Holding and its Subsidiaries or any of the RESI Facilities that have not been made available to USS/Kobe and BarTech.

                  (e) Neither RES Holding nor any of its Subsidiaries has been subject to any Proceedings, is subject to any Order or has received any written notice or other written communication from any Governmental Body or the current or prior owner or operator of any RESI Facilities or any other Person, in each case of or with respect to any actual or potential violation or failure to comply with any Environmental Law or of any actual or threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

                  (f) RES Holding and its Subsidiaries have not contractually assumed any liability or obligation under or relating to Environmental Laws.

                  (g) Neither RES Holding nor any of its Subsidiaries has entered into, or is subject to, any Order or agreement relating to compliance with Environmental Laws or the investigation or remediation of Hazardous Materials.

         8.15 Labor Relations; Compliance. Except as set forth in Section 8.15 of the Disclosure Letter or as identified in the RESI Public Filings: (i) there is no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy in effect or, to the Republic Parties' Knowledge, threatened involving the employees of RES Holding or any of its Subsidiaries, and RES Holding and its Subsidiaries have not experienced any such labor controversy within the past three years, (ii) no grievance is pending or, to the Republic Parties' Knowledge, threatened which, if adversely decided, would have a RES Holding Material Adverse Effect, (iii) RES Holding and its Subsidiaries have paid in full to all of their employees all currently accrued and payable wages, salaries, commissions, bonuses and other material compensation due to such employees in accordance with the payroll practices of RES Holding and its Subsidiaries currently in effect and applicable law, (iv) RES Holding and its Subsidiaries will not have any material liability for severance benefits payable under any RESI Plan as a result of or in connection with the Contemplated Transactions and (v) RES Holding and its Subsidiaries are not presently negotiating a collective bargaining agreement or other Contract with any labor organization or other representative of any of their employees (other than as expressly contemplated by this Agreement). Neither RES Holding nor any of its Affiliates is subject to any bargaining obligations with any labor organization (including without limitation the USWA) under any Legal Requirement, collective bargaining agreement or otherwise in connection with the Contemplated Transactions, or is required to obtain any agreements of any labor organizations to the changes in corporate structure involved in the Contemplated Transactions, in each case other than any such obligations or requirements which will have been satisfied upon receipt of the NewTube Labor Agreement Ratification and the RTI Labor Agreement Ratification.

         8.16     Intellectual Property.

                  (a) To the Republic Parties' Knowledge, Section 8.16(a) of the Disclosure Letter contains a complete and accurate list and summary description of, with respect to all material Intellectual Property owned, held or used by RES Holding and Subsidiaries and, to the extent applicable to RES Holding, its Affiliates ("RESI IP"), all patents, registered copyrights, registered trademarks and service marks, and all pending registrations or applications for the foregoing and all material unregistered RESI IP.

                  (b) Except as disclosed in Section 8.16(b) of the Disclosure Letter or as identified in the RESI Public Filings, to the Republic Parties' Knowledge (i) RES Holding or one of its Subsidiaries owns or has the enforceable, legal right to use all the Intellectual Property necessary to conduct RES Holding business in all material respects as currently conducted and consistent with past practice, free of all Encumbrances, and (ii) to the Republic Parties' Knowledge, all of the RESI IP is valid, enforceable and unexpired, has not been abandoned, does not Infringe the Intellectual Property of any third party and is not being Infringed by any third party.

                  (c) Except as expressly set forth otherwise in Section 8.16(c) of the Disclosure Letter, as identified in the RESI Public Filings, or as would not, individually or in the aggregate, reasonably be expected to have a RES Holding Material Adverse Effect, (i) to the Republic Parties's Knowledge, there is no actual or threatened adverse Proceeding of any Person pertaining to, or any challenge to the scope, validity or enforceability of, any of the RESI IP, and (ii) neither RES Holding nor any of its Subsidiaries (A) is a party to any Proceeding which involves a claim of infringement or misappropriation by RES Holding or any of its Subsidiaries of any Intellectual Property of any third party or (B) has brought any Proceeding against any third party for infringement or misappropriation of, or breach of any license or agreement involving, any of the RESI IP.

                  (d) Except as would not, individually or in the aggregate, reasonably be expected to have a RES Holding Material Adverse Effect, to the Republic Parties' Knowledge, neither RES Holding nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any Intellectual Property license to which it or any of its Subsidiaries is a party either as licensor or licensee, or other agreement relating to any of the RESI IP.

         8.17 Brokers or Finders. Except as provided in the Transactional and Monitoring Fee Agreement and in the Sources and Uses, none of the Republic Parties, their Affiliates or their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

         8.18 RESI Public Filings. To the Republic Parties' Knowledge, as of their respective dates, RESI's Public Filing, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Documents, except for failures to so comply which would not, individually or in the aggregate, reasonably be expected to have a RES Holding Material Adverse Effect.



                                    SECTION 9

                             [intentionally omitted]

                                   SECTION 10

                                    COVENANTS

         10.1 Access and Investigation. From the date of this Agreement until the Closing, upon reasonable advance notice, each of BarTech, RES Holding and USS/Kobe (only with respect to its Bar Business) will, and will cause each of their Subsidiaries and relevant Affiliates to:

                  (a) Afford the other parties hereto and their Representatives and their lenders and their Representatives reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of such Person and its Subsidiaries and relevant Affiliates;

                  (b) Furnish the other parties hereto and their Representatives with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request in connection with the Transaction Documents and the transactions contemplated hereby and thereby;

                  (c) Furnish the other parties hereto and their Representatives with such additional financial, operating, and other data and information with respect to such Person and its Subsidiaries and relevant Affiliates as they may reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of such Person or any of its Subsidiaries or relevant Affiliates and will be at the cost of the Person making such investigation;

                  (d) Notwithstanding the foregoing, neither BarTech, RES Holding nor USS/Kobe will be required prior to the Closing Date to disclose or cause the disclosure to the Representatives of any such Person (or provide access to any of their or their Subsidiaries' or relevant Affiliates' properties, contracts, books or records) of any confidential information relating to pricing and marketing plans, to the extent that such Person receives the written advice of outside legal counsel which counsel will be reasonably satisfactory to the other Persons that disclosure of such information would be inconsistent with any applicable antitrust or competition law, nor will such Person be required to permit or cause others to permit the Representatives of such Person to photocopy or remove from the offices or properties of any such Person or any of its Subsidiaries or relevant Affiliates any original or photocopied documents, drawings or other materials that might reveal any such confidential information;

                  (e) From the date hereof and following the Closing, each of the parties hereto agrees to, and will cause its Subsidiaries, Affiliates and Representatives to treat and hold as confidential (and not disclose or provide access to any Person) all information provided to pursuant to this Agreement or other Transaction Documents as provided in Section 10.6; and

                  (f) Each of BarTech, the Republic Parties, the BV Parties and the USX/Kobe Parties acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning the business, the assets and liabilities of the other parties, (ii) has been furnished with or given adequate access to such information about the business, the assets and liabilities of the other parties as it has requested, (iii) has had independent legal, financial and technical advice relating to the business and the assets of the other parties and the terms of this Agreement and the Transaction Documents and (iv) will not assert any claim against any of the other parties or their Affiliates or any of their or their Affiliates' respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants or representatives, or hold any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties of the other parties contained in this Agreement) furnished by the other parties or such persons concerning the other parties, provided, however, that nothing contained in this Agreement will preclude the assertion by any party or its Affiliates of any causes of action that may exist, not based upon breach of contract, for fraud. Any implied warranty or other rights applicable to any of the transactions contemplated hereby under the law of any jurisdiction is hereby expressly and irrevocably waived by each party to the fullest extent permitted by such legal requirements, and each party agrees that it will not seek to enforce any such implied warranties or other rights.

         10.2 Operation of the Business of BarTech, RES Holding and USS/Kobe. Between the date of this Agreement and the Closing Date, each of BarTech, RES Holding, USS/Kobe, USX Holdings and Kobe Holdings will (except (i) for the USS/Kobe Tubular Business, USS/Kobe Tubular Assets and the Tubular Spinoff, in respect of which USS/Kobe, USX Holdings and Kobe Holdings will not be subject to any of the provisions of this Section 10.2, (ii) to the extent that the others have otherwise consented in advance in writing, which consent will not be unreasonably withheld or delayed, or (iii) as expressly provided for elsewhere in the Transaction Documents or in the Disclosure Letter), and will cause its Subsidiaries to:

                  (a) Conduct its business only in the Ordinary Course of Business and use its commercially reasonable efforts to: preserve intact its current business, keep available the services of its current officers, employees, and agents, and maintain good relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

                  (b) Not (i) amend any of its Organizational Documents, (ii) otherwise alter or modify its authorized or outstanding capital stock, partnership or other equity interests, or grant of any option or right to purchase equity interests, (iii) issue any debt or equity security, or incur any indebtedness other than (A) gross debt for borrowed money to the extent it replaces existing outstanding indebtedness or indebtedness incurred pursuant to clause (B) below, is incurred in the Ordinary Course of Business and is prepayable at the Closing without premium or penalty or (B) net debt for borrowed money incurred in the Ordinary Course of Business pursuant to bank credit facilities existing on the date hereof, (iv) grant any registration rights, (v) declare, set aside, make or pay any dividends of cash or other property or make any cash or other distributions on debt or equity securities, or redeem, repurchase, retire or otherwise acquire any of its debt or equity securities, except to the extent otherwise required to do so by the terms of any debt securities or preferred stock currently outstanding,
         (vi) liquidate, dissolve, merge, consolidate, recapitalize or otherwise reorganize its business, other than liquidations of non-operating Subsidiaries and mergers with other wholly owned Subsidiaries of such Person, (vii) create any new Subsidiaries or joint ventures, (viii) incur or accrue any obligations to any of its direct or indirect equityholders, partners or Affiliates, other than obligations arising under Contracts existing on the date hereof, or (ix) repay any advances from, or make any other payments to, any of its direct or indirect equityholders, partners or Affiliates, except for (A) payments which reduce dollar-for-dollar amounts owed to such stockholder, partner or Affiliate that are reflected on its respective Interim Balance Sheet or have been incurred in the Ordinary Course of Business pursuant to obligations arising under Contracts existing on the date hereof and (B) payments set forth in the Disclosure Letter;

                  (c) Except to the extent required by an agreement in effect on the date hereof and disclosed in the applicable section of the Disclosure Letter or any of the RTI PBGC Agreement, labor agreement subject to the NewTube Labor Agreement Ratification or labor agreement subject to the RTI Labor Agreement Ratification, not (i) materially increase any bonuses, salaries or other compensation of any of its employees, officers or directors, (ii) enter into any employment, severance or similar Contract with any of its employees, officers or directors; adopt, modify or terminate any Employee Benefit Plan or other benefit or severance policy, plan, agreement, arrangement or program; or hire any employees other than in the Ordinary Course of Business or, in the case of USS/Kobe, transfer any employees between the USS/Kobe Bar Business and USS/Kobe Tubular Business other than in the Ordinary Course of Business, or (iii) effect a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act, affecting in whole or in part any USS/Kobe Facilities or other site of employment of USS/Kobe, BarTech Facilities or other site of employment of BarTech or any of its Subsidiaries or RESI Facilities or other site of employment of RES Holding or any of its Subsidiaries;

                  (d) Not (i) enter into, terminate or materially amend any Contract identified (in the case of existing Contracts), or of the type identified (in the case of new Contracts), in Section 6.13(a), 7.13(a) or 8.13(a), as applicable, other than Contracts entered into with customers and suppliers in the Ordinary Course of Business and, in the case of USS/Kobe, Contracts which are USS/Kobe Tubular Assets, (ii) sell (other than sales of inventory in the Ordinary Course of Business), lease, mortgage, pledge, license or otherwise dispose of any of its material assets or properties, or create or suffer to exist any new Encumbrance on any of its material assets or properties, other than, in the case of USS/Kobe,
         (A) assets or properties which are USS/Kobe Tubular Assets and (B) mortgages, security interests and liens granted to secure USS/Kobe's obligations under the USS/Kobe Credit Facility and/or USS/Kobe Senior Notes (provided that such mortgages, security interests and liens will be released upon consummation of the refinancing transactions described in Section 4), (iii) make any loans, advances or capital contributions to any Person, other than to its Subsidiaries and other than loans or advances to employees in the Ordinary Course of Business, or (iv) assume, guarantee, endorse or otherwise become liable for any material obligations of any Person other than its Subsidiaries;

                  (e) Not make any material capital expenditures (in the case of USS/Kobe, solely with respect to the USS/Kobe Bar Assets) other than as provided in the capital expenditures budgets previously provided to the other parties hereto, or fail to make any material capital expenditures so budgeted; and

                  (f) Not enter into any agreement, arrangement or understanding to do any of the foregoing.

         10.3 Notification. Between the date of this Agreement and the Closing Date, each of BarTech, the Republic Parties and USS/Kobe (only in respect of the USS/Kobe Bar Business) promptly will notify the others in writing if it becomes aware of any fact or condition that would reasonably be expected to cause or constitute a breach of any of its representations, warranties or covenants so as to cause the failure of any of the conditions contained herein (or that would reasonably be expected to cause such a breach if any such representation or warranty had been made as of the time of discovery of such fact or condition).

         10.4 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 17, each of BarTech, the Republic Parties (other than as to any discontinued operations of the Republic Parties), the BV Parties and the USX/Kobe Parties (other than as to the USS/Kobe Tubular Assets, USS/Kobe Tubular Business and USS/Kobe Tubular Liabilities) will not, and will cause its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any Person relating to, other than the Contemplated Transactions, (i) any acquisition or purchase of 5% or more of the assets of BarTech and its Subsidiaries, RES Holding and its Subsidiaries or USS/Kobe, as applicable, (ii) any direct or indirect acquisition or purchase of any equity securities of BarTech or any of its Subsidiaries, RES Holding or any of its Subsidiaries or USS/Kobe, as applicable, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BarTech or any of its Subsidiaries, RES Holding or any of its Subsidiaries or USS/Kobe, as applicable, or (iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Contemplated Transactions or that would or would reasonably be expected to dilute the benefits to the other parties hereto of the Contemplated Transactions, or agree to or endorse any such proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

         10.5 Commercially Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, each of BarTech, the Republic Parties and USS/Kobe will use commercially reasonable best efforts to cause the conditions hereunder to the others' obligations to be satisfied. Each of BarTech, the Republic Parties and USS/Kobe will furnish the others, at the cost and expense of the party being furnished with such information, with all information that is required for inclusion in any application or filing to be made by any such Person or its Subsidiaries or Affiliates to any Governmental Body in connection with the Contemplated Transactions, and each party hereto will use commercially reasonable best efforts to assist the others in obtaining any Governmental Authorizations, or any Consents related thereto, required in connection with the Contemplated Transactions. USS/Kobe will provide reasonable assistance to BarTech and the Republic Parties in connection with their efforts to obtain the RTI Credit Facility and to consummate the RTI High Yield Offering, including facilitating customary due diligence and arranging for senior officers of USS/Kobe, as reasonably selected by BarTech and the Republic Parties, to meet with prospective lenders and investors in customary "road show" presentations or otherwise, and use commercially reasonable best efforts to cause USS/Kobe's accountants and attorneys to provide reasonable assistance in such financing, including providing financial statements, reasonable access to work papers and other information regarding USS/Kobe and its relevant Affiliates suitable for inclusion in a registration statement on Form S-1 or Rule 144A offering memorandum, customary "comfort letters" and legal opinions. Notwithstanding the foregoing or anything else contained in this Agreement, none of the parties hereto will have any obligation to comply with any request or requirement imposed by any Governmental Body in connection with the Contemplated Transactions if such party, in the exercise of its reasonable discretion, determines that to do so would be materially adverse to its business or the business of its Affiliates (including without limitation any request by, or any requirement of, any Governmental Body to dispose of any assets or operations or to comply with any restriction on the manner in which it conducts its operations).

         10.6 Confidentiality. Each party hereto will maintain in confidence, and will cause its Subsidiaries, Affiliates and Representatives to maintain in confidence, any information furnished to them by or on behalf of any other party hereto or its Representatives in connection with this Agreement or the Contemplated Transactions to the extent contemplated by the terms of the confidentiality agreement, dated as of March 8, 1999, between Blackstone Management Partners III, L.L.C. and USS/Kobe as if such party hereto were a party thereto.

         10.7 Tubular Business Excluded. For the avoidance of doubt, none of the covenants of USS/Kobe in subsections 10.1 to 10.6 will be applicable to the Tubular Business or the Tubular Assets.

         10.8     Use of Names.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, no right, title or interest in, nor any right to use, the names "Kobe," "USS," "USS/Kobe" and "USX," any corporate name of Kobe, USX or their respective Affiliates, or any logo, trademark, service mark, trade dress or trade name or any derivation thereof of Kobe, USX or their respective Affiliates with respect to, or associated with, the foregoing (collectively, the "Retained Names and Marks") is being transferred to RTI Opco pursuant to the transactions contemplated hereunder, and the use of any Retained Names and Marks (except to the extent any rights thereto were owned by RTI Opco or any of its Affiliates prior to the date of this Agreement), whether in connection with the Bar Business or otherwise, by RTI Opco and its Affiliates will cease as soon as practicable following the Closing Date, but in no event later than 180 days after the Closing Date. RTI Opco, as soon as practicable following the Closing Date, will, and will cause its Affiliates to: (i) remove or obliterate all of the Retained Names and Marks from all of its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials, whether relating to the Bar Business or otherwise, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any of the Retained Names and Marks or any name, mark or logo confusingly similar thereto; and (ii) change the corporate name of each Subsidiary whose corporate name includes any of the Retained Names and Marks or any name, mark or logo confusingly similar thereto, to another corporate name that does not include any of the Retained Names and Marks or any name, mark or logo confusingly similar thereto.

                  (b) Notwithstanding the foregoing, RTI Opco and its Subsidiaries may, until the earlier of 180 days after the Closing Date and the date on which all of the Marked Inventory is sold, use any purchase orders, invoices, sales orders, labels, letterheads, or shipping documents existing on the Closing Date that bear any of the Retained Names and Marks or any name, mark or logo confusingly similar thereto, where the removal of any of the Retained Names and Marks or any such similar name, mark or logo would be impractical, and will not in any event be prohibited from selling inventories existing as of the Closing Date which are pre-labeled in a manner such that the removal of any of the Retained Names and Marks or any name, mark or logo confusingly similar thereto would be impractical (the "Marked Inventory"), provided that RTI Opco and its Affiliates will use commercially reasonable efforts to sell all such inventories as promptly as practicable, and to cease using any of the Retained Names and Marks as promptly as practicable. RTI Opco agrees that none of Kobe, USX and their respective Affiliates will have any responsibility or liability to RTI Opco or its Affiliates with respect to claims by third parties to the extent arising out of, or relating to, any use by RTI Opco or any of its Affiliates of any Retained Name or Mark after the Closing Date.

                  (c) RTI Opco acknowledges Kobe's and USX's respective ownership of the appropriate Retained Names and Marks and the goodwill associated therewith and agrees that all goodwill associated with or arising from the use of the Retained Names and Marks by RTI Opco and its Affiliates will inure solely to the benefit of Kobe or USX, as applicable, RTI Opco will knowingly do nothing inconsistent with Kobe's and USX's respective ownership of the appropriate Retained Names and Marks nor knowingly take any action that would reasonably be expected to be detrimental to the goodwill associated with the Retained Names and Marks. RTI Opco agrees that nothing in this Section 10.8 vests in it, or will be construed to vest in it, any right, title, claim or interest in any of the Retained Names and Marks or the goodwill associated therewith other than the limited right to use granted herein. RTI Opco will not directly or indirectly knowingly undertake any action anywhere that would reasonably be expected to infringe or impair the validity of Kobe's or USX's respective title in the appropriate Retained Names and Marks. RTI Opco will notify Kobe and USX promptly if RTI Opco or any of its Affiliates learns of any pending or threatened litigation involving any of the Retained Names and Marks as used in connection with this Agreement.

                  (d) RTI Opco agrees that it and its Affiliates will use the Retained Names and Marks only as authorized in this Section 10.8 and will not affix any of the Retained Names and Marks to any products produced after the Closing Date or use any of the Retained Names and Marks in connection with any service (other than services reasonably related to the sale of the Marked Inventory as provided herein). In using the Retained Names and Marks in connection with the sale of the Marked Inventory, RTI Opco will use commercially reasonable efforts to include and cause its Affiliates to include all notices and legends with respect to the Retained Names and Marks as are required by applicable federal, state or local trademark laws and as have been reasonably requested by Kobe or USX.

         10.9     Non-Competition and Non-Solicitation.

                  (a) Until the earlier of (i) the fifth anniversary of the Closing Date and (ii) such time that USX and its Subsidiaries (in the case of the covenants of USX in this Section 10.9) or Kobe and its Subsidiaries (in the case of the covenants of Kobe in this Section 10.9), as applicable, owns less than 5% of the Common Stock on a fully diluted basis (as calculated for purposes of the Equityholders Agreement), (A) USX agrees that neither it nor any of its Affiliates will engage in the United States in the manufacturing, finishing, processing or distributing of special bar quality or other products classified as high quality steel or alloy bars and (B) Kobe agrees that neither it nor any of its Affiliates will engage in the United States in the manufacturing, finishing or processing of special bar quality or other products classified as high quality steel or alloy bars; provided,

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                                                                              71


         however, that the restrictions contained in this Section 10.9(a) will not prevent any Person that becomes an Affiliate of USX or Kobe after the Closing Date (a "New Affiliate") from engaging in such activities, provided that such New Affiliate (i) had been actively engaged in the conduct of such high quality bar activities prior to the date on which it became a New Affiliate, (ii) was acquired as a going concern, (iii) did not commence the conduct of such high quality bar activities in contemplation of becoming a New Affiliate and (iv) on average derived less than 40% of its annual revenues from the conduct of such high quality steel or alloy bar activities during the five year period preceding the date on which it became a New Affiliate (based upon an average of such five years of operation (or such shorter period as it had been in operation if less than five years)); and provided, further, that neither any New Affiliate nor its Affiliates will solicit customers of BarTech or its Subsidiaries, RESI or its Subsidiaries or the USS/Kobe Bar Business existing as of the Closing Date in connection with the conduct of such high quality bar activities (except to the extent that such customers were also high quality bar customers of such New Affiliate or its Affiliates as of the time it became a New Affiliate).

                  (b) Until the second anniversary of the Closing Date, each of USX, Kobe and BarTech agrees that neither it nor any of its respective Affiliates will, without the prior written consent of the party that is the employer or former employer of such employee, directly or indirectly solicit to hire or employ (or seek to cause to leave the employ of) any non-union employee (limited, however, to the plant manager level and above) employed by BarTech or its Subsidiaries, USX or its Subsidiaries or Kobe or its Subsidiaries at the time of such solicitation or during the immediately preceding six-month period (provided that this Section 10.9(b) will not be deemed to apply to (i) any person who contacts any of the parties on his or her own initiative and without any direct or indirect solicitation by any of the parties or their Representatives or (ii) a general solicitation to the public).

         10.10 Assignment of Rights to RTI Opco. Effective as of the Closing, except to the extent otherwise provided in the Transaction Documents or the Sources and Uses, (i) the BV Parties will be deemed to have assigned or otherwise transferred to RTI Opco any rights to indemnification, reimbursement of expenses or other similar rights owned by any of the BV Parties on the date hereof relating to the acquisition of their respective interests in BarTech, RES Holding and their Subsidiaries, and (ii) except with respect to the USS/Kobe Tubular Business, USX and Kobe will be deemed to have assigned or otherwise transferred to RTI Opco any rights to indemnification, reimbursement of expenses or other similar rights owned by USX or Kobe on the date hereof relating to the acquisition of their respective interests in USX Holdings, Kobe Holdings, USS/Kobe and its Subsidiaries.


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                                                                              72


                                   SECTION 11

                              EMPLOYMENT COVENANTS
         11.1     USS/Kobe Employee Benefits and Pension Plans.

                  (a) Offer of Employment. The parties hereto intend that there will be continuity of employment for all employees of the USS/Kobe Tubular Business following the Closing. In connection with the Tubular Spinoff and with such employment commencing on the Closing Date, the USX/Kobe Parties will cause to be transferred to NewTube the employment of (i) all nonunion employees, including those on vacation, leave of absence, disability or layoff, who were employed by the USS/Kobe Tubular Business immediately prior to the Tubular Spinoff (the "Tubular Non-Union Employees"), and (ii) all employees covered by collective bargaining agreements, including those on vacation, leave of absence, disability or layoff, who were employed by the USS/Kobe Tubular Business immediately prior to the Tubular Spinoff (the "Tubular Union Employees" and, together with the Tubular Non-Union Employees, the "Tubular Employees"), and will cause NewTube to assume and be bound by the terms of the labor agreement subject to the NewTube Labor Agreement Ratification with respect to such Tubular Union Employees. Schedule 11.1(a) sets forth the name of (i) each Tubular Employee as of the Closing (and identifies each such person as a Tubular Employee) and
         (ii) each of the other employees of USS/Kobe as of the Closing (and identifies each such person as a RTI employee or a "Kobe Tech" employee). NewTube will be liable for any amounts to which any employee of the USS/Kobe Tubular Business becomes entitled under any benefit or severance policy, plan, agreement, arrangement or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of, or in connection with, the Contemplated Transactions. Except to the extent otherwise provided in this Agreement, the parties hereto will use commercially reasonable efforts to reduce or eliminate any payments or benefits with respect to employees of USS/Kobe which may exist or arise as a result of, or in connection with, the Contemplated Transactions.

                  (b) Tubular Assumed Employee Benefit Liabilities. USX and Kobe will cause NewTube to assume all of USS/Kobe's medical, dental and life insurance and other employee benefit liabilities for the Tubular Employees, including without limitation any workers' compensation, severance, incentive, employment, change in control or any other payroll or employee benefit liability for which such employees are eligible through USS/Kobe's plans or pursuant to a collective bargaining agreement with USS/Kobe or its Affiliates, whether or not such amounts are accrued as of the consummation of the Tubular Spinoff, provided that the assumption of liabilities in respect of the USS/Kobe Pension Plans is subject to the transfer of assets to the NewTube Spinoff Plans in accordance with in Section 11.1(d) hereof. On or prior to the consummation of the Tubular Spinoff, NewTube will establish employee welfare benefit plans which provide

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                                                                              73


         substantially similar benefits as the USS/Kobe welfare benefit plans covering insurance programs for the benefit of the Tubular Employees participating in the USS/Kobe insurance plans. NewTube will be responsible to the Tubular Employees for (i) any required continuation of coverage notification under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and Sections 601 through 608 of ERISA ("COBRA"), and (ii) issuing any required Certificates of Creditable Coverage under the Health Insurance Portability and Accountability Act of 1996, as amended.

                  (c) Retained Employee Benefit Liabilities. RTI Opco will, as a matter of law in connection with the USX Holdings/Kobe Holdings-RTI Opco Merger, become responsible for all of USS/Kobe's medical, dental and life insurance and other employee benefit liabilities for all active employees who are not Tubular Employees and for all former or retired participants eligible under its current plans including without limitation any workers' compensation, severance, incentive, employment or any other payroll or employee benefit liability for which such employees and participants are eligible through USS/Kobe plans or pursuant to a collective bargaining agreement with USS/Kobe. RTI Opco will also be responsible for the reimbursement of retiree medical payments to USX for pre-1989 Lorain Works' retirees and their dependents and, regardless of the provisions of any pension plans maintained by RTI Opco or its Affiliates, RTI Opco shall assume the liability for, and shall perform the obligations of, USS/Kobe described under Section 10.10 of the USS/Kobe Formation Agreement (as if Section
         10.10 of such USS/Kobe Formation Agreement was incorporated herein in its entirety) with respect to, the pensions payable to any Affected Employee (as defined below) prior to such employee's 62nd birthday; provided, that the parties recognize and agree that the election by any employee to retire under the 30-Year Sole Option at such employee's own discretion and without any inducements offered by RTI Opco or any of its Affiliates will not be subject to such Section 10.10; provided, further, that NewTube will be solely responsible for such obligations and liabilities with respect to, and in no event will RTI Opco or any of its Affiliates have any such obligations or liabilities with respect to, any Tubular Employee following the Tubular Spinoff. Any disputes between the parties with regard to whether a person has received any inducements to retire will be subject to arbitration on terms mutually acceptable to the parties. For purposes of this 11.1(c), the term "Affected Employee" shall mean an employee of RTI Opco or its Affiliates who formerly was a USS/Kobe employee and who (i) retires under Rule-of-65 or 70/80 Pensions, or (ii) agrees to accept an early retirement buyout package, or (iii) otherwise receives enhanced retirement benefits including, but not limited to, pensions, medical benefits, life insurance or severance payments, as an inducement to retire early. USX will continue to administer claims and make payments under the USX program of insurance benefits for pre-1989 Lorain Works' retirees and their beneficiaries, as required under the USS/Kobe Formation Agreement and Section 11.1(h).

                  (d) Plan Asset Transfers. (i) Employees of the USS/Kobe Tubular Business currently participate solely in the following defined benefit pension plans: The USS/Kobe Steel Company Union Eligible Pension Plan and The USS/Kobe Steel Company Salaried Employees Pension Plan (together, the "USS/Kobe Pension Plans"). As of the Tubular Spinoff, Tubular Employees will cease to accrue service credit or benefits under the USS/Kobe Pension Plans. As soon as practicable following the date that the Tubular Spinoff occurs, NewTube will (A) establish a defined benefit plan or plans, or (B) with USX's consent, utilize an existing USX pension plan or plans (the "NewTube Spinoff Plans") for the benefit of the Tubular Employees participating in the USS/Kobe Pension Plans. As soon as practicable following the Closing, RTI Opco will cause Watson Wyatt & Company (the "Current Actuary") to calculate the Accrued Liability (as defined in clause (iii) below) as of the Closing Date (the "Valuation Date") of all participants in each of the USS/Kobe Pension Plans and then to compare, on a plan by plan basis, the Accrued Liability of all the participants in each USS/Kobe Pension Plan to the fair market value of the assets in the respective USS/Kobe Pension Plans as of the Valuation Date. If the Accrued Liability as of the Valuation Date of all participants in a USS/Kobe Pension Plan is less than the fair market value of the assets as of the Valuation Date in such USS/Kobe Pension Plan, then RTI Opco will cause assets (determined as of the Valuation Date) to be transferred from such USS/Kobe Pension Plan to a trust or trusts established by NewTube or USX to hold assets of the corresponding NewTube Spinoff Plan equal to the product of (x) such fair market value of the assets in such USS/Kobe Pension Plan multiplied by (y) a fraction the numerator of which is the Accrued Liability of Tubular Employees under such USS/Kobe Pension Plan as of the Valuation Date and the denominator of which is the Accrued Liability of all participants in such USS/Kobe Pension Plan as of the Valuation Date (such product, the "Proportionate Accrued Liability Amount"). If the Accrued Liability as of the Valuation Date of all participants in a USS/Kobe Pension Plan is equal to or greater than the fair market value as of the Valuation Date of the assets in such USS/Kobe Pension Plan, then the Current Actuary will determine the amount of assets allocable to the Accrued Liabilities attributable to Tubular Employees participating in that plan based on Section 4044 of ERISA (the "Section 4044 Amount"), and RTI Opco will cause assets equal in value to the Section 4044 Amount applicable to Tubular Employees under such USS/Kobe Pension Plan to be transferred from such USS/Kobe Pension Plan to a trust or trusts established by NewTube or USX to hold assets of the corresponding NewTube Spinoff Plan. Contingent upon the transfer of the Transfer Amount (as defined below) to each NewTube Spinoff Plan, (X) NewTube will assume all liabilities and obligations of USS/Kobe, RTI Opco and their Affiliates and (Y) such NewTube Spinoff Plan will assume all liabilities and obligations of the corresponding USS/Kobe Pension Plan, solely with respect to Tubular Employees under such USS/Kobe Pension Plan from which that transfer was made and will become with respect to such Tubular Employees responsible for all acts, omissions and transactions under or in connection with such USS/Kobe Pension Plan, whether arising before or after the Closing, other than to the extent resulting from acts or omissions of RTI Opco or its Affiliates after the Closing. With respect to each New Tube Spinoff Plan, RTI Opco will continue to administer benefit claims for such Tubular Employees commencing on the Closing Date until the first of the month following the Transfer Date.

                  (ii) All transfers to the NewTube Spinoff Plans pursuant to paragraph (d)(i) above will be made as soon as practicable after the Closing Date and in accordance with the provisions of this paragraph
         (d)(ii), and no such transfer will be made with respect to a USS/Kobe Pension Plan until such date as (A) the amount to be transferred has been finally determined in accordance with Section 11.1(d)(iii), (B) RTI Opco has been provided evidence reasonably satisfactory to it that NewTube or USX has established a trust (or trusts) to hold the assets of the corresponding NewTube Spinoff Plan and (C) RTI Opco has been provided with (X) an opinion of counsel, which opinion and counsel are reasonably satisfactory to RTI Opco, to the effect that the terms of the corresponding NewTube Spinoff Plan satisfy the requirements for qualification under Sections 401(a) and 411(d)(6) of the IRC or (Y) other evidence reasonably satisfactory to RTI Opco that the NewTube Spinoff Plans are qualified under Section 401(a) of the IRC, and that the trusts holding assets of the NewTube Spinoff Plans satisfy the requirements of Section 501(a) of the IRC (the actual date of transfer, the "Transfer Date"). All such transfers will be made in cash and kind, to the extent practicable in the same proportion as exists under the corresponding USS/Kobe Pension Plan. On the Transfer Date, RTI Opco will cause each trust relating to a USS/Kobe Pension Plan to make a transfer of assets (the "DB Transfer Amount"), equal to the following amount with respect to the corresponding NewTube Spinoff Plan:

                  The Proportionate Accrued Liability Amount or the 4044 Amount, whichever is applicable, minus benefit payments to Tubular Employees during the period from the Valuation Date to the Transfer Date, adjusted for Earnings. Earnings will be calculated from the Valuation Date until the Transfer Date on the amount equal to the DB Transfer Amount (minus benefit payments to Tubular Employees) using the rate paid on a 90-day Treasury Bill on the auction date coincident with or immediately preceding the Closing. Unless the parties agree otherwise, all transfers will occur on the last business day of a month by 11 A.M. Eastern Standard Time. Notwithstanding anything contained herein to the contrary, the transfers contemplated by this paragraph (d)(ii) will be determined in accordance with Section 414(1) of the IRC and Treasury Regulation 1.414(1)- 1. The amounts to be transferred pursuant to this paragraph (d)(ii) will be reduced to the extent necessary to satisfy
         Section 414(1) of the IRC, and any regulations promulgated thereunder, ERISA Section 4044, and any regulations promulgated thereunder.

                  (iii) For purposes of this Section 11.1, the term "Accrued Liability" will mean the present value of the accrued benefit of the applicable plan participant, determined on a termination basis using the interest factors specified by the PBGC for an immediate or deferred annuity as appropriate for such plan participant and the other methods and assumptions specified in the regulations of the PBGC for the valuation of accrued benefits upon plan termination, including, but not limited to, expected retirement ages and expense load assumptions published by the PBGC, and the 1983 Group Annuity Mortality Table. The interest factors will be those in effect on the Valuation Date. The Accrued Liability and Section 4044 Amount will be initially determined by the Current Actuary, subject to review by the actuary selected by RTI Opco. If the actuary selected by RTI Opco does not agree with the determinations of the Current Actuary, the dispute resolution provisions in this paragraph will govern. The Current Actuary, NewTube and RTI Opco will each cause to be provided to any actuary designated by NewTube or RTI Opco (with copies provided to USX's actuary) all information in its possession or under its control that is reasonably necessary to review the determination and calculation of the Accrued Liability, the Section 4044 Amount and any other determination or calculation, in all respects, and to verify that such determinations and calculations have been performed in a manner consistent with the terms of this Agreement. If there are one or more good faith disputes between the Current Actuary and RTI Opco's actuary as to any actuarial or other determination or calculation which gives rise to a disputed amount or amounts not in excess of $50,000 in the aggregate, such dispute(s) will be resolved by dividing the disputed amount(s) equally. If such disputed amount or amounts in the aggregate exceed $50,000 and the Current Actuary and RTI Opco's actuary are not able to resolve a sufficient number of such dispute(s) to bring the remaining disputed items to below $50,000 in the aggregate after using their reasonable best efforts to do so within 30 days, they will select and appoint a third actuary, who has no professional relationship with either of the parties hereto or either the Current Actuary or RTI Opco's actuary, to resolve such dispute(s). The decision of such third party actuary will be rendered within 30 days and will be conclusive as to any dispute for which it was appointed. The cost of such third party actuary will be divided equally between RTI Opco and NewTube. Each party will be responsible for the cost of its own actuary.

                  (iv) As soon as practicable after the Tubular Spinoff, NewTube will take all action necessary to qualify each NewTube Spinoff Plan under the applicable provisions of the IRC. As soon as practicable after the Closing Date, to the extent not filed prior thereto, RTI Opco and NewTube will file Form 5310-A with the IRS with respect to the proposed transfer of assets described in this Section 11.1(d) and will make all plan amendments necessary to effectuate such provision.

                  (e) VEBA. As soon as practicable following the Closing Date, NewTube will establish a VEBA or, with USX's consent, utilize an existing USX VEBA for the benefit of Tubular Employees (the "NewTube VEBA"). As soon as practicable following formation of the NewTube VEBA, RTI Opco will cause the trustee of USS/Kobe Steel Company Union Retiree Trust (the "USS/Kobe VEBA") to transfer to the NewTube VEBA assets, in cash and kind, to the extent practicable in the same proportion as exists under the Plan, equal in value to the product of (i) the value of the assets of the USS/Kobe VEBA on the Closing Date and (ii) a fraction, calculated as of the Closing Date, the numerator of which is the retiree medical and retiree life accumulated post retirement benefit obligations ("APBO") for the Tubular Union Employees and the denominator of which is the retiree medical and retiree life APBO for all USS/Kobe employees and retirees identified as USWA members (including the Tubular Union Employees).

                  (f) Defined Contribution Plan Asset Transfers. (i) Employees of the USS/Kobe Tubular Business currently participate solely in the following defined contribution pension plans: The USS/Kobe Steel Company Savings Fund Plan For Salaried Employees and the USS/Kobe Steel Company and USWA Savings Program 401(k) Plan (together, the "USS/Kobe Savings Plans"). As of the Tubular Spinoff, Tubular Employees will cease to be eligible to actively participate in the USS/Kobe Savings Plans. As soon as practicable following the Tubular Spinoff, NewTube will establish a defined contribution plan or plans (the "NewTube Spinoff Savings Plans") covering the Tubular Employees. In accordance with paragraph (ii) below, RTI Opco will cause to be transferred from each USS/Kobe Savings Plan to the trust established by NewTube to hold assets of the corresponding NewTube Spinoff Savings Plan assets equal to the Aggregate Account Balances (as defined in paragraph (iii) below) of the Tubular Employees under the applicable USS/Kobe Savings Plans. Contingent upon the transfer of the DC Transfer Amount (as defined in paragraph (ii) below) to each NewTube Spinoff Savings Plan, NewTube and the NewTube Spinoff Savings Plans will assume all liabilities and obligations of USS/Kobe, RTI Opco and their Affiliates and the USS/Kobe Savings Plans, respectively, with respect to Tubular Employees under the USS/Kobe Savings Plan from which that transfer was made and will become with respect to such Tubular Employees responsible for all acts, omissions and transactions under or in connection with such USS/Kobe Savings Plan, whether arising before or after the Closing, other than to the extent resulting from acts or omissions of RTI Opco or its Affiliates after the Closing.

                  (ii) All transfers to the NewTube Spinoff Savings Plans pursuant to paragraph (f)(i) above will be made in accordance with the provisions of this paragraph (f)(ii), and no such transfer will be made with respect to a USS/Kobe Savings Plan until such date as RTI Opco has been provided evidence reasonably satisfactory to it (x) that NewTube has established a trust (or trusts) to hold the assets of the corresponding NewTube Spinoff Savings Plans and (y) RTI Opco has been provided with either (A) an opinion of counsel, which opinion and counsel are reasonably satisfactory to RTI Opco, to the effect that the terms of the corresponding New Tube Spinoff Savings Plan satisfy the requirements for qualification under Sections 401(a) and 411(d)(6) of the IRC or (B) other evidence reasonably satisfactory to RTI Opco that the New Tube Spinoff Savings Plans are qualified under Section 401(a) of the IRC, and that the trusts holding assets of the NewTube Spinoff Savings Plans satisfy the requirements of Section 501(a) of the IRC (the actual date of transfer, the "Transfer Date"). All such transfers will be made in cash and in kind, to the extent practicable in the same proportion as exists under the corresponding USS/Kobe Savings Plan, including the promissory note and related loan documentation for participant loans outstanding on the Closing Date. On the Transfer Date, RTI Opco will cause to be transferred from each USS/Kobe Savings Plan to the trust established by NewTube to hold assets of the corresponding NewTube Spinoff Savings Plan assets equal to the sum of (x) the excess of (A) the Aggregate Account Balances determined as of the last day of the calendar month ending immediately prior to the Transfer Date (the "Preceding Month End") over (B) any benefit payments made to Tubular Employees during the period from the Preceding Month End to the Transfer Date and (y) interest on such excess amount from the Preceding Month End to the Transfer Date using the rate paid on a 30-day Treasury Bill on the auction date coincident with or immediately preceding the Transfer Date (the "DC Transfer Amount").

                  (iii) For purposes of this Section 11.1, the term "Aggregate Account Balances" will mean the sum of the individual account balances of the Transferred Employees under the applicable USS/Kobe Savings Plan. The Aggregate Account Balances will be determined by the current record keeper for the USS/Kobe Savings Plans (the "Current Record Keeper"). RTI Opco will provide any record keeper designated by NewTube with all information reasonably necessary to review the determination and calculation of the Aggregate Account Balances in all material respects and to verify that such determinations and calculations have been performed in a manner consistent with the terms of this Agreement.

                  (g) Nothing in this Section 11 will be construed as creating an express or an implied contract of employment or a guarantee of employment with BarTech, the Republic Parties, the USX/Kobe Parties, RTI Opco, NewTube or any of their respective Affiliates for any period of time after the Closing Date, nor will anything in this Section 11 confer upon any employee of any of the foregoing Persons any right to continue in the employ or in the business of any of the foregoing Persons after the Closing Date, nor (except as expressly provided in this Section 11) interfere with or restrict in any way the rights of any of the foregoing Parties, which are hereby expressly reserved, to terminate the employment of any employee at any time for any reason whatsoever, or in accordance with the terms of any applicable collective bargaining agreement or other labor agreement, as the case may be.

                  (h) With respect to current and former employees of USS/Kobe who are not Tubular Employees and for whom RTI Opco is obligated to provide employee benefits under this Agreement, USX will continue to discharge its obligations and liabilities relating to employee benefits, and RTI Opco will assume the employee benefit obligations of USS/Kobe, under the USS/Kobe Formation Agreement as if such Agreement were an agreement between USX and RTI Opco (and without regard to whether the USS/Kobe Formation Agreement may have terminated as a result of the consummation of the Contemplated Transactions).

         11.2 Transfer of BarTech Employees. The parties hereto intend that there will be continuity of employment for all employees of BarTech following the Closing. In connection with the BarTech Asset Contribution and commencing on the Closing Date, BarTech will cause to be transferred to RTI Opco the employment of all employees of BarTech, including those on vacation, leave of absence, disability or layoff, who were employed by BarTech immediately prior to the BarTech Asset Contribution and will cause RTI Opco to assume and be bound by the terms of any collective bargaining agreement that covers such employees.

         11.3     Transfer Rights of Certain Employees.

                  (a) In General. The parties hereto recognize that in accordance with the provisions of the labor agreement subject to the NewTube Labor Agreement Ratification and the labor agreement subject to the RTI Labor Agreement Ratification, certain employees of RTI Opco or its Subsidiaries and NewTube or its Subsidiaries (the "Covered Employees") have certain rights to transfer employment between specified sites of NewTube or its Subsidiaries and RTI Opco or its Subsidiaries (the "Transfer Sites"), and RTI Opco and NewTube are required to cause all service of such Covered Employees completed at any Transfer Site to be recognized for purposes of eligibility and vesting under their respective Employee Benefit Plans.

                  (b) Retiree Welfare Benefits. A Covered Employee who, at the time of his or her last termination of employment from RTI Opco, NewTube and their respective Subsidiaries, is eligible for retiree medical and life insurance benefits under the terms of an applicable Employee Benefit Plan maintained by any such Person, shall be provided retiree medical and life insurance benefits solely under the Employee Benefit Plan maintained by the last such Person by whom such Covered Employee was employed (the "Last Employer"). NewTube and RTI Opco shall share the cost of providing such retiree medical and life insurance benefits to such Covered Employees as follows. If the Last Employer is NewTube or any of its Subsidiaries, RTI Opco shall reimburse NewTube for RTI Opco's Applicable Portion (as defined below) of such costs and if the Last Employer is RTI Opco or any of its Subsidiaries, NewTube shall reimburse RTI Opco for NewTube's Applicable Portion of such costs, in either such case, on a calendar quarterly basis, in arrears, promptly upon receipt of reasonably acceptable evidence of such costs for the applicable calendar quarter. The parties will, in good faith, institute a mutually agreeable mechanism to determine how such retiree medical and life insurance costs will be calculated for any such Covered Employee.

                  The term "Applicable Portion" shall mean, with respect to a Covered Employee, a percentage obtained by dividing (i) such Covered Employee's years of service and fractions thereof required to be taken into account by the applicable plan or collective bargaining agreement for purposes of benefit accrual with NewTube and its Subsidiaries (including service with USS/Kobe in the Tubular Business completed prior to the date of the Tubular Spinoff), or RTI Opco and its Subsidiaries (including service with USS/Kobe in the Bar business completed prior to the date of the Tubular Spinoff), as the case may be, by (ii) such Covered Employee's aggregate years of service and fractions thereof required to be taken into account by the applicable plan or collective bargaining agreement for purposes of benefit accrual with RTI Opco, NewTube and their respective Affiliates and predecessors including without limitation USS/Kobe.

                  (c) Defined Benefit Plans. RTI Opco and NewTube will each cause to be recognized for purposes of eligibility and vesting under their respective defined benefit plans in which a Covered Employee participates all years of service and fractions thereof completed by such Covered Employee at any Transfer Site. RTI Opco shall pay to such Covered Employee the pension payable under any defined benefit plans maintained by RTI Opco in accordance with the terms of such plans and NewTube shall pay to such Covered Employee the pension payable under any defined benefit plans maintained by NewTube and its Affiliates in accordance with the terms of such plans.

                                   SECTION 12

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                               EACH PARTY TO CLOSE

                  The obligation of each of BarTech, the Republic Parties, the BV Parties and the USX/Kobe Parties to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by BarTech, RES Holding or USS/Kobe solely with respect to the obligation of BarTech, the Republic Parties and the BV Parties or the USX/Kobe Parties, respectively, to consummate the Contemplated Transactions):

         12.1 No Prohibition; No Opposition. (i) No Legal Requirement or Order enjoining or prohibiting consummation of the Contemplated Transactions will have been promulgated or entered and remain in effect, and (ii) no Proceeding will be pending or threatened before or by any Governmental Body seeking damages or other relief in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions which would, individually or in the aggregate, have a BarTech, RES Holding, USS/Kobe or RTI Material Adverse Effect.

         12.2 Consents. Each material Consent required to be obtained to consummate the Contemplated Transactions (including without limitation the Material Consents) will have been obtained and will remain in full force and effect. Without limiting the generality of the foregoing, all filings pursuant to the HSR Act required to be made in connection with the Contemplated Transactions will have been made and the required waiting periods under the HSR Act will have expired or been terminated.

         12.3 Contemplated Transactions. Each of the Contemplated Transactions under Section 3 will have been consummated or will be consummated concurrently with the Closing.

         12.4 RTI Financing. All conditions to the closing of the RTI Credit Facility and RTI High Yield Offering will have been satisfied (other than any such conditions which, by their nature, cannot be satisfied until or after the Closing), and (i) the closing of the RTI Credit Facility will occur simultaneously with the Closing and (ii) the closing of the RTI High Yield Offering will occur simultaneously with the Closing or, in the event the RTI High Yield Offering has previously closed on an escrow basis, the proceeds in escrow will be released to RTI Opco simultaneously with the Closing (subject in any event to the specific sequencing of events as set forth in Section 4 hereof).

         12.5 Labor Agreements and Consents. Each of the NewTube Labor Agreement Ratification and RTI Labor Agreement Ratification will have been obtained and will remain in full force and effect.

         12.6 RTI PBGC Agreement. The RTI PBGC Agreement will have been reached with the PBGC and will remain in full force and effect.



                                   SECTION 13

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                          THE USX/KOBE PARTIES TO CLOSE

                  The obligation of each of the USX/Kobe Parties to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by USS/Kobe):

         13.1 Accuracy of Representations. Each of the representations and warranties of BarTech and the Republic Parties in this Agreement and the other Transaction Documents will have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if made on the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty will be accurate in all respects as of such date (in each case disregarding for such purpose any qualifications set forth therein with respect to "materiality" or "Material Adverse Effect"), except for such failures to be accurate which, individually or in the aggregate, would not have an RTI Material Adverse Effect.

         13.2     Performance of Covenants.

                  (a) All of the covenants and obligations that each of BarTech, the Republic Parties and the BV Parties is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

                  (b) Each agreement required to be entered into by BarTech or any of its Subsidiaries (including without limitation RTI Holdings and RTI Opco), RES Holding or any of its Subsidiaries or the BV Parties pursuant to this Agreement or any of the other Transaction Documents will have been duly executed and delivered and will remain in full force and effect.

         13.3 Equity Contributions. The closing of each of the Blackstone Equity Contribution, the Veritas Equity Contribution, the First Energy Equity Contribution, the Sumitomo Equity Contribution, the Triumph Equity Contribution, the First Dominion Equity Contribution and the TCW Equity Contribution will occur simultaneously with the Closing.

                                   SECTION 14

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BARTECH TO CLOSE

                  The obligation of BarTech to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by BarTech):

         14.1 Accuracy of Representations. Each of the representations and warranties of each of USX RTI Holdings and Kobe RTI Holdings in this Agreement and the other Transaction Documents will have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if made on the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty will be accurate in all respects as of such date (in each case disregarding for such purpose any qualifications set forth therein with respect to "materiality" or "Material Adverse Effect"), except for such failures to be accurate which, individually or in the aggregate, would not have a RTI Material Adverse Effect.

         14.2     Performance of Covenants.

                  (a) All of the covenants and obligations that each of the USX/Kobe Parties is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

                  (b) Each agreement required to be entered into by USX or any of its Subsidiaries, Kobe or any of its Subsidiaries or USS/Kobe pursuant to this Agreement or any of the other Transaction Documents will have been duly executed and delivered and will remain in full force and effect.

         14.3 Tubular Spinoff. The Tubular Spinoff will have been consummated.

         14.4 Equity Contributions. The closing of each of the USX Equity Contribution, the Kobe Equity Contribution, the First Energy Equity Contribution, the Sumitomo Equity Contribution, the Triumph Equity Contribution, the First Dominion Equity Contribution and the TCW Equity Contribution will occur simultaneously with the Closing.


                                   SECTION 15

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                THE REPUBLIC PARTIES AND THE BV PARTIES TO CLOSE

                  The obligation of the Republic Parties and the BV Parties to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by RES Holding):

         15.1 Accuracy of Representations. Each of the representations and warranties of each of USX RTI Holdings and Kobe RTI Holdings in this Agreement and the other Transaction Documents will have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if made on the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty will be accurate in all respects as of such date (in each case disregarding for such purpose any qualifications set forth therein with respect to "materiality" or "Material Adverse Effect"), except for such failures to be accurate which, individually or in the aggregate, would not have a RTI Material Adverse Effect.

         15.2     Performance of Covenants.

                  (a) All of the covenants and obligations that each of the USX/Kobe Parties is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.


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                                                                              84


                  (b) Each agreement required to be entered into by USX or any of its Subsidiaries, Kobe or any of its Subsidiaries or USS/Kobe pursuant to this Agreement or any of the other Transaction Documents will have been duly executed and delivered and will remain in full force and effect.

         15.3 Tubular Spinoff. The Tubular Spinoff will have been consummated.

         15.4 Equity Contributions. The closing of each of the USX Equity Contribution, the Kobe Equity Contribution, the First Energy Equity Contribution, the Sumitomo Equity Contribution, the Triumph Equity Contribution, the First Dominion Equity Contribution and the TCW Equity Contribution will occur simultaneously with the Closing.


                                   SECTION 16

                             [intentionally omitted]



                                   SECTION 17

                                   TERMINATION

         17.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a)(i) by USX RTI Holdings or Kobe RTI Holdings if satisfaction of any condition in Sections 12 or 13 is or becomes impossible (other than through the failure of any USX/Kobe Party to comply with its obligations under this Agreement) and USS/Kobe has not waived such condition, (ii) by BarTech if satisfaction of any condition in Sections 12 or 14 is or becomes impossible (other than through the failure of BarTech or any Republic Party to comply with its obligations under this Agreement) and BarTech has not waived such condition or
         (iii) by RES Holding if satisfaction of any condition in Sections 12 or 15 is or becomes impossible (other than through the failure of BarTech or any Republic Party to comply with its obligations under this Agreement) and RES Holding has not waived such condition;

                  (b) by mutual consent of USS/Kobe, BarTech and RES Holding; or

                  (c) by USS/Kobe if the Closing has not occurred on or before January 31, 2000, or such later date to which USS/Kobe may agree (other than through the failure of any USX/Kobe Party to comply with its obligations under this Agreement), (ii) by BarTech if the Closing has not occurred on or before January 31, 2000, or such later date to which BarTech may agree (other than through the failure of BarTech or any Republic Party to comply with its obligations under this Agreement) or (iii) by RES Holding if the Closing has not occurred on or before January 31, 2000, or such later date to which RES Holding may agree (other than through the failure of BarTech or any Republic Party to comply with its obligations under this Agreement).

         17.2 Termination Events. This Each of USS/Kobe's, BarTech's and Republic's right of termination under Section 17.1 is in addition to any other rights it and its related parties may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 17.1, all further obligations of the parties under this Agreement will terminate, except that this
Section 17 and Sections 10.6 (confidentiality) and 19.1 (expenses) will survive; provided, however, that if this Agreement is terminated because of the willful breach of this Agreement by a party hereto, the other parties' rights to pursue all legal remedies will survive such termination unimpaired.


                                   SECTION 18

                            INDEMNIFICATION; REMEDIES

         18.1 Representations; Survival. Except for the express representations and warranties contained herein and in any certificate delivered pursuant hereto, none of the parties to this Agreement are making any representation or warranty whatsoever in connection with the Contemplated Transactions, express or implied, including but not limited to any implied warranty or representation as to condition, merchantability or suitability, as to any of their properties or assets. It is understood that, except as otherwise specified in this Agreement (including the schedules and exhibits hereto) and except to the extent included within or incorporated into the Disclosure Letter, any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations provided or addressed to any party to this Agreement or to any other Person are not and will not be deemed to be or to include representations or warranties of any party to this Agreement. All representations and warranties in this Agreement and any certificate delivered pursuant hereto will terminate (i) twenty four months after the Closing, in the case of those representations and warranties contained in Sections 6.8, 6.14, 7.8, 7.14, 8.8 and 8.14 (and related statements in certificates delivered pursuant hereto), and (ii) twelve months after the Closing, in the case of all other representations and warranties contained in this Agreement (and related statements in certificates delivered pursuant hereto), provided in each case that such termination will not affect any written claim as to which notification has been provided to the other parties prior to the date of such termination describing in reasonable detail an alleged breach of a representation and warranty on the basis of identified facts and circumstances. All covenants and other obligations contained in this Agreement and the other Transaction Documents not fully performed prior to the Closing will survive the Closing indefinitely until fully performed (unless an earlier termination date is expressly provided in such covenant).

         18.2 Indemnification With Respect to Breaches by the USX/Kobe Parties. Notwithstanding any investigation by BarTech, its Representatives, the Republic Parties or their Representatives, from and after the Closing, USX RTI Holdings and Kobe RTI Holdings hereby agree to indemnify, defend and hold harmless (as provided herein) BarTech for any loss, liability, claim, damage, expense (including costs of investigation and defense, reasonable attorneys' fees and any expenses relating to the valuation, issuance or cancellation of equity in connection with indemnification obligations) or diminution of value, whether or not involving a third-party claim (collectively, "Damages") suffered by BarTech, its Representatives, the Republic Parties' Representatives and their respective equity owners, controlling persons and Affiliates (with USX RTI Holdings responsible for all Damages relating to breaches of its individual covenants and representations and warranties contained in Section 6.2 regarding itself and its Affiliates (other than USS/Kobe and its Subsidiaries) and for one half of all other Damages indemnifiable pursuant to this Section 18.2, and Kobe RTI Holdings responsible for all Damages relating to breaches of its individual covenants and representations and warranties contained in Section 6.2 regarding itself and its Affiliates (other than USS/Kobe and its Subsidiaries) and for one half of all other Damages indemnifiable pursuant to this Section 18.2) arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by USX RTI Holdings or Kobe RTI Holdings in this Agreement (or any allegation by a third party that, if true, would constitute such a breach); provided, however, that neither USX RTI Holdings nor Kobe RTI Holdings will be obligated to indemnify BarTech under this Section 18.2(a) with respect to any breach of a representation or warranty to the extent there was BarTech Knowledge or Republic Parties' Knowledge of such breach prior to the Closing; and provided, further, that no indemnification will be made under this Section 18.2(a) to the extent indemnification in respect of the same Damages is payable under Section
         18.6 (and in such event, indemnification in respect of such Damages will be made under Section 18.6); or

                  (b) any breach by any USX/Kobe Party of any covenant or obligation of such Person in this Agreement.

         18.3 Indemnification With Respect to Breaches by the BV Parties, BarTech and the Republic Parties. Notwithstanding any investigation by the USX/Kobe Parties or their Representatives, from and after the Closing, BarTech hereby agrees to indemnify, defend and hold harmless (as provided herein) USX RTI Holdings and Kobe RTI Holdings for any Damages suffered by USX RTI Holdings, Kobe RTI Holdings and their respective Representatives, equity owners, controlling persons and Affiliates arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by BarTech or any Republic Party in this Agreement (or any allegation by a third party that, if true, would constitute such a breach); provided, however, that BarTech will not be obligated to indemnify USX RTI Holdings or Kobe RTI Holdings under this Section 18.3(a) with respect to any breach of a representation or warranty to the extent there was USX/Kobe Parties' Knowledge of such breach prior to the Closing; or

                  (b) any breach by BarTech, any of the BV Parties or any Republic Party of any covenant or obligation of such Person in this Agreement.

         18.4     [intentionally omitted]

         18.5 Indemnification With Respect to USS/Kobe Tubular Liabilities, USS/Kobe Bar Liabilities and BarTech and Republic Liabilities.

                  (a) Notwithstanding any investigation by BarTech, its Representatives, the Republic Parties or their Representatives, from and after the Closing, NewTube and, solely to the extent that NewTube does not meet such obligations in cash, each of USX RTI Holdings (with respect to one half of any such Damages) and Kobe RTI Holdings (with respect to one half of any such Damages) (as provided in Section 18.11), hereby agrees to indemnify, defend and hold BarTech and its Subsidiaries (including without limitation RTI Holdings and RTI Opco) harmless from any Damages (including without limitation Taxes) to the extent arising, directly or indirectly, from or in connection with USS/Kobe Tubular Liabilities.

                  (b) Notwithstanding any investigation by the USX/Kobe Parties or their Representatives, from and after the Closing, RTI Opco and, solely to the extent that RTI Opco does not meet such obligations in cash, BarTech (as provided in Section 18.11), hereby agrees to indemnify, defend and hold USX, Kobe and their respective Subsidiaries (including without limitation NewTube) harmless from any Damages (including without limitation Taxes) to the extent arising, directly or indirectly, from or in connection with USS/Kobe Bar Liabilities.

                  (c) Notwithstanding any investigation by the USX/Kobe Parties, their Representatives, BarTech, its Representatives, the Republic Parties or their Representatives, BarTech will cause RTI Opco, from and after the Closing, to indemnify, defend and hold BarTech and its Subsidiaries (other than RTI Opco and its Subsidiaries) harmless from, and to pay to BarTech and its Subsidiaries (other than RTI Opco and its Subsidiaries) the amount of, any Damages (including without limitation Taxes) to the extent arising, directly or indirectly, from or in connection with BarTech and Republic Liabilities.

         18.6 Indemnification with respect to Taxes and Unrelated Liabilities of USX Holdings, USX RTI Holdings, Kobe Holdings and Kobe RTI Holdings. From and after the Closing, (a) USX will indemnify, defend and hold harmless BarTech and its Subsidiaries from, and will pay to BarTech and its Subsidiaries the amount of, any Damages arising directly or indirectly from or in connection with (i) any and all Taxes of any Person (other than USX Holdings) by reason of the liability of USX Holdings pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar state, local or foreign law or regulation), as a transferee or successor, by contract or otherwise, (ii) any Taxes of USX Holdings arising as a result of the Contemplated Transactions (other than transfer Taxes, which will be borne by RTI Opco pursuant to Section 19.1) or
(iii) any activities engaged in, assets owned or liabilities incurred by USX Holdings prior to the Closing other than activities, assets and liabilities incidental to acting as a general partner of USS/Kobe, and any assets owned (other than RTI Holdings Units and Common Stock) or liabilities incurred (including without limitation the indebtedness set forth in Section 6.1(d) of the Disclosure Letter) by USX RTI Holdings prior to, on or following the Closing Date, and (b) Kobe will cause Kobe Steel USA Holdings, Inc. to indemnify, defend and hold harmless BarTech and its Subsidiaries from, and to pay to BarTech and its Subsidiaries the amount of, any Damages arising directly or indirectly from or in connection with (i) any and all Taxes of any Person (other than Kobe Holdings) by reason of the liability of Kobe Holdings pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar state, local or foreign law or regulation), as a transferee or successor, by contract or otherwise, (ii) any Taxes of Kobe Holdings arising as a result of the Contemplated Transactions (other than transfer Taxes, which will be borne by RTI Opco pursuant to Section 19.1) or (iii) any activities engaged in, assets owned or liabilities incurred by Kobe Holdings prior to the Closing other than activities, assets and liabilities incidental to acting as a general partner of USS/Kobe, and any assets owned (other than RTI Holdings Units and Common Stock) or liabilities incurred (including without limitation the indebtedness set forth in Section 6.1(d) of the Disclosure Letter) by Kobe RTI Holdings prior to, on or following the Closing Date.

         18.7 Minimum Damage Requirement. USX RTI Holdings will not have liability under Section 18.2(a) with respect to breaches of the representations and warranties contained in Section 6.2 unless the aggregate Damages subject to its indemnification obligations under Section 18.2(a) exceed $5 million, in which case USX RTI Holdings will only be liable thereunder for Damages in excess of $5 million. Kobe RTI Holdings will not have liability under Section 18.2(a) with respect to breaches of the representations and warranties contained in
Section 6.2 unless the aggregate Damages subject to its indemnification obligations under Section 18.2(a) exceed $5 million, in which case Kobe RTI Holdings will only be liable thereunder for Damages in excess of $5 million. Neither USX RTI Holdings nor Kobe RTI Holdings will have liability under Section 18.2(a) with respect to breaches of any representations and warranties other than those contained in Section 6.2 unless the aggregate Damages subject to their collective indemnification obligations under Section 18.2(a) exceed $10 million, in which case they will only be liable thereunder for Damages in excess of $10 million. BarTech will have no liability under Section 18.3(a) unless the aggregate Damages subject to its indemnification obligations under Section 18.3(a) exceed $10 million, in which case BarTech will only be liable thereunder for Damages in excess of $10 million .

         18.8     Procedure for Indemnification - Third Party Claims.

                  (a) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceeding, if such Indemnified Person would reasonably be expected to be entitled to indemnification under this
         Section 18 in connection with such Proceeding (or promptly following any determination to such effect, if later than the commencement of the related Proceeding), such Indemnified Person will, if a claim is to be made against an indemnifying party under such section, give written notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnifying Person's failure to give such notice.

                  (b) If notice is given to an indemnifying party pursuant to
         Section 18.8(a), the indemnifying party may, if it so elects (unless
         (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and to RTI Opco, as applicable, and, after written notice from the indemnifying party to the Indemnified Person and to RTI Opco, as applicable, of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person or to RTI Opco, if applicable, under this Section 18 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person or RTI Opco, as the case may be, in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding in accordance with the preceding sentence, no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's and RTI Opco's consent (which consent will not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If written notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 20 days after the Indemnified Person's notice is given, give notice to the Indemnified Person and to RTI Opco, as applicable, of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement reasonably effected by the Indemnified Person.

                  (c) Notwithstanding the foregoing, if an Indemnified Person or RTI Opco determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which (in the case of an Indemnified Person) it would be entitled to indemnification under this Agreement, the Indemnified Person or RTI Opco may, by written notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding at such Indemnified Person's cost and expense, but the indemnifying party will not be bound by any compromise or settlement effected without its consent (which consent will not be unreasonably withheld or delayed).

         18.9 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

         18.10    Exclusive Remedy; Specific Performance.

                  (a) The parties acknowledge and agree that, from and after the Closing, the indemnification and enforcement rights provided in this
         Section 18 will be the sole and exclusive remedy available to the parties for any claim or cause of action arising out of or in respect of any breach of this Agreement (but not any of the other Transaction Documents), other than any claim or cause of action based upon fraud.

                  (b) The parties acknowledge and agree that, from and after the Closing, a violation of any of the covenants or agreements contained in this Agreement which survive the Closing will cause the parties irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each party will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of such covenants and agreements and to enforce specifically the terms and provisions thereof in any court of competent jurisdiction, in addition to any other remedy to which it may be entitled at law or in equity.

         18.11    Payment in RTI Holdings Common Units or RTI Common Stock.

                  (a) With respect to (i) any Damages subject to indemnification by (A) USX RTI Holdings and/or Kobe RTI Holdings under Section 18.2, or
         (B) NewTube under Section 18.5(a), solely to the extent that NewTube does not meet such obligations in cash, each of USX and Kobe will satisfy such indemnification obligations solely (subject to the proviso contained in Section 18.11(e)) through a reduction in their respective direct and indirect ownership percentages in RTI Holdings and/or BarTech, as applicable, or (ii) any Damages subject to indemnification by (A) BarTech under Section 18.3, or (B) RTI Opco under Section 18.5(b), solely to the extent that RTI Opco does not meet such obligations in cash, BarTech will satisfy such indemnification obligations solely (subject to the proviso contained in Section 18.11(e)) through an increase in the respective ownership percentages of USX and Kobe in RTI Holdings and/or BarTech, as applicable, in each case as described in Sections 18.11(b) and 18.11(c) below.

                  (b) In the event that any indemnification payment described in
         Section 18.11(a) is to be made (i) prior to the occurrence of a USX Exchange Event (as defined in the Equityholders Agreement) (A) by USX RTI Holdings, USX will satisfy such indemnification obligation solely through a cancellation of RTI Holdings Common Units held by it and its Subsidiaries, or (B) to USX RTI Holdings, BarTech will satisfy such indemnification obligation solely through an issuance to USX RTI Holdings of additional RTI Holdings Common Units, and/or (ii) prior to the occurrence of a Kobe Exchange Event (as defined in the Equityholders Agreement) (A) by Kobe RTI Holdings, Kobe will satisfy such indemnification obligation solely through a cancellation of RTI Holdings Common Units held by it and its Subsidiaries, or (B) to Kobe RTI Holdings, BarTech will satisfy such indemnification obligation solely through an issuance to Kobe RTI Holdings of additional RTI Holdings Common Units, in each case in accordance with the following formula; provided, however, that, in the event calculations are to be made hereunder with respect to indemnification payments by both USX RTI Holdings and Kobe RTI Holdings relating to the same indemnifiable event, all such calculations will be deemed to be made simultaneously hereunder and each such holder's Old Unit % will be determined as of prior to any such calculations and New Unit % will be determined as of following all such calculations:

              Held Unit Value - Damages   x       Old Unit %   =     New Unit %
              -------------------------

                       Held Unit Value

         Where:

         Held Unit Value     =   The fair market value of the RTI Holdings Units
                                 (determined pursuant to Section 18.11(d) below) held by (i) USX and its Subsidiaries if USX RTI
                                 Holdings is making such indemnification
                                 payment, (ii) Kobe and its Subsidiaries if Kobe
                                 RTI Holdings is making such indemnification payment or (iii) BarTech and its Subsidiaries if BarTech is making such indemnification payment, at the time of such indemnification payment (i.e., taking into account any diminution in the value of RTI Holdings Units resulting from the matter giving rise to the indemnification claim);

         Damages             =   The Damages to be indemnified by USX RTI
                                 Holdings, Kobe RTI Holdings or BarTech, as applicable;

         Old Unit %          =   The percentage interest in outstanding RTI
                                 Holdings Units represented by the RTI Holdings
                                 Units held by (i) USX and its Subsidiaries if USX RTI Holdings is making such indemnification payment, (ii) Kobe and its Subsidiaries if Kobe
                                 RTI Holdings is making such indemnification payment or (iii) BarTech and its Subsidiaries if BarTech is making such indemnification payment, immediately before giving effect to such issuance or cancellation of RTI Holdings
                                 Common Units, as applicable; and

         New Unit %          =   The percentage interest in RTI Holdings Units
                                 represented by the RTI Holdings Units held by
                                 (i) USX and its Subsidiaries if USX RTI
                                 Holdings is making such indemnification
                                 payment, (ii) Kobe and its Subsidiaries if Kobe
                                 RTI Holdings is making such indemnification payment or (iii) BarTech and its Subsidiaries if BarTech is making such indemnification payment, immediately after giving effect to such issuance or cancellation of RTI Holdings
                                 Common Units, as applicable.

                  (c) In the event that any indemnification payment described in
         Section 18.11(a) is to be made (i) following the occurrence of a USX Exchange Event (as defined in the Equityholders Agreement) (A) by USX RTI Holdings, USX will satisfy such indemnification obligation solely through a cancellation of shares of Common Stock held by it and its Subsidiaries, or (B) to USX RTI Holdings, BarTech will satisfy such indemnification obligation solely through an issuance to USX RTI Holdings of additional shares of Common Stock, and/or (ii) prior to the occurrence of a Kobe Exchange Event (as defined in the Equityholders Agreement) (A) by Kobe RTI Holdings, Kobe will satisfy such indemnification obligation solely through a cancellation of shares of Common Stock held by it and its Subsidiaries, or (B) to Kobe RTI Holdings, BarTech will satisfy such indemnification obligation solely through an issuance to Kobe RTI Holdings of additional shares of Common Stock, in each case in accordance with the following formula; provided, however, that, in the event calculations are to be made hereunder with respect to indemnification payments by both USX RTI Holdings and Kobe RTI Holdings relating to the same indemnifiable event, all such calculations will be deemed to be made simultaneously hereunder and each such holder's Old Stock % will be determined as of prior to any such calculations and New Stock % will be determined as of following all such calculations:

              Held Stock Value - Damages   x      Old Stock %  =     New Stock %
              --------------------------

                       Held Stock Value

         Where:

         Held Stock Value    =   The fair market value (determined pursuant to
                                 Section 18.11(d) below) of (i) the Common Stock held by USX and its Subsidiaries if USX RTI
                                 Holdings is making such indemnification
                                 payment, (ii) the Common Stock held by Kobe and its Subsidiaries if Kobe RTI Holdings is making such indemnification payment or (iii) all of the Common Stock then issued and outstanding other than Common Stock held by the recipient of such indemnification payment and its Subsidiaries if BarTech is making such indemnification payment, at the time of such indemnification payment (i.e., taking into account any diminution in the value of Common
                                 Stock resulting from the matter giving rise to the indemnification claim);

         Damages             =   The Damages to be indemnified by USX RTI
                                 Holdings, Kobe RTI Holdings or BarTech, as applicable;

         Old Stock %         =   The percentage interest in BarTech on a fully
                                 diluted basis (as calculated for purposes of the Equityholders Agreement) represented by the Common Stock held by (i) USX and its Subsidiaries if USX RTI Holdings is making such indemnification payment, (ii) Kobe and its Subsidiaries if Kobe RTI Holdings is making such indemnification payment or (iii) all holders of Common Stock then issued and outstanding other than the recipient of such indemnification payment and its Subsidiaries if BarTech is making such indemnification payment, immediately before giving effect to such issuance or cancellation of Common Stock, as applicable; and

         New Stock %         =   The percentage interest in BarTech on a fully
                                 diluted basis (as calculated for purposes of the Equityholders Agreement) represented by the Common Stock held by (i) USX and its Subsidiaries if USX RTI Holdings is making such indemnification payment, (ii) Kobe and its Subsidiaries if Kobe RTI Holdings is making such indemnification payment or (iii) all holders of Common Stock then issued and outstanding other than the recipient of such indemnification payment and its Subsidiaries if

                                 BarTech is making such indemnification payment, immediately after giving effect to such issuance or cancellation of Common Stock, as applicable.

                  (d) For purposes of determining Held Unit Value under Section 18.11(b) or Held Stock Value under Section 18.11(c), the fair market value of RTI Holdings Units will be based upon the total equity value of RTI Holdings (without attributing any control premium to RTI Holdings Units held by BarTech) and the fair market value of Common Stock will be based upon the total equity value of BarTech (without contributing any control premium to Common Stock held by majority stockholders), as applicable, and in each case will be determined by the agreement of BarTech, USX RTI Holdings and Kobe RTI Holdings (provided that any of them will have rights or obligations under this Section 18.11 only if it is subject to any indemnification obligations or entitlements under this Agreement with respect to such Damages), or failing such agreement within 10 days following the commencement of negotiations with respect thereto, by appraisal as follows:

                           (i) if BarTech, USX and Kobe can agree on a single
                  nationally recognized independent investment banking firm (a "Valuer") to act as appraiser within five days after the end of such 10-day period, such Valuer will determine the Held Unit Value of the applicable RTI Holdings Units for purposes of Section 18.11(b) and/or the Held Stock Value of the applicable Common Stock for purposes of Section 18.11(c), as applicable;

                           (ii) if BarTech, USX RTI Holdings and Kobe RTI
                  Holdings cannot agree on a single Valuer within five days after the end of such 10-day period, then within an additional five-day period, BarTech will select a Valuer and USX RTI Holdings and Kobe RTI Holdings together will select a second Valuer (together with the other Valuer, the "Valuers"), each of which will determine the Held Unit Value of the applicable RTI Holdings Units and/or the Held Stock Value of the applicable Common Stock, as applicable. If the valuations of such two Valuers differ by an amount which is twenty percent (20%) or less of the higher valuation, the Held Unit Value of the applicable RTI Holdings Units and/or the Held Stock Value of the applicable Common Stock, as applicable, will be calculated by averaging the independent valuations of such two Valuers; provided, however, that if the difference between such Valuers' valuations exceeds twenty percent (20%) of the higher valuation, the two Valuers will select a third Valuer, which Valuer will make its own independent valuation and will choose the valuation performed by the first two Valuers which most closely reflects its own independent valuation, and the valuation so selected will be deemed to constitute Held Units Value of the applicable RTI Holdings Units and/or the Held Stock value of the applicable Common Stock, as applicable; and further provided that if the two Valuers cannot agree on the selection of the third Valuer, the selection of such Valuer will be submitted to final and binding arbitration in New York, New York pursuant to the commercial arbitration rules of the American Arbitration Association;

                           (iii) if a single Valuer is used, BarTech will bear
                  one half of the costs of such appraisal and USX and Kobe together will bear one half of such costs; if two appraisers are used, BarTech will bear the costs of the appraiser it selects and USX and Kobe will bear the costs of the appraiser they jointly select; and if the third Valuer is used, BarTech will bear half of the costs of such Valuer and USX and Kobe will equally bear one half of such costs; and

                           (iv) the parties hereto will cooperate in good faith
                  with the Valuer(s) and provide the Valuer(s) with reasonable access to information in connection with the determination of Held Unit Value and/or Held Stock Value, as applicable, and the appraiser(s) will be instructed to render written valuation(s) as promptly as practicable (but in any event within 30 days of selection).

                  (e) The parties hereto agree to cause RTI Holdings and BarTech to effect such issuances and cancellations of RTI Holdings Common Units and/or Common Stock as are required pursuant to this Section 18.11. Upon (i) the cancellation of all of the RTI Holdings Common Units and shares of Common Stock owned by USX and its Subsidiaries (including any shares of Common Stock obtainable upon exercise of options, warrants or other rights), USX RTI Holdings will have no further indemnification obligations under Section 18.2 or 18.5(a) (notwithstanding the fact that Damages otherwise indemnifiable by USX RTI Holdings thereunder may have exceeded the total fair market value of such canceled RTI Holdings Units and Common Stock), (ii) the cancellation of all of the RTI Holdings Common Units and shares of Common Stock owned by Kobe and its Subsidiaries (including any shares of Common Stock obtainable upon exercise of options, warrants or other rights), Kobe RTI Holdings will have no further indemnification obligations under Section 18.2 or 18.5(a) (notwithstanding the fact that Damages otherwise indemnifiable by Kobe RTI Holdings thereunder may have exceeded the total fair market value of such canceled RTI Holdings Common Units and Common Stock), or
         (iii) the issuance to USX RTI Holdings and/or Kobe RTI Holdings (A) by RTI Holdings of that number of RTI Holdings Common Units such that the remaining RTI Holdings Common Units owned by BarTech and its Subsidiaries are of de minimis value, or (B) by BarTech of that number of shares of Common Stock such that the remaining shares of Common Stock owned by Persons other than USX, Kobe and their respective Subsidiaries are of de minimis value, BarTech will have no further indemnification obligations under Section 18.3 or 18.5(b) (notwithstanding the fact that Damages otherwise indemnifiable by BarTech thereunder may have exceeded the total fair market value of such issued RTI Holdings Common Units and Common Stock); provided, however, that, in the event that, prior to the time of satisfaction of an indemnification obligation of USX RTI Holdings or Kobe RTI Holdings under Section

         18.2 or Section 18.5(a) or of BarTech under Section 18.3 or 18.5(b), USX and its Subsidiaries, Kobe and its Subsidiaries or BarTech and its Subsidiaries, as applicable, have sold for value any RTI Holdings Units in a transaction in which the other owners of RTI Holdings Units did not all participate on a pro rata basis and in which the transferee did not expressly assume in writing in a form reasonably acceptable to RTI Opco all of the indemnification obligations of the transferor relating to the RTI Holdings Units sold, USX, Kobe or BarTech, as applicable, will indemnify RTI Opco in cash for the amount of such indemnification obligation that exceeds the fair market value of the remaining RTI Holdings Units owned by such party and its Subsidiaries (up to a maximum of the value previously received by such party and its Subsidiaries upon such sale of RTI Holdings Units for value).


                                   SECTION 19

                               GENERAL PROVISIONS

         19.1     Expenses.

                  (a) If this Agreement is not terminated pursuant to Section 17 and the Closing occurs, except to the extent otherwise expressly provided in this Agreement, RTI Opco will bear all fees, transfer taxes or related fees and out-of-pocket expenses incurred by the parties hereto and their Affiliates in connection with the preparation, execution, and performance of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions (other than those Taxes described in Section 18.6, and other than any such expenses relating to the formation of NewTube, which will be USS/Kobe Tubular Liabilities). The parties will be entitled to reimbursement from RTI Opco, dollar for dollar, for all fees, transfer taxes or related fees, and out-of-pocket expenses incurred and paid by them which are otherwise payable by RTI Opco pursuant to the preceding sentence.

                  (b) If this Agreement is terminated pursuant to Section 17, then:

                           (i) except as otherwise provided in Section
                  19.1(b)(ii), each party will bear all of its own fees and expenses and those of its Affiliates incurred in connection with the preparation, execution, and performance of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions; and

                           (ii) USS/Kobe on the one hand, and BarTech and RES
                  Holding together on the other hand, each will bear one half of the aggregate fees and out-of-pocket expenses incurred by the parties and their Affiliates in connection with filings made under the HSR Act in connection with the Contemplated Transactions (including fees and out-of-pocket expenses incurred in the preparation of such filings), and USS/Kobe or BarTech and RES Holding, as applicable, promptly will reimburse each other to the extent necessary to result in such allocation of such fees and expenses.

         19.2 Public Announcements. So long as this Agreement is in effect, no press releases or other public disclosures or announcements, either written or oral, regarding this Agreement or the Contemplated Transactions will be made by a party to this Agreement or its Representatives without the prior written consent of USS/Kobe, BarTech and RES Holding, except as is otherwise required by Legal Requirements (and then only after providing the other parties hereto with advance notice of such disclosure and an opportunity to comment thereon).

         19.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

   If to BarTech or Blackstone:                    with a copy to:
   ----------------------------

   Bar Technologies Inc.                           Simpson Thacher & Bartlett
   3770 Embassy Parkway                            425 Lexington Avenue
   Akron, Ohio  44333-8367                         New York, New York  10017

   Attention:  Thomas N. Tyrrell                   Attention:  Wilson S. Neely
   Telecopy:  (330) 670-3020                       Telecopy:  (212) 455-2502
   E-mail:  ttyrrell@republictech.com              E-mail:  w_neely@stblaw.com

   and

   The Blackstone Group
   345 Park Avenue
   New York, New York 10154

   Attention:  Robert L. Friedman
   Telecopy:  (212) 583-5704
   E-mail:  friedmar@tbglp.com

   If to any Republic Party:                 with a copy to:
   -------------------------

   Republic Engineered Steels, Inc.          Simpson Thacher & Bartlett
   3770 Embassy Parkway                      425 Lexington Avenue
   Akron, Ohio  44333-8367                   New York, New York  10017

   Attention:  Thomas N. Tyrrell             Attention:  Wilson S. Neely
   Telecopy:  (330) 670-3020                 Telecopy:  (212) 455-2502
   E-mail:  ttyrrell@republictech.com        E-mail:  w_neely@stblaw.com

   and

   The Blackstone Group
   345 Park Avenue
   New York, New York 10154

   Attention:  Robert L. Friedman
   Telecopy:  (212) 583-5704
   E-mail:  friedmar@tbglp.com

   If to Kobe:                               with a copy to:
   -----------

   Kobe Steel, Ltd.                          Cleary, Gottlieb, Steen & Hamilton
   10-26 Wakinohamacho 2-Chome               One Liberty Plaza
   Chuo-Ku, Kobe City, Hyugo 651-0072        New York, New York  10006

   Attention:  Shinsuke Asai                 Attention:  Jeffrey Lewis
   Telecopy:  011-81-78-261-5444             Telecopy:  (212) 225-3999
   E-mail:  aa14069@steel.kobelco.co.jp      E-mail:  jlewis@cgsh.com

   If to USX:                                with a copy to:
   ----------

   USX Corporation                           USX Corporation
   600 Grant Street                          600 Grant Street
   Pittsburgh, Pennsylvania  15219-4776      Pittsburgh, Pennsylvania 15219-4776

   Attention:  A.E. Ferrara, Jr.             Attention:  R.M. Stanton
   Telecopy:   (412) 433-1174                Telecopy:  (412) 433-2811
   E-mail:  aeferrara@uss.com                E-mail:  rmstanton@uss.com

   If to USS/Kobe:                           with a copy to:
   ---------------

   USS/Kobe Steel Company                    Cleary, Gottlieb, Steen & Hamilton
   1807 East 28th Street                     One Liberty Plaza
   Lorain, Ohio 44055                        New York, New York 10006

   Attention:                                Attention:  Jeffrey Lewis
   Telecopy:                                 Telecopy:  (212) 225-3999
   E-mail:                                   E-mail:  jlewis@cgsh.com

   and

   USX Corporation
   600 Grant Street
   Pittsburgh, Pennsylvania 15219-4776

   Attention:  R.M. Stanton
   Telecopy:  (412) 433-2811
   E-mail:  rmstanton@uss.com

   If to Veritas:                            with a copy to:
   --------------

   The Veritas Capital Fund, L.P.            Whitman, Breed, Abbott & Morgan
   660 Madison Avenue                        200 Park Avenue
   New York, New York 10021                  New York, New York 10166

   Attention:  Robert B. McKeon              Attention:  Benjamin Polk
   Telecopy:  (212) 688-9411                 Telecopy:  (212) 351-3131
                                             E-mail:  bpolk@wbam.com


         19.4 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         19.5 Stockholder Consent. (a) The parties hereto that are or at the Closing will become stockholders of BarTech, being the holders of a majority of the outstanding stock of BarTech entitled to vote thereon, hereby consent to and approve, without prior notice and without a vote, pursuant to Section 228(a) of the Delaware General Corporation Law, each of the actions taken or to be taken by BarTech or any of its Subsidiaries in connection with the consummation of the Contemplated Transactions which are or may be subject to stockholder approval, including without limitation each of the actions expressly contemplated by this Agreement or the Equityholders Agreement to be taken by BarTech or any of its Subsidiaries

(including without limitation the amendment and restatement of BarTech's certificate of incorporation in the form attached as an exhibit to the Equityholders Agreement).

                  (b) The parties hereto that are stockholders of RES Holding, being the holders of a majority of the outstanding stock of RES Holding entitled to vote thereon, hereby consent to and approve, without prior notice and without a vote, pursuant to Section 228(a) of the Delaware General Corporation Law, each of the actions taken or to be taken by RES Holding or any of its Subsidiaries in connection with the consummation of the Contemplated Transactions which are or may be subject to stockholder approval, including without limitation each of the actions expressly contemplated by this Agreement or the Equityholders Agreement.

         19.6 Waiver. The rights and remedies of the parties to this Agreement and the other Transaction Documents are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the other Transaction Documents will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or another Transaction Document, as applicable, (a) no claim or right arising out of this Agreement or the other Transaction Documents can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other Transaction Documents.

         19.7 Entire Agreement and Modification. This Agreement and the other Transaction Documents supersede all prior agreements between the parties with respect to their subject matter (other than the confidentiality agreement, dated as of March 8, 1999, between Blackstone Management Partners III, L.L.C. and USS/Kobe) and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         19.8 Assignments, Successors and No Third Party Rights. No party may assign any of its rights under this Agreement without the prior consent of BarTech, RES Holding and USS/Kobe. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         19.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         19.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. This Agreement and each of the other Transaction Documents has been negotiated by the parties and their respective legal counsel, and legal or other equitable principles that might require the construction of this Agreement or any other Transaction Document or any provision of this Agreement or any other Transaction Document against the party drafting this Agreement or such other Transaction Document will not apply in any construction or interpretation of this Agreement or such other Transaction Document.

         19.11 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         19.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                            BAR TECHNOLOGIES INC.

                            By:  /s/ John B. George
                                 -----------------------------------------------
                                 Name: John B. George
                                 Title: Vice President of Finance,
                                        Treasurer and Secretary


                            RES HOLDING CORPORATION

                            By:  /s/ David S. Blitzer
                                 -----------------------------------------------
                                 Name: David S. Blitzer
                                 Title: Secretary


                            REPUBLIC ENGINEERED STEELS, INC.

                            By:  /s/ John B. George
                                 -----------------------------------------------
                                 Name: John B. George
                                 Title: Vice President of Finance,
                                        Treasurer and Secretary


                            BLACKSTONE CAPITAL PARTNERS II
                            MERCHANT BANKING FUND L.P.

                            By: Blackstone Management Associates II L.L.C., as general partner

                                 By:  /s/ David A. Stockman
                                      ------------------------------------------
                                      Name: David A. Stockman
                                      Title: Member

                            BLACKSTONE OFFSHORE CAPITAL PARTNERS II
                            L.P.

                            By: Blackstone Management Associates II L.L.C., as general partner

                                 By:  /s/ David A. Stockman
                                 -----------------------------------------------
                                      Name: David A. Stockman
                                      Title: Member


                            BLACKSTONE FAMILY INVESTMENT
                            PARTNERSHIP II L.P.

                            By: Blackstone Management Associates II L.L.C., as general partner

                                 By:  /s/ David A. Stockman
                                 -----------------------------------------------
                                      Name: David A. Stockman
                                      Title: Member


                            THE VERITAS CAPITAL FUND, L.P.

                            By: Veritas Capital Management, L.L.C., as general partner

                                 By:  /s/ Robert B. McKeon
                                 -----------------------------------------------
                                      Name: Robert B. McKeon
                                      Title: Member


                            HVR HOLDINGS, L.L.C.

                            By:  /s/ Andrew H. McQuarrie
                                 -----------------------------------------------
                                 Name: Andrew H. McQuarrie
                                 Title: Vice President

                            USX CORPORATION

                            By:  /s/ A.E. Ferrara, Jr.
                                 -----------------------------------------------
                                 Name: A. E. Ferrara, Jr.
                                 Title: Vice President-Strategic Planning


                            KOBE STEEL, LTD.

                            By:  /s/ Susumu Okushima
                                 -----------------------------------------------
                                 Name: Susumu Okushima
                                 Title:


                            KOBE DELAWARE INC.

                            By:  /s/ Nobuyuki Kurosu
                                 -----------------------------------------------
                                 Name: Nobuyuki Kurosu
                                 Title: Secretary


                            USS LORAIN HOLDING COMPANY, INC.

                            By:  /s/ R. M. Stanton
                                 -----------------------------------------------
                                 Name: R. M. Stanton
                                 Title: Vice President


                            USX RTI HOLDINGS, INC.

                            By:  /s/ R. M. Stanton
                                 -----------------------------------------------
                                 Name: R. M. Stanton
                                 Title: Vice President


                            KOBE/LORAIN INC.

                            By:  /s/ Susumu Okushima
                                 -----------------------------------------------
                                 Name: Susumu Okushima
                                 Title: President

                            KOBE RTI HOLDINGS, INC.

                            By:  /s/ Susumu Okushima
                                 -----------------------------------------------
                                 Name: Susumu Okushima
                                 Title:


                            USS/KOBE STEEL COMPANY

                            By:  /s/ George F. Babcoke
                                 -----------------------------------------------
                                 Name: George F. Babcoke
                                 Title: President


                            LORAIN TUBULAR COMPANY, L.L.C.

                            By:  /s/ Gary F. Gajdzik
                                 -----------------------------------------------
                                 Name: Gary F. Gajdzik
                                 Title: President


                            REPUBLIC TECHNOLOGIES INTERNATIONAL
                            HOLDINGS, L.L.C.

                            By:  /s/ John B. George
                                 -----------------------------------------------
                                 Name: John B. George
                                 Title: Vice President of Finance,
                                        Treasurer and Secretary


                            REPUBLIC TECHNOLOGIES INTERNATIONAL,
                            L.L.C.

                            By:  /s/ John B. George
                                 -----------------------------------------------
                                 Name: John B. George
                                 Title: Vice President of Finance,
                                        Tresurer and Secretary